Exhibit 4.1

Execution Version

GFL ENVIRONMENTAL INC.

6.750% Senior Secured Notes due 2031

INDENTURE

Dated as of December 6, 2023

Computershare Trust Company, N.A., as Trustee and Notes Collateral Agent

i

v

THIS INDENTURE, dated as of December 6, 2023, is among GFL Environmental Inc., a corporation organized under the laws of the Province of Ontario (“Issuer”), the Guarantors (as defined herein) from time to time party hereto, and Computershare Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Notes Collateral Agent”).

WHEREAS, the Issuer has duly authorized the creation of an issue of US$1,000,000,000 aggregate principal amount of 6.750% Senior Secured Notes due 2031 (the “Initial Notes”);

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture; and

NOW, THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders (as defined herein), it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

Article I
Definitions and Incorporation by Reference

Section 1.1.     Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A bearing the Global Note Legend, the Private Placement Legend and (unless such legend is no longer required by the provisions of this Indenture) the Canadian Legend, that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 144A.

“1933 Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“1934 Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“3.500% 2028 Secured Notes” means the Issuer’s 3.500% Senior Secured Notes due 2028 outstanding as of the Issue Date and issued under the 3.500% 2028 Secured Notes Indenture.

“3.500% 2028 Secured Notes Collateral Agent” means Computershare Trust Company, N.A., as collateral agent for the 3.500% 2028 Secured Notes.

“3.500% 2028 Secured Notes Collateral Documents” means “Collateral Documents” as defined in the 3.500% 2028 Secured Notes Indenture.

“3.500% 2028 Secured Notes Indenture” means the Indenture, dated as of December 21, 2020, among GFL, the guarantors party thereto and Computershare Trust Company, N.A., as the trustee and as the notes collateral agent, as supplemented or amended from time to time.

“3.500% 2028 Secured Notes Obligations” means obligations in respect of the 3.500% 2028 Secured Notes, the 3.500% 2028 Secured Notes Indenture (including the guarantees set forth therein) and the 3.500% 2028 Secured Notes Collateral Documents relating to the 3.500% 2028 Secured Notes.

“3.500% 2028 Secured Notes Secured Parties” means “Notes Secured Parties” as defined in the 3.500% 2028 Secured Notes Indenture.

“3.750% 2025 Secured Notes” means the Issuer’s 3.750% Senior Secured Notes due 2028 outstanding as of the Issue Date and issued under the 3.750% 2025 Secured Notes Indenture.

“3.750% 2025 Secured Notes Collateral Agent” means Computershare Trust Company, N.A., as collateral agent for the 3.750% 2025 Secured Notes.

“3.750% 2025 Secured Notes Collateral Documents” means “Collateral Documents” as defined in the 3.750% 2025 Secured Notes Indenture.

“3.750% 2025 Secured Notes Indenture” means the Indenture, dated as of August 24, 2020, among GFL, the guarantors party thereto and Computershare Trust Company, N.A., as the trustee and as the notes collateral agent, as supplemented or amended from time to time.

“3.750% 2025 Secured Notes Obligations” means obligations in respect of the 3.750% 2025 Secured Notes, the 3.750% 2025 Secured Notes Indenture (including the guarantees set forth therein) and the 3.750% 2025 Secured Notes Collateral Documents relating to the 3.750% 2025 Secured Notes.

“3.750% 2025 Secured Notes Secured Parties” means “Notes Secured Parties” as defined in the 3.750% 2025 Secured Notes Indenture.

“4.000% 2028 Unsecured Notes” means the Issuer’s 4.000% Senior Notes due 2028 outstanding as of the Issue Date and issued under the 4.000% 2028 Unsecured Notes Indenture.

“4.000% 2028 Unsecured Notes Indenture” means the Indenture, dated as of November 23, 2020, among the Issuer, the guarantors party thereto and Computershare Trust Company, N.A., as the trustee, as supplemented or amended from time to time.

“4.250% 2025 Secured Notes” means the Issuer’s 4.250% Senior Secured Notes due 2025 outstanding as of the Issue Date and issued under the 4.250% 2025 Secured Notes Indenture.

“4.250% 2025 Secured Notes Collateral Agent” means Computershare Trust Company, N.A., as collateral agent for the 4.250% 2025 Secured Notes.

“4.250% 2025 Secured Notes Collateral Documents” means “Collateral Documents” as defined in the 4.250% 2025 Secured Notes Indenture.

“4.250% 2025 Secured Notes Indenture” means the Indenture, dated as of April 29, 2020, among GFL, the guarantors party thereto and Computershare Trust Company, N.A., as the trustee and as the notes collateral agent, as supplemented or amended from time to time.

“4.250% 2025 Secured Notes Obligations” means obligations in respect of the 4.250% 2025 Secured Notes, the 4.250% 2025 Secured Notes Indenture (including the guarantees set forth therein) and the 4.250% 2025 Secured Notes Collateral Documents relating to the 4.250% 2025 Secured Notes.

“4.250% 2025 Secured Notes Secured Parties” means “Notes Secured Parties” as defined in the 4.250% 2025 Secured Notes Indenture.

“4.375% 2029 Unsecured Notes” means the Issuer’s 4.375% Senior Notes due 2029 outstanding as of the Issue Date and issued under the 4.375% 2029 Unsecured Notes Indenture.

“4.375% 2029 Unsecured Notes Indenture” means the Indenture, dated as of August 10, 2021, among the Issuer, the guarantors party thereto and Computershare Trust Company, N.A., as the trustee, as supplemented or amended from time to time.

“4.750% 2029 Unsecured Notes” means the Issuer’s 4.750% Senior Notes due 2029 outstanding as of the Issue Date and issued under the 4.750% 2029 Unsecured Notes Indenture.

“4.750% 2029 Unsecured Notes Indenture” means the Indenture, dated as of June 8, 2021, among the Issuer, the guarantors party thereto and Computershare Trust Company, N.A., as the trustee, as supplemented or amended from time to time.

“5.125% 2026 Secured Notes” means the Issuer’s 5.125% Senior Secured Notes due 2026 outstanding as of the Issue Date and issued under the 5.125% 2026 Secured Notes Indenture.

“5.125% 2026 Secured Notes Collateral Agent” means Computershare Trust Company, N.A., as collateral agent for the 5.125% 2026 Secured Notes.

“5.125% 2026 Secured Notes Collateral Documents” means “Collateral Documents” as defined in the 5.125% 2026 Secured Notes Indenture.

“5.125% 2026 Secured Notes Indenture” means the Indenture, dated as of December 16, 2019, among GFL, the guarantors party thereto and Computershare Trust Company, N.A., as the trustee and as the notes collateral agent, as supplemented or amended from time to time.

“5.125% 2026 Secured Notes Obligations” means obligations in respect of the 5.125% 2026 Secured Notes, the 5.125% 2026 Secured Notes Indenture (including the guarantees set forth therein) and the 5.125% 2026 Secured Notes Collateral Documents relating to the 5.125% 2026 Secured Notes.

“5.125% 2026 Secured Notes Secured Parties” means “Notes Secured Parties” as defined in the 5.125% 2026 Secured Notes Indenture.

“Additional First Lien Collateral Agent” means the Authorized Representative for the Series of Additional First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Additional First Lien Obligations.

“Additional First Lien Documents” means, with respect to any Additional First Lien Obligations, the notes, indentures, credit agreements, note purchase agreements, security documents and other operative agreements evidencing or governing such Indebtedness and the Liens securing such Indebtedness, including the Additional First Lien Security Documents and each other agreement entered into for the purpose of securing the Additional First Lien Obligations.

“Additional First Lien Obligations” means collectively all amounts owing pursuant to the terms of any Series of Additional Senior Class Debt designated as Additional First Lien Obligations (each such term, as defined in the First Lien Intercreditor Agreement) pursuant to the First Lien Intercreditor Agreement, including, without limitation, the obligation (including guarantee obligations) to pay principal, premium, interest (including interest that accrues after the commencement of a case under any bankruptcy law, regardless of whether such interest is an allowed claim under such bankruptcy case), letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities, penalties, reimbursements, damages and other amounts payable by a Grantor under any Additional First Lien Document.

“Additional First Lien Secured Party” means the holders of any Additional First Lien Obligations and any Authorized Representative with respect thereto.

“Additional First Lien Security Document” means any collateral agreement, security agreement or any other document now existing or entered into after the date hereof that creates Liens on any assets or properties of any Grantor to secure the Additional First Lien Obligations.

“Additional Notes” means any Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.2 and 4.3, as part of the same series as the Initial Notes, to the extent outstanding.

“Additional Senior Class Debt” means additional Indebtedness the Issuer may incur pursuant to the First Lien Revolving Credit Agreement, First Lien Term Loan Agreement, the 3.500% 2028 Secured Notes Indenture, the 3.750% 2025 Secured Notes Indenture, the 4.250% 2025 Secured Notes Indenture, the 5.125% 2026 Secured Notes Indenture and this Indenture that is secured on an equal and ratable basis by the Liens securing the First Lien Obligations.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar or Paying Agent, as the case may be.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of First Lien Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the First Lien Revolving Credit Agreement Collateral Agent acting on the written instructions of the Required First Lien Credit Agreement Secured Parties (or, after the Discharge of the First Lien Revolving Credit Agreement Obligations, the First Lien Term Loan Collateral Agent acting on the written instructions of the Required First Lien Term Loan Lenders), (ii) from and after the earlier of (x) the Discharge of First Lien Revolving Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the First Lien Term Loan Collateral Agent acting on the written instructions of the Required First Lien Term Loan Agreement Secured Parties, and (iii) from and after the earlier of (x) the Discharge of First Lien Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Applicable Premium” means, with respect to any Note on any redemption date, as determined by the Issuer, the greater of:

(1)	1.0% of the principal amount of such Note; and

(2)	the excess of:

(a)	the present value at such redemption date of (i) the redemption price of such Note, on January 15, 2027 (such redemption price being set forth in Section 3.7 on or after January 15, 2027) plus (ii) all required interest payments due on the Note through January 15, 2027 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the then outstanding principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or Clearstream that apply to such transfer or exchange.

“Approved Rating Organization” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the 1934 Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Asset Sale” means any of the foregoing:

(1)	the sale, lease, conveyance or other disposition of any assets or rights (including the sale by the Issuer or any Restricted Subsidiary of Equity Interests in any of the Issuer’s Subsidiaries, but excluding the sale of directors’ qualifying shares or shares required to be owned by other Persons pursuant to applicable law); and

(2)	the issuance of Equity Interests by any of the Issuer’s Restricted Subsidiaries (but for greater certainty excluding any issuance of Equity Interests by the Issuer).

Notwithstanding the preceding, the following items will be deemed not to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $30.0 million;

(2)	a sale, lease, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries;

(3)	an issuance or sale of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary;

(4)	any disposition of worn-out, obsolete, retired or otherwise unsuitable or excess assets or equipment or facilities or of assets or equipment no longer used or useful (including intellectual property), in each case, in the ordinary course of business;

(5)	the sale, lease, conveyance or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business (including transfers of assets, revenues or liabilities between or among the Issuer and its Restricted Subsidiaries in the ordinary course of business for the Fair Market Value thereof);

(6)	the sale or other disposition of cash or Cash Equivalents;

(7)	any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, pursuant to Section 5.1;

(8)	any Restricted Payment that does not violate Section 4.4 and any Permitted Investment;

(9)	the creation or perfection of a Lien (but not the sale or other disposition of any asset subject to such Lien);

(10)	the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(11)	dispositions of receivables owing to the Issuer or any of its Restricted Subsidiaries in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings of the account debtor and exclusive of factoring or similar arrangements;

(12)	the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of the Issuer and its Restricted Subsidiaries;

(13)	any sale of assets received by the Issuer or any of its Restricted Subsidiaries upon foreclosure of a Lien;

(14)	any sale, issuance or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(15)	a sale, transfer or other disposition of assets by the Issuer or any of its Restricted Subsidiaries in connection with a corporate reorganization that is carried out as a step transaction if:

(a)	the step transaction is completed within five Business Days; and

(b)	at the completion of the step transaction, such assets are owned by the Issuer or any of its Restricted Subsidiaries; and

(16)	sales, conveyances, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell or put/call arrangements between the joint venture parties set forth in joint venture arrangements or similar binding arrangements.

In the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Issuer, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, at the time of determination, the present value of the obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including during any period for which such lease has been extended), calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction results in a Financing Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Financing Lease Obligation.

“Authorized Representative” means, at any time, (i) in the case of any First Lien Revolving Credit Agreement Obligations or the First Lien Revolving Credit Agreement Secured Parties, the First Lien Revolving Credit Agreement Collateral Agent, (ii) in the case of the First Lien Term Loan Obligations or the First Lien Term Loan Secured Parties, the First Lien Term Loan Collateral Agent, (iii) in the case of the 3.500% 2028 Secured Notes Obligations or the 3.500% 2028 Secured Notes Secured Parties, the 3.500% 2028 Secured Notes Collateral Agent, (iv) in the case of the 3.750% 2025 Secured Notes Obligations or the 3.750% 2025 Secured Notes Secured Parties, the 3.750% 2025 Secured Notes Collateral Agent, (v) in the case of the 4.250% 2025 Secured Notes Obligations or the 4.250% 2025 Secured Notes Secured Parties, the 4.250% 2025 Secured Notes Collateral Agent, (vi) in the case of the 5.125% 2026 Secured Notes Obligations or the 5.125% 2026 Secured Notes Secured Parties, the 5.125% 2026 Secured Notes Collateral Agent, (vii) in the case of the Notes Obligations or the Notes Secured Parties, the Notes Collateral Agent and (viii) in the case of any other Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement after its execution, the collateral agent (or equivalent) named as authorized representative for such Series in the applicable Joinder Agreement.

“Bankruptcy Law” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), Title 11 of the United States Code, or any other federal, state, provincial or foreign law for the relief of debtors that are insolvent or bankrupt.

“Beneficial Holders” means any person who holds a beneficial interest in Global Notes as shown on the books of the Depositary or a Participant of such Depositary.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation (or any duly authorized committee thereof);

(2)	with respect to a partnership, the board of directors of the corporation (or the managers or managing members of a limited liability company) that is the general partner or managing partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by any Officer of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions or trust companies in New York, New York or the Province of Ontario are authorized or required by law to close.

“Canadian Pledge Agreement” means that certain Canadian Pledge Agreement, dated as of the Issue Date, among the Issuer, the Guarantors that are organized under the laws of Canada or a province thereof and the Notes Collateral Agent, as amended, restated, amended and restated, supplemented or otherwise modified from the time to time.

“Canadian Securities Legislation” means the securities laws of each of the provinces and territories of Canada and the respective regulations, rules, rulings, decisions and orders made thereunder, together with the multilateral or national instruments and notices issued or adopted by the securities commissions or securities regulatory authorities in such provinces or territories.

“Canadian Security Agreement” means that certain Canadian General Security Agreement, dated as of the Issue Date, among the Issuer, the Guarantors that are organized under the laws of Canada or a province thereof and the Notes Collateral Agent, as amended, restated, amended and restated, supplemented or otherwise modified from the time to time.

“Canadian Subsidiary” means any Subsidiary that is organized under the laws of Canada or any province thereof.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Issuer and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet (excluding the footnotes thereto) of the Issuer and the Restricted Subsidiaries.

“Capital Stock” means:

(1)	in the case of a corporation, association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated and whether or not voting) of corporate stock;

(2)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(3)	any other interest or participation that confers on a Person rights in, or other equivalents of or interests in, the equity of the issuing Person or otherwise confers the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities including debt securities convertible into or exchangeable for Capital Stock, whether or not such debt securities have any right of participation with Capital Stock.

“Captive Insurance Subsidiary” means any Subsidiary of the Issuer that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Issuer or any Guarantor and designated as a “Cash Contribution Amount” as described in the definition of Contribution Indebtedness. Any amounts designated as a “Cash Contribution Amount” shall be excluded for purposes of making Restricted Payments under Section 4.4(b) and clauses Section 4.4(c)(2), (12) and (13) of Section 4.4(c).

“Cash Equivalents” means:

(1)	Canadian or U.S. dollars, and such other currencies as may be held by the Issuer or the Restricted Subsidiaries from time to time in the ordinary course of business;

(2)	securities issued by or directly and fully guaranteed or insured by the federal government of Canada, the U.S., or any member state of the European Union (provided that such member state has a rating of “A” or higher from S&P, “A2” or higher from Moody’s, “A” or higher from Fitch or “A” or higher from DBRS) or any agency or instrumentality thereof (provided that the full faith and credit of the federal government of Canada, the United States or the relevant member state of the European Union is pledged in support of those securities) having maturities of not more than two years from the date of acquisition;

(3)	demand accounts, time deposit accounts, bearer deposit notes, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year, demand and overnight bank deposits and other similar types of investments routinely offered by commercial banks or trust companies, in each case, with any bank or trust company that has a rating of “A” or higher from S&P, “A2” or higher from Moody’s, “A” or higher from Fitch or “A” or higher from DBRS;

(4)	repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having a rating of “P-1” from Moody’s, “A-1” or higher from S&P, “F-1” or higher from Fitch (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another Approved Rating Organization) or “R-1 (low)” or higher from DBRS and in each case maturing within two years after the date of acquisition;

(6)	readily marketable direct obligations issued by a state of the United States or a province of Canada or any political subdivision thereof having a rating of “A” or higher from S&P, “A2” or higher from Moody’s or “A” or higher from Fitch in each case with maturities not exceeding two years from the date of acquisition;

(7)	Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated “AAA−” (or the equivalent thereof) or better by S&P or “Aaa3” (or the equivalent thereof) or better by Moody’s or “AAA-” (or the equivalent thereof) or better by Fitch (or, if at any time none of Moody’s, S&P nor Fitch shall be rating such obligations, an equivalent rating from another Approved Rating Organization); and

(8)	money market or investment funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition. In the case of Investments made in a country outside the United States, Cash Equivalents will also include investments of the type and maturity described in clauses (1) through (8) of this definition of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

Notwithstanding the foregoing, Cash Equivalents will include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Obligations” means obligations in respect of cash management services consisting of automated clearing house transactions, controlled disbursement services, treasury, depositary, overdraft and electronic funds transfer services, foreign exchange facilities, currency exchange transactions or agreements and options with respect thereto, credit card processing services, credit or debit cards, purchase cards and any indemnity given in connection with any of the foregoing.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means any Subsidiary that has no material assets other than Equity Interests in (or Equity Interests and Indebtedness of) one or more Subsidiaries that are CFCs.

“Change of Control” means the occurrence of any of the following events:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of plan of arrangement, merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Equity Interests of the Issuer’s Restricted Subsidiaries) of the Issuer and its Restricted Subsidiaries, taken as a whole, to any Person or group of Persons acting jointly or in concert (any such group, a “Group”) other than a Person or Group that is a Permitted Holder; or

(2)	the consummation of any transaction (including, without limitation, any plan of arrangement, merger, amalgamation or consolidation) the result of which is that any Person or Group (other than a Person or Group that is a Permitted Holder) beneficially owns, directly or indirectly, more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares.

For purposes of this definition, (i) a beneficial owner of a security includes any Person or Group who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (A) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (B) investment power, which includes the power to dispose of, or to direct the disposition of, such security; (ii) a Person or Group shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement; and (iii) to the extent that one or more regulatory approvals are required for any of the transactions or circumstances described in clauses (1) or (2) above to become effective under applicable law and such approvals have not been received before such transactions or circumstances have occurred, such transactions or circumstances shall be deemed to have occurred at the time such approvals have been obtained and become effective under applicable law.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Issuer becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect beneficial owners of the Voting Stock of such holding company immediately following that transaction are substantially the same as the beneficial owners of the Voting Stock of the Issuer immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearance agency.

“Collateral” means all of the assets and property of the Issuer or any Guarantor, whether real, personal or mixed or the subject matter of Liens granted under the Collateral Documents securing or purported to secure any Notes Obligations, other than the Excluded Assets.

“Collateral Agents” mean, collectively, the Notes Collateral Agent, the First Lien Term Loan Collateral Agent, the First Lien Revolving Credit Agreement Collateral Agent, the 3.500% 2028 Secured Notes Collateral Agent, the 3.750% 2025 Secured Notes Collateral Agent, the 4.250% 2025 Secured Notes Collateral Agent, the 5.125% 2026 Secured Notes Collateral Agent and any Additional First Lien Collateral Agent.

“Collateral Documents” means collectively, the Intercreditor Agreements, the U.S. Security Agreement, the Canadian Security Agreement, the U.S. Pledge Agreement, the Canadian Pledge Agreement, the Intellectual Property Security Agreements, the Mortgages (if any), the Deed of Hypothec, dated on or about the Issue Date, between the Notes Collateral Agent and the Issuer, each of the mortgages, debentures, charges, collateral assignments, security agreements, pledge agreements or other similar agreements relating to the Collateral and the Mortgages and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states and PPSA of the applicable provinces) applicable to the Collateral, each for the benefit of the Notes Collateral Agent, each as amended, amended and restated, modified, renewed or replaced from time to time.

“Collateral Requirement” means, at any time, the requirement that:

(a)           the Notes Collateral Agent shall have received each Collateral Document required to be delivered (i) on the Issue Date pursuant to the terms of this Indenture or (ii) on such other dates as required pursuant to Sections 4.22 or Section 11.1 or the Collateral Documents, duly executed by the Issuer and each Guarantor party thereto;

(b)           the Notes Obligations shall have been secured by a first-priority security interest (subject to Liens permitted by Section 4.5) in (i) all Equity Interests of each Restricted Subsidiary that is a Wholly Owned Canadian Subsidiary or U.S. Subsidiary (other than any such Subsidiary (x) that is an Immaterial Subsidiary, or (y) described in the following clause (ii)(B)) directly owned by the Issuer or any Guarantor and (ii) 65% of the issued and outstanding voting Equity Interests (and 100% of the issued and outstanding non-voting Equity Interests) of, (A) each Restricted Subsidiary that is a CFC and is directly owned by the Issuer or any Guarantor and (B) each Restricted Subsidiary that is a CFC Holdco (in the case of clauses (A) and (B), other than a Subsidiary that is an Immaterial Subsidiary);

(c)           except to the extent otherwise provided hereunder or under any Collateral Document, and subject to Liens permitted by Section 4.5 or under any Collateral Document, the Notes Obligations shall have been secured by a valid and perfected security interest in substantially all tangible and intangible assets of the Issuer and each Guarantor (including accounts receivable, inventory, equipment, investment property, contract rights, registered intellectual property (including applications for registered intellectual property, but excluding any “intent-to-use” application for registration of a trademark or service mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d), or an “Amendment to Allege Use” pursuant to Section 1(c), of the Lanham Act, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such application under applicable federal laws), other general intangibles, and solely to the extent required by Section 4.22, Mortgages on Material Real Property and, in each case, proceeds of the foregoing), in each case, with the priority required by the Collateral Documents (to the extent such security interest may be perfected by delivering certificated securities and or debt instruments, filing any Mortgages in the appropriate filing or land registry office of the county or municipality where the respective mortgaged property is located, filing financing statements under the Uniform Commercial Code or PPSA or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office or the Canadian Intellectual Property Office); and

(e)           the Notes Collateral Agent shall have received counterparts of a Mortgage and other documentation required to be delivered, with respect to each Material Real Property, if any, pursuant to Section 4.22.

The foregoing definition shall not require, and the Collateral Documents shall not contain any requirements as to, the creation or perfection of pledges of or security interests in, mortgages on, or the obtaining of title insurance, surveys, abstracts or appraisals or taking other actions with respect to, any Excluded Assets. The Notes Collateral Agent may grant extensions of time for the perfection of security interests in or the delivery of the Mortgages and the obtaining of title insurance, surveys and abstracts with respect to particular assets and the delivery of assets (including extensions beyond the Issue Date for the perfection of security interests in the assets of the Issuer and Guarantors) where it reasonably determines, in consultation with the Issuer, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Indenture or the Collateral Documents; provided that the Notes Collateral Agent shall be deemed to have made such a reasonable determination if such a determination has already been made by either the First Lien Revolving Credit Agreement Collateral Agent or the First Lien Term Loan Collateral Agent (with respect to the First Lien Revolving Credit Agreement or the First Lien Term Loan Credit Agreement, respectively).

Notwithstanding anything to the contrary, there shall be no requirement for (and no default or event of default under the Collateral Documents shall arise out of the lack of) (A) actions in, or required by the laws of, any jurisdiction other than the United States (or any state thereof or the District of Columbia) or Canada (or any province thereof) in order to create, perfect or maintain any security interests in any assets (including, without limitation, any intellectual property registered outside the United States or Canada and all real property located outside the United States or Canada) (it being understood that there shall be no security agreements, pledge agreements or similar security documents governed by the laws of any jurisdiction outside the United States or Canada) and (B) actions required to be taken to perfect by “control” with respect to any Collateral (other than delivery of certificated securities required to be pledged in accordance with clause (c) of this definition), including control agreements or similar agreements in respect of any deposit accounts, securities accounts, commodities accounts or other bank accounts.

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Hedging Contracts” means any transaction, arrangement or agreement entered into between a Person (or any of its Restricted Subsidiaries) and a counterparty on a case by case basis, including any futures contract, a commodity option, a swap, a forward sale or otherwise, the purpose of which is to mitigate, manage or eliminate its exposure to fluctuations in commodity prices, transportation or basis costs or differentials or other similar financial factors including contracts settled by physical delivery of the commodity not settled within 60 days of the date of any such contract.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation, amortization and depletion and accretion expense, including amortization or write-off of intangibles and non-cash organization costs and of deferred financing fees or costs and Capitalized Software Expenditures, of such Person, including the amortization of deferred financing fees or costs for such period on a consolidated basis and otherwise determined in accordance with GAAP and the amortization of original issue discount resulting from the issuance of Indebtedness at less than par, and any write down of assets or asset value carried on the balance sheet.

“Consolidated EBITDA” means, with respect to any Person for any period, Consolidated Net Income for such period:

(a)           increased by (without duplication, and as determined in accordance with GAAP to the extent applicable):

(1)	solely to the extent such amounts were deducted in computing Consolidated Net Income, (A) provision for taxes based on income or profits or capital, plus state, provincial, franchise, property or similar taxes and foreign withholding taxes and foreign unreimbursed value added taxes, of such Person for such period (including, in each case, penalties and interest related to such taxes or arising from tax examinations) deducted in computing such Consolidated Net Income and (B) amounts paid to the Issuer or any direct or indirect parent of the Issuer in respect of taxes in accordance with Section 4.4(c)(18); plus

(2)	(A) total interest expense of such Person and, to the extent not reflected in such total interest expense, any net losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, and (B) bank fees and costs owed with respect to letters of credit, bankers acceptances and surety bonds, in each case under this clause (B), in connection with financing activities and, in each case under clauses (A) and (B), to the extent the same were deducted in computing Consolidated Net Income; plus

(3)	Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such expenses were deducted in computing Consolidated Net Income; plus

(4)	any (A) transaction expenses and (B)(I) reasonable fees, costs, expenses or charges incurred in connection with (x) any issuance or offering of Equity Interests (including any initial public offering), Investment, acquisition (including any costs incurred in connection with any acquisition or any other Investment permitted under this Indenture whether occurring before or after the Issue Date), non-ordinary course disposition, recapitalization or the issuance, incurrence, redemption, exchange or repayment of Indebtedness (including, with respect to Indebtedness, a refinancing thereof), including any costs and expenses relating to any registration statement, or registered exchange offer, in respect of any Indebtedness permitted hereunder, (y) any amendment, waiver, consent or modification to any documentation governing the terms of any transaction described in the immediately preceding subclause (x) or (z) any amendment, waiver, consent or modification to any document governing any Indebtedness, in each case under subclauses (x), (y) and (z), whether or not such transaction or amendment, waiver, consent or modification is successful and (II) fees, costs, expenses and charges to the extent payable or reimbursable by third parties, pursuant to indemnification provisions, in each case, deducted in computing Consolidated Net Income; plus

(5)	to the extent deducted in calculating Consolidated Net Income, any charges, losses or expenses related to signing, retention, relocation, recruiting or completion bonuses or recruiting costs, severance costs, transition costs, curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), pre-opening, opening, closing and consolidation costs and expenses with respect to any New Projects, facilities, facility start-up costs, costs and expenses relating to implementation of operational and reporting systems and technology initiatives, costs incurred in connection with product and intellectual property development and new systems design, project start-up costs, integration and systems establishment costs, business optimization expenses or costs (including costs and expenses relating to intellectual property restructurings) and cash restructuring charges, expenses and reserves and expenses attributable to the implementation of cost savings initiatives, costs associated with tax projects/audits and costs consisting of professional consulting or other fees relating to any of the foregoing; plus

(6)	accretion of asset retirement obligations; plus

(7)	any other non-cash charges, expenses, losses or items, including any write offs or write downs, reducing such Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (1) the Issuer may determine not to add back such non-cash charge in the current period and (2) to the extent the Issuer does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(8)	the amount of any minority interest expense or non-controlling interest consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted in calculating Consolidated Net Income; plus

(9)	the amount of fees, out-of-pocket costs, indemnities and expenses paid or accrued in such period to any Permitted Holder or any of their Affiliates to the extent permitted under Section 4.8 and deducted in such period in computing Consolidated Net Income; plus

(10)	the amount of any net loss from operations expected to be disposed of, abandoned or discontinued within twelve months after the end of such period; plus

(11)	the amount of “run rate” cost savings, operating expense reductions and synergies related to the Waste Industries Transactions, any Specified Transactions, any restructurings, cost savings initiatives and other initiatives (without duplication of any pro forma amounts added back in connection with a Specified Transaction or entry into an Municipal Waste Contract or Put-or-Pay Agreement) projected by the Issuer in good faith to result from actions taken, committed to be taken or expected to be taken no later than twenty-four (24) months after the end of such period (which “run rate” cost savings, operating expense reductions and synergies shall be calculated on a pro forma basis as though such “run rate” cost savings, operating expense reductions and synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined and realized during the entirety of such period and each subsequent period through the period ending on the last day of the eighth fiscal quarter commencing after the end of the fiscal quarter in which such pro forma adjustment was originally made, and without duplication of any pro forma adjustment for any such subsequent period that would otherwise be permitted under this clause (11) with respect to the same cost savings, operating expense reductions and synergies), net of the amount of actual benefits realized during such period from such actions; provided that such “run rate” cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable (in the good faith determination of the Issuer) (it being understood that pro forma adjustments need not be prepared in compliance with Regulation S-X); plus

(12)	to the extent reducing such Consolidated Net Income, any costs or expenses incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of issuance of Equity Interests of the Issuer (other than Disqualified Stock), in each case, solely to the extent that such cash proceeds are excluded from the calculation of the amount available for Restricted Payments under Section 4.4(b)(3)(A) and have not been used as an Excluded Contribution; plus

(13)	the amount of any loss attributable to a New Project, until the date that is 12 months after the date of completing the construction, acquisition, assembling or creation of such New Project, as the case may be; provided that (a) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of the Issuer and (b) losses attributable to such New Project after 12 months from the date of completing such construction, acquisition, assembling or creation, as the case may be, shall not be included in this clause (13); plus

(14)	to the extent deducted in calculating Consolidated Net Income, Specified Legal Expenses in an amount not to exceed $5.0 million for the applicable four quarter period; plus

(15)	accruals and reserves that are established or adjusted within 12 months after the closing of any acquisition that are so required as a result of such acquisition in accordance with GAAP, or changes as a result of the adoption or modification of accounting policies, whether effected through a cumulative effect adjustment, restatement or a retroactive application; plus

(16)	without duplication, adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” or “Run-Rate EBITDA” as set forth in footnote 3 of “Summary— Summary Historical and As Adjusted Financial Information” contained in the Offering Memorandum applied in good faith to the extent such adjustments continue to be applicable during the period in which Consolidated EBITDA is being calculated; and

(b) decreased by (without duplication, and as determined in accordance with GAAP to the extent applicable) any non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition).

For the avoidance of doubt, Consolidated EBITDA shall be calculated, including pro forma adjustments.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Issuer and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP (excluding any accretion or accrual of discounted liabilities not constituting Indebtedness), plus, to the extent not included in such total interest expense, and to the extent incurred by the Issuer and its Restricted Subsidiaries (determined on a consolidated basis in accordance with GAAP), without duplication:

(1)	the amortization of debt discount and debt issuance costs; plus

(2)	the amortization of all fees (including, without limitation, fees with respect to Hedging Obligations) payable in connection with the incurrence of Indebtedness; plus

(3)	interest payable on Financing Lease Obligations; plus

(4)	payments in the nature of interest pursuant to Hedging Obligations; plus

(5)	interest accruing on any Indebtedness of any other Person, to the extent such Indebtedness is guaranteed by, or secured by a Lien on any asset of, the Issuer or any of its Restricted Subsidiaries.

Notwithstanding the foregoing, the interest component of any lease that is a Non-Financing Lease Obligation will not be included in Consolidated Interest Expense. For purposes of this definition, interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided, however, that, without duplication:

(1)	any net after-tax extraordinary, non-recurring or unusual gains or losses, charges or expenses, transaction expenses, severance costs and expenses and one-time compensation charges shall be excluded;

(2)	the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP;

(3)	effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the property and equipment, software, goodwill, intangible assets, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition or the amortization or write-off of any amounts thereof (including any write-off of in process research and development), net of taxes, shall be excluded;

(4)	any net after-tax income (loss) from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(5)	any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset sales or other dispositions or impairments or the sale or other disposition of any Equity Interests of any Person, in each case, other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded;

(6)	the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that the Issuer’s or any Restricted Subsidiary’s equity in the Net Income of such Person or Unrestricted Subsidiary shall be included in the Consolidated Net Income of the Issuer or such Restricted Subsidiary up to the aggregate amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person or Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary in respect of such period;

(7)	solely for the purpose of determining the amount available for Restricted Payments under Section 4.4(b)(3)(A), the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equity holders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(8)	(i) any net unrealized gain or loss (after any offset) resulting in such period from obligations in respect of Hedging Obligations and the application of Accounting Standards for Private Enterprises, CPA Handbook—Part II, Section 3856 or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations, (ii) any net gain or loss resulting in such period from currency translation gains or losses related to currency re-measurements of Indebtedness (including the net loss or gain resulting from Hedging Obligations for currency exchange risk) and all other foreign currency translation gains or losses, and (iii) any net after-tax income (loss) for such period attributable to the early extinguishment or conversion of (A) Indebtedness, (B) obligations under any Hedging Obligations or (C) other derivative instruments and all deferred financing costs written off or amortized and premiums paid or other expenses incurred directly in connection therewith, shall be excluded;

(9)	any goodwill or impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case pursuant to GAAP, the amortization of intangibles arising pursuant to GAAP and the amortization of Capitalized Software Expenditures, shall be excluded;

(10)	any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment, acquisitions completed prior to the Issue Date or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture or that are consummated prior to the Issue Date, to the extent actually reimbursed, or, so long as the Issuer has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), shall be excluded;

(11)	to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that a reasonable basis exists that such amount will in fact be reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events shall be excluded;

(12)	any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs shall be excluded;

(13)	any income (loss) attributable to deferred compensation plans or trusts and any non-cash deemed finance charges in respect of any pension liabilities or other provisions or on the revaluation of any benefit plan obligation shall be excluded;

(14)	proceeds from any business interruption insurance, to the extent not already included in Consolidated Net Income, shall be included;

(15)	the amount of any expense to the extent a corresponding amount relating to such expense is received in cash by the Issuer and the Restricted Subsidiaries from a Person other than the Issuer or any Restricted Subsidiaries; provided such amount received has not been included in determining Consolidated Net Income, shall be excluded (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods);

(16)	any adjustments resulting from the application of Accounting Standards for Private Enterprises, CPA Handbook—Part II, Accounting Guideline 14, or any comparable regulation, shall be excluded; and

(17)	earn-out and contingent consideration obligations (including adjustments thereof and purchase price adjustments) incurred in connection with any acquisition or other Investment, and any acquisitions completed prior to the Issue Date, shall be excluded.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (1)(i)(x) the total consolidated Indebtedness of the Issuer and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) and (y) the Reserved Indebtedness Amount with respect to commitments first obtained as of such date but not utilized as of such date (but only to the extent such commitments are being obtained in reliance on a test based on such ratio and the Issuer has so elected to test such ratios at such time) minus (ii) the sum of (x) cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries as of such date of calculation plus (y) any cash in a trust account of counsel to the Issuer or any of its Restricted Subsidiaries or counsel of a vendor in connection with the deposit of an amount on account of the purchase price for an acquisition or investment and (2) Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for such period. In the event that the Issuer or any of its Restricted Subsidiaries incurs or redeems any Indebtedness subsequent to the commencement of the period for which the Consolidated Net Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Net Leverage Ratio is made, then the Consolidated Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four fiscal quarter period. The Consolidated Net Leverage Ratio shall be calculated in a manner consistent with the definition of Fixed Charge Coverage Ratio, including any pro forma adjustments to Indebtedness, cash and Cash Equivalents and Consolidated EBITDA as set forth therein (including for acquisitions).

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Contribution Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate principal amount not greater than 200% of the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Issuer after the Issue Date and designated as a Cash Contribution Amount.

“Controlling Collateral Agent” means, with respect to any Shared Collateral, (1) until the earlier of (a) the Discharge of First Lien Revolving Credit Agreement Obligations and (b) the Non-Controlling Authorized Representative Enforcement Date, the First Lien Revolving Credit Agreement Collateral Agent acting on the written instructions of the Required First Lien Credit Agreement Secured Parties, (2) from and after the earlier of (a) the Discharge of First Lien Revolving Credit Agreement Obligations and (b) the Non-Controlling Authorized Representative Enforcement Date, the First Lien Term Loan Collateral Agent acting on the written instructions of the Required First Lien Term Loan Lenders, and (3) from and after the earlier of (a) the Discharge of First Lien Credit Agreement Obligations and (b) the Non-Controlling Authorized Representative Enforcement Date, the Controlling Collateral Agent will be the Collateral Agent (other than the First Lien Revolving Credit Agreement Collateral Agent and the First Lien Term Loan Collateral Agent) of the Series of First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations (excluding the Series of First Lien Revolving Credit Agreement Obligations and the Series of First Lien Term Loan Obligations) with respect to such Shared Collateral; provided, that if the Notes Collateral Agent is the Controlling Collateral Agent, it shall act pursuant to instructions from the Holders of a majority of the Notes outstanding.

With respect to any Shared Collateral, no Non-Controlling Authorized Representative (as defined in the First Lien Intercreditor Agreement) or other Non-Controlling Secured Party (as defined in the First Lien Intercreditor Agreement) shall or shall instruct the Controlling Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral.

“Corporate Trust Office” means the office of the Trustee at which its corporate trust business relating to this Indenture shall be administered, which office at the date hereof is located at 6200 S. Quebec Street Greenwood Village, CO 80111, or such other address as the Trustee may designate from time to time.

“Credit Agreements” means the First Lien Revolving Credit Agreement and the First Lien Term Loan Credit Agreement.

“Credit Facilities” means one or more credit or debt facilities (including, without limitation, under the Credit Agreements, the 3.500% 2028 Secured Notes, the 3.750% 2025 Secured Notes, the 4.250% 2025 Secured Notes, the 5.125% 2026 Secured Notes and the Notes), commercial paper facilities or Debt Issuances, in each case with banks, investment banks, insurance companies, mutual funds, other institutional lenders or institutional investors providing for, among other things, revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders, other financiers or to special purpose entities formed to borrow from such lenders or other financiers against such receivables), letters of credit or letter of credit guarantees, bankers’ acceptances, other borrowings or Debt Issuances, in each case, as amended, supplemented, restated, modified, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time, and any agreements and related documents governing Indebtedness or obligations incurred to refinance amounts then outstanding or permitted to be outstanding, whether or not with the original administrative agent, lenders, investment banks, insurance companies, mutual funds, other institutional lenders or institutional investors and whether provided under the original agreement, indenture or other documentation relating thereto.

“Crown” means His Majesty in right of Canada or a province of Canada, and His other realms and territories.

“Currency Agreement” means any financial arrangement entered into between a Person (or its Restricted Subsidiaries) and a counterparty on a case by case basis in connection with a foreign exchange futures contract, currency swap agreement, currency option or currency exchange or other similar currency related transactions, the purpose of which is to mitigate or eliminate its exposure to fluctuations in exchange rates and currency values.

“Custodian” means any receiver, receiver-manager, trustee, assignee, liquidator, monitor, or similar official under any Bankruptcy Law.

“DBRS” means DBRS Ltd. or any successor to the rating agency business thereof.

“Debt Issuances” means, with respect to the Issuer or any Restricted Subsidiary of the Issuer, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

“Default” means the occurrence of any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default under this Indenture.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means Cede & Co. and such other Person as is designated in writing by the Issuer and acceptable to the Trustee to act as depositary in respect of one or more Global Notes.

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Discharge” means, with respect to any Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of First Lien Credit Agreement Obligations” means, with respect to any Collateral, both the Discharge of the First Lien Revolving Credit Agreement Obligations and the Discharge of the First Lien Term Loan Obligations with respect to such Collateral.

“Discharge of First Lien Revolving Credit Agreement Obligations” means, with respect to any Collateral, the Discharge of the First Lien Revolving Credit Agreement Obligations with respect to such Collateral; provided that the Discharge of First Lien Revolving Credit Agreement Obligations shall not be deemed to have occurred in connection with a refinancing of such First Lien Revolving Credit Agreement Obligations with Additional First Lien Obligations secured by such Collateral under an Additional First Lien Document which has been designated in writing by the Collateral Agent (under the First Lien Revolving Credit Agreement so refinanced) to the First Lien Term Loan Collateral Agent, the Notes Collateral Agent and the Additional First Lien Collateral Agent and each other Authorized Representative as the “First Lien Revolving Credit Agreement” for purposes of the First Lien Intercreditor Agreement.

“Discharge of First Lien Term Loan Obligations” means, with respect to any Collateral, the Discharge of the First Lien Term Loan Obligations with respect to such Collateral; provided that the Discharge of First Lien Term Loan Obligations shall not be deemed to have occurred in connection with a refinancing of such First Lien Term Loan Obligations with Additional First Lien Obligations secured by such Collateral under an Additional First Lien Document which has been designated in writing by the Collateral Agent (under the First Lien Term Loan Agreement so refinanced) to the First Lien Revolving Credit Agreement Collateral Agent, the Notes Collateral Agent and the Additional First Lien Collateral Agent and each other Authorized Representative as the “First Lien Term Loan Agreement” for purposes of the First Lien Intercreditor Agreement.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, prior to the Stated Maturity of the principal of the Notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the provisions applicable to such Capital Stock either (i) are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.7 and Section 4.11 and such Capital Stock specifically provides that the issuer will not repurchase or redeem any of such Capital Stock pursuant to such provisions prior to the Issuer’s repurchase of such of the Notes as are required to be repurchased pursuant to the Section 4.7 and Section 4.11 or (ii) provide that the issuer thereof may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption is permitted by Section 4.4.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any issuance or sale of Capital Stock (other than Disqualified Stock) of the Issuer (or any direct or indirect parent of the Issuer to the extent the net proceeds therefrom are contributed to the common equity capital of the Issuer or used to purchase Equity Interests (other than Disqualified Stock) of the Issuer) or warrants, options or other rights to acquire Capital Stock (other than Disqualified Stock) of the Issuer after the Issue Date, other than any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

“ERISA Legend” means the legend set forth in Section 2.6(f)(3), which is required to be placed on all Notes issued under this Indenture.

“Euroclear” means Euroclear Bank S.A./N.V., or any successor securities clearance agency.

“Event of Default” means each event described under Section 6.1 and any other event defined as an “Event of Default” in this Indenture.

“Excluded Assets” means the following:

(1)	(i) assets for which the grant of a security interest, therein (A) is prohibited by law (including, without limitation, financial assistance laws, corporate benefit laws or otherwise), rule, regulation or requires Governmental Authority or similar third party consent or (B) is prohibited by contract permitted hereunder and existing on the Issue Date (and not entered into in contemplation thereof) or, in the case of any Subsidiary acquired after the Issue Date, at the time of acquisition of such Subsidiary (and not entered into in contemplation thereof) or would trigger termination under any such permitted contract binding on such assets (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, PPSA or other applicable laws), or (ii) any lease, license, franchise, charter, authorization, contract or other agreement (including any purchase money security interest, capital lease obligation or other similar arrangement) to the extent a security interest therein is prohibited by or in violation of a term, provision or condition of, or would invalidate or give any other party thereto (other than the Issuer or any Subsidiary) the right to terminate, any such lease, license, franchise, charter, authorization, contract or agreement (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, the PPSA or other applicable laws in any relevant jurisdiction); provided, however, that the Collateral shall include (and such security interest shall attach) at such time as the contractual prohibition shall no longer be applicable and to the extent severable, shall attach to any portion of any lease, license, franchise, charter, authorization, contract, agreement or other asset not subject to the prohibitions specified above; provided, further, that the exclusions referred to in this clause (a) shall not include any proceeds of any such lease, license, franchise, charter, authorization, contract or agreement the assignment of which is expressly deemed effective under applicable law notwithstanding such prohibition (unless such proceeds or receivables would independently constitute Excluded Assets);

(2)	(i) Equity Interests in excess of 65% of the total issued and outstanding voting Equity Interests of (x) a CFC or (y) any CFC Holdco, (ii) Equity Interests in any Person (other than any Guarantor, any Wholly Owned Restricted Subsidiaries of the Issuer or any Guarantor that are Material Subsidiaries), (iii) Equity Interests in any Excluded Subsidiary (other than (A) any Subsidiary that is not a U.S. Subsidiary or Canadian Subsidiary or (B) CFC Holdco or (C) any Subsidiary which is an Excluded Subsidiary solely pursuant to clause (k) of the definition of Excluded Subsidiary), (iv) Equity Interests in partnerships, joint ventures or any non-wholly owned Subsidiaries which cannot be pledged without the consent of one or more third-parties, (v) Equity Interests of any Subsidiary of the Issuer that is a Subsidiary of an Excluded Subsidiary and (vi) Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States);

(3)	any “intent-to-use” application for registration of a trademark or service mark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d), or an “Amendment to Allege Use” pursuant to Section 1(c), of the Lanham Act, or similar applications pursuant to any applicable laws in any other applicable jurisdiction, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such application under applicable laws;

(4)	(i) any leasehold interest (including any ground lease interest) in real property; (provided, that none of the Issuer or Guarantors shall be required to deliver landlord or other third party lien waivers, estoppels or collateral access letters), (ii) any fee interest in owned real property (subject to Section 11.1 and Section 4.22 with respect to Material Real Property) and (iii) any fixtures affixed to any real property to the extent a security interest in such fixtures may not be perfected by a UCC-1 or PPSA financing statement in the jurisdiction of organization of the Issuer or applicable Guarantor or jurisdiction where such real property is located, as applicable, or, solely in the case of fixtures affixed to any Material Real Property, to the extent a security interest in such fixtures may not be perfected by the recording of a Mortgage or the filing of a fixture filing in the jurisdiction where such Material Real Property is located; provided that Excluded Assets shall not include any real property subject to a Mortgage or other Material Real Property for which the Notes Collateral Agent has requested a valid and perfected Lien under Section 11.1 and Section 4.22;

(5)	vehicles and other assets subject to certificates of title or ownership and aircraft;

(6)	non-U.S. and non-Canadian intellectual property (to the extent a security interest therein cannot be perfected by filing a Uniform Commercial Code or PPSA financing statement), in relation to U.S. Subsidiaries, letters of credit and letter of credit rights that do not constitute supporting obligations in respect of other Collateral, except to the extent such letter of credit rights may be perfected by the filing of a Uniform Commercial Code financing statement;

(7)	in relation to U.S. Subsidiaries, commercial tort claims that, in the reasonable determination of the Issuer, are not expected to result in a judgment (or settlement) in excess of $5,000,000;

(8)	assets for which the grant of security interest therein would result in material adverse tax or regulatory costs or consequences as reasonably determined by the Issuer in consultation with the Notes Collateral Agent; provided, that the Notes Collateral Agent shall be deemed to have made such a reasonable determination if such a determination has already been made by either the First Lien Revolving Credit Agreement Collateral Agent or the First Lien Term Loan Collateral Agent (with respect to the First Lien Revolving Credit Agreement or the First Lien Term Loan Credit Agreement, respectively);

(9)	any preferred stock issued by GFL Holdco (US), LLC; and

(10)	particular assets as agreed between the Issuer and the Notes Collateral Agent if and for so long as, in the reasonable judgment of the Notes Collateral Agent and the Issuer, the cost, difficulty, burden or consequences of obtaining, perfecting or maintaining a security interest in such assets exceeds the practical benefits to the Holders afforded thereby; provided, however, that Excluded Assets shall not include any proceeds of any Excluded Assets referred to in clauses (a) through and including (i) above (unless such proceeds would constitute Excluded Assets referred to in any such clause); provided further, that the Notes Collateral Agent shall be deemed to have made such a reasonable determination if such a determination has already been made by either the First Lien Revolving Credit Agreement Collateral Agent or the First Lien Term Loan Collateral Agent (with respect to the First Lien Revolving Credit Agreement or the First Lien Term Loan Credit Agreement, respectively).

Certain security interest in the Collateral securing the Notes will not be in place on the date of issuance of the Notes or will not be perfected on such date, but will be required to be put in place as promptly as practicable thereafter and in any event no later than 90 days after the Issue Date.

“Excluded Contributions” means the Net Cash Proceeds and Cash Equivalents, or the Fair Market Value of other assets, received by the Issuer after the Issue Date from:

(1)	contributions to its common equity capital,

(2)	dividends, distributions, fees and other payments from any Unrestricted Subsidiaries or joint ventures or Investments in entities that are not Restricted Subsidiaries, and

(3)	the sale of Capital Stock of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate, or that are utilized to make a Restricted Payment pursuant to clause (13) of Section 4.4(c). Excluded Contributions will be excluded from the calculation set forth in clause (3) of Section 4.4(b) and clauses Section 4.4(c)(2)(2), (12) and (13) of Section 4.4(c). Any Net Cash Proceeds designated as an Excluded Contribution shall not be separately be treated by the Issuer as a Cash Contribution Amount.

“Excluded Subsidiary” means (a) Immaterial Subsidiaries, (b) Unrestricted Subsidiaries, (c) any Subsidiary that is prohibited or restricted by law, rule, regulation or contractual obligation (so long as, in respect to any such contractual obligation, such prohibition existed on the Issue Date or, if later, on the date the applicable Subsidiary is acquired and is not incurred in contemplation of such acquisition) from providing a guarantee or that would require a governmental (including regulatory) consent, approval, license or authorization in order to provide a guarantee (including, in each case, under any financial assistance, corporate benefit or thin capitalization rule), in each case, for so long as such prohibition or circumstance exists, (d) any Subsidiary that is not a Wholly Owned Restricted Subsidiary of the Issuer or any Guarantor, (e) any Subsidiary that is neither a U.S. Subsidiary nor a Canadian Subsidiary, (f) any U.S. Subsidiary that is a Subsidiary of a CFC, (g) any CFC Holdco, (h) any Subsidiary that is a not-for-profit organization, (i) Captive Insurance Subsidiaries, (j) any Subsidiary that is a special purpose entity for a securitization transaction or a similar special purpose, (k) any Subsidiary with respect to which providing a guarantee would result in material adverse tax consequences (including as a result of Section 956 of the Code or any similar Law in any applicable jurisdiction) to the Issuer or any of its Subsidiaries as reasonably determined by the Issuer (in consultation with the Notes Collateral Agent) and (l) any other Subsidiary with respect to which, as reasonably determined by the Issuer and the Notes Collateral Agent, the burden or cost of providing a guarantee outweighs the benefits afforded to the Holders thereby; provided, that the Notes Collateral Agent shall be deemed to have made such a reasonable determination if such a determination has already been made by either the First Lien Revolving Credit Agreement Collateral Agent or the First Lien Term Loan Collateral Agent (with respect to the First Lien Revolving Credit Agreement or the First Lien Term Loan Credit Agreement, respectively).

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Issuer and its Restricted Subsidiaries (other than (i) Indebtedness represented by the Notes or the Note Guarantees and (ii) Indebtedness under the Credit Agreements) in existence on the Issue Date, until such Indebtedness is Repaid or otherwise extended, refinanced, renewed, replaced, defeased or refunded.

“Existing Notes” means the Existing Secured Notes and the Existing Unsecured Notes.

“Existing Secured Notes” means the 3.500% 2028 Secured Notes, the 3.750% 2025 Secured Notes, the 4.250% 2025 Secured Notes and the 5.125% 2026 Secured Notes.

“Existing Unsecured Notes” means the 4.000% 2028 Unsecured Notes, the 4.375% 2029 Unsecured Notes and the 4.750% 2029 Unsecured Notes.

“Fair Market Value” means the value that would be paid by a willing buyer to a willing seller that is not an Affiliate of the willing buyer in a transaction not involving distress or necessity of either party; provided that, in the case of an Asset Sale where such value exceeds $15.0 million, such determination shall be made in good faith by the Chief Executive Officer or Chief Financial Officer of the Issuer.

“FATCA” means (a) Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) (including regulations and guidance thereunder), (b) any successor version thereof, (c) any intergovernmental agreement or any agreement entered into pursuant to Section 1471(b)(1) of the Code or (d) any law, regulation, rule or other official guidance or practice implementing the foregoing.

“Financing Lease” means a lease of an asset providing the right of use of such asset, that has the economic characteristics of asset ownership, with a term of not less than 75% of the asset’s useful life, the present value of lease payments thereunder must be not less than 90% of the asset’s market value at the time of entering into the lease and the lessee must acquire, or have the right to acquire, ownership of the asset at the end of the lease term.

“Financing Lease Obligation” means, as to any Person, the obligations of such Person under a Financing Lease, provided that the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement, dated as of September 30, 2016, among the Issuer, the grantors party thereto, Bank of Montreal, as First Lien Revolving Credit Agreement Collateral Agent for the First Lien Revolving Credit Agreement Secured Parties and Barclays Bank PLC, as First Lien Term Loan Collateral Agent for the First Lien Term Loan Secured Parties, as may be amended from time to time.

“First Lien Obligations” means, collectively, (i) the First Lien Revolving Credit Agreement Obligations, (ii) the First Lien Term Loan Obligations, (iii) the 3.500% 2028 Secured Notes Obligations, (iv) the 3.750% 2025 Secured Notes Obligations, (v) the 4.250% 2025 Secured Notes Obligations, (vi) the 5.125% 2026 Secured Notes Obligations, (vii) the Notes Obligations and (viii) each Series of Additional First Lien Obligations.

“First Lien Revolving Credit Agreement” means the credit agreement in effect on the Issue Date among the Issuer, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Bank of Montreal, as agent, including any related notes, debentures, pledges, guarantees, security documents, instruments and agreements executed from time to time in connection therewith, and in each case as amended, supplemented, restated, modified, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring or adding the Issuer or any of its Subsidiaries as replacement or additional borrowers or guarantors thereunder, and all or any portion of the Indebtedness and other obligations under such agreement or agreements or any successor or replacement agreement or any agreements, and whether by the same or any other agent, lender or group of lenders. For greater certainty, it is acknowledged that Interest Rate Agreements, Currency Agreements and Commodity Hedging Contracts entered into with a Person that at that time is a lender (or an Affiliate thereof) under the First Lien Revolving Credit Agreement are separate from, are not included within and do not form part of any above inclusions of, the First Lien Revolving Credit Agreement.

“First Lien Revolving Credit Agreement Administrative Agent” means the administrative agent under the “First Lien Revolving Credit Agreement” and shall include any successor administrative agent; provided, that if the First Lien Revolving Credit Agreement is refinanced by a replacement First Lien Revolving Credit Agreement, then all references herein to the First Lien Revolving Credit Agreement Administrative Agent shall refer to the administrative agent (or trustee) under the replacement First Lien Revolving Credit Agreement.

“First Lien Revolving Credit Agreement Collateral Agent” means the First Lien Revolving Credit Agreement Administrative Agent in its capacity as collateral agent and administrative agent under the First Lien Revolving Credit Agreement.

“First Lien Revolving Credit Agreement Obligations” means all “Obligations” as defined in the First Lien Revolving Credit Agreement that are required to be secured on a first lien basis.

“First Lien Revolving Credit Agreement Secured Parties” means the “Secured Parties” as defined in the First Lien Revolving Credit Agreement.

“First Lien Secured Parties” means (i) the First Lien Revolving Credit Agreement Secured Parties, (ii) the First Lien Term Loan Secured Parties, (iii) the 3.500% 2028 Secured Notes Secured Parties, (iv) the 3.750% 2025 Secured Notes Secured Parties, (v) the 4.250% 2025 Secured Notes Secured Parties, (vi) the 5.125% 2026 Secured Notes Secured Parties, (vii) the Notes Secured Parties and (viii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations.

“First Lien Term Loan Administrative Agent” means the administrative agent under the “First Lien Term Loan Agreement” and shall include any successor administrative agent; provided, that if the First Lien Term Loan Agreement is refinanced by a replacement First Lien Term Loan Agreement, then all references herein to the First Lien Term Loan Administrative Agent shall refer to the administrative agent (or trustee) under the replacement First Lien Term Loan Agreement.

“First Lien Term Loan Collateral Agent” means the First Lien Term Loan Administrative Agent in its capacity as collateral agent and administrative agent under the First Lien Term Loan Agreement.

“First Lien Term Loan Credit Agreement” means the credit agreement in effect on the Issue Date, among the Issuer, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Barclays Bank PLC, as agent, including any related notes, debentures, pledges, guarantees, security documents, instruments and agreements executed from time to time in connection therewith, and in each case as amended, supplemented, restated, modified, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring or adding the Issuer or any of its Subsidiaries as replacement or additional borrowers or guarantors thereunder, and all or any portion of the Indebtedness and other obligations under such agreement or agreements or any successor or replacement agreement or any agreements, and whether by the same or any other agent, lender or group of lenders. For greater certainty, it is acknowledged that Interest Rate Agreements, Currency Agreements and Commodity Hedging Contracts entered into with a Person that at that time is a lender (or an Affiliate thereof) under the First Lien Term Loan Credit Agreement are separate from, are not included within and do not form part of any above inclusions of, the First Lien Term Loan Credit Agreement.

“First Lien Term Loan Obligations” means all “Obligations” as such term is defined in the First Lien Term Loan Agreement that are required to be secured on a first lien basis.

“First Lien Term Loan Secured Parties” means the “Secured Parties” as defined in the First Lien Term Loan Credit Agreement.

“Fitch” means Fitch Ratings Inc., or any successor to the rating agency business thereof.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of Consolidated EBITDA to Fixed Charges for the Issuer and its Restricted Subsidiaries for such period.

For purposes of calculating the Fixed Charge Coverage Ratio:

(1)	in the event that the Issuer or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period; provided, however, that the pro forma calculation of Fixed Charges shall not give effect to (i) any Permitted Debt incurred on the Calculation Date (other than Indebtedness incurred pursuant to Section 4.3(b)(13)) or (ii) any repayment, repurchase, redemption, defeasance or other discharge of Indebtedness to the extent such repayment, retirement, extinguishment, defeasance or other discharge results from the proceeds of such Permitted Debt referred to in clause (i);

(2)	(a) acquisitions and Investments that have been made, customer contracts that have been entered into, by the Issuer or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the Issuer or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, and (b) Consolidated EBITDA for such reference period shall be calculated on a pro forma basis giving effect to (i) any expense and cost reductions and other synergies related to such transaction referred to in clause (2)(a) above and (ii) any other expense reductions and cost savings related to operational efficiencies, strategic initiatives or purchasing improvements and other synergies (whether or not related to such transactions referred to in clause (2)(a) above), in each case that have occurred prior to the Calculation Date or are reasonably expected to occur within 24 months of the Calculation Date, in the reasonable judgment of the chief financial or accounting officer of the Issuer in good faith (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the 1933 Act or any other regulation or policy of the Commission related thereto); provided that such net cost savings, initiatives, improvements and synergies are reasonably identifiable and quantifiable;

(3)	the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(4)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(5)	any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(6)	any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period;

(7)	if the Issuer so elects, pro forma effect shall be given to any entity, division, plant, unit or line of business or New Project that commenced and completed at least one full fiscal quarter of operations during such reference period as if such entity, division, plant, unit, line of business or New Project had commenced commercial operations on the first day of such reference period and such pro forma calculation shall be based on the annualized results of commercial operations of such entity, plant, unit, division or line of business since the date it so commenced commercial operations;

(8)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the weighted average interest rate during such period had been the rate of interest in effect on the Calculation Date and had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months or ends on the maturity date of such Indebtedness); and

(9)	when calculating the availability under any basket or ratio under this Indenture, in each case in connection with a Limited Condition Acquisition or Investment, the Calculation Date of such basket or ratio and determination as to whether any Default or Event of Default shall have occurred and be continuing may, at the option of the Issuer (which election may be made on the date of such acquisition), be the date the definitive agreements for such Limited Condition Acquisition or Investment are entered into and, if the Issuer so elects, such baskets or ratios shall be calculated on a pro forma basis after giving effect to such Limited Condition Acquisition or Investment and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable reference period for purposes of determining the ability to consummate any such Limited Condition Acquisition or Investment, and, for the avoidance of doubt, (x) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in Consolidated EBITDA or Total Assets of the Issuer or the target company) subsequent to such Calculation Date at or prior to the consummation of the relevant Limited Condition Acquisition or Investment, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations and (y) such baskets or ratios need not be tested at the time of consummation of such Limited Condition Acquisition or Investment or related transactions; provided, however, that (a) if any ratios improve or baskets increase as a result of such fluctuations, such improved ratios or baskets may be utilized and (b) if the Issuer elects to have such Calculation Date and determination occur at the time of entry into such definitive agreement, any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreements are entered into and outstanding thereafter for purposes of calculating any baskets or ratios under this Indenture after the date of such agreement and before the consummation of such Limited Condition Acquisition or Investment and unless and until such Limited Condition Acquisition has been abandoned, as determined by the Issuer, prior to the consummation thereof. For the avoidance of doubt, if the Issuer has exercised its option pursuant to the foregoing and any Default or Event of Default occurs following the date on which the definitive acquisition agreements for the applicable Limited Condition Acquisition were entered into and prior to or on the date of the consummation of such Limited Condition Acquisition, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Acquisition is permitted under this Indenture.

“Fixed Charges” means, for any period, the sum, without duplication, of:

(1)	the Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs or debt issuance costs which have been paid) of the Issuer and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(2)	the amount of all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of the Issuer or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary of the Issuer.

“GAAP” means (1) International Financial Reporting Standards (“IFRS”) or any accounting principles that are recognized as being generally accepted in the United States; provided, however, that if any such accounting principle with respect to the accounting for leases (including Financing Lease Obligations) changes after the Issue Date, the Issuer may, at its option, elect to employ such accounting principle as in effect on the Issue Date or (2) if elected by the Issuer by written notice to the Trustee in connection with the delivery of financial statements and information, any accounting principles that are recognized as being generally accepted in Canada which are in effect from time to time, in each case as in effect on the first date of the period for which the Issuer is making such an election and thereafter as in effect from time to time.

“Global Notes” means one or more Notes issued and outstanding and held by, or on behalf of, a Depositary.

“Global Notes Legend” means the legend set forth in Section 2.6(f)(2), which is required to be placed on all Global Notes issued under this Indenture.

“Government Securities” means securities that are:

(1)	direct obligations of the United States for the timely payment of which its full faith and credit is pledged; or

(2)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the 1933 Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Governmental Authority” means the government of the United States or Canada or any other nation, or of any political subdivision thereof, whether state, local, county, provincial or otherwise and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank and including a Minister of the Crown, Superintendent of Financial Institutions or other comparable authority or agency).

“Grantors” means the Issuer and the Guarantors.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.

“Guarantor” means each Restricted Subsidiary of the Issuer that provided a Note Guarantee on the Issue Date and each other Restricted Subsidiary that provides a Note Guarantee pursuant to Section 4.9 or otherwise.

“Hedging Obligations” means, with respect to any specified Person, all obligations of such Person under all Currency Agreements, all Interest Rate Agreements and all Commodity Hedging Contracts, with the amount of such obligations being equal to the net amount payable if such obligations were terminated at that time due to default by such Person (after giving effect to any contractually permitted set-off).

“Holder” means a Person in whose name a Note is registered.

“Immaterial Subsidiary” means any Restricted Subsidiary with respect to which, as of the last day of the most recently ended test period on or prior to the date of determination, Consolidated EBITDA or Total Assets attributable to such Restricted Subsidiary for the period of four consecutive fiscal quarters ending on such date does not exceed 2.5% of the Consolidated EBITDA or Total Assets of the Issuer and the Restricted Subsidiaries for such period; provided that if the aggregate Consolidated EBITDA or Total Assets attributable to Restricted Subsidiaries that are Immaterial Subsidiaries shall exceed 5.0% of Consolidated EBITDA or Total Assets of the Issuer and its Restricted Subsidiaries for such four-quarter period, then the Issuer shall re-designate one or more of such Restricted Subsidiaries to not be Immaterial Subsidiaries within twenty (20) Business Days after delivery of the compliance certificate for such fiscal quarter delivered to the First Lien Term Loan Administrative Agent such that only Restricted Subsidiaries as shall then have aggregate Consolidated EBITDA and or Total Assets of 5.0% or less of the Consolidated EBITDA and Total Assets of the Issuer and the Restricted Subsidiaries shall constitute Immaterial Subsidiaries.

“Indebtedness” means (without duplication), with respect to any specified Person, whether or not contingent:

(A)	(1) all indebtedness of such Person in respect of borrowed money; (2) all obligations of such Person evidenced by bonds, notes, debentures or similar instruments or letters of credit, letters of guarantee or tender checks (or reimbursement agreements in respect thereof); (3) all obligations of such Person in respect of banker’s acceptances; (4) all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (5) all obligations of such Person representing the balance deferred and unpaid purchase price of any property (including Financing Lease Obligations, except any such balance that constitutes (x) a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business, (y) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (z) any purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller or any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 120 days thereafter), which purchase price is due more than 12 months after the date of placing the property in service or taking delivery and title thereto; (6) all net obligations of such Person under Hedging Obligations; (7) all conditional sale obligations of such Person and all obligations of such Person under title retention agreements, but excluding a title retention agreement to the extent it constitutes an operating lease under GAAP; (8) all obligations of such Person under an agreement or arrangement that in substance provides financing pursuant to the factoring of accounts receivable; (9) all preferred stock issued by such Person, if such Person is a Restricted Subsidiary of the Issuer and is not a Guarantor; and (10) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, a guarantee by the specified Person of any Indebtedness of any other Person; to the extent that any of the foregoing indebtedness would appear as a liability on a consolidated balance sheet of such Person prepared in accordance with GAAP;

(B)	to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(C)	to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (1) the Fair Market Value (as determined in good faith by the Issuer) of such asset at such date of determination and (2) the amount of such Indebtedness of such other Person.

The amount of any Indebtedness issued at a price that is less than the principal amount thereof shall be the accreted value of the Indebtedness.

The amount of any Indebtedness of another Person secured by a Lien on the assets of the specified Person shall be the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of such Indebtedness of such other Person.

For the avoidance of doubt, “Indebtedness” of any Person shall not include:

(1)	trade payables and accrued liabilities incurred in the ordinary course of business and payable in accordance with customary practice;

(2)	deferred tax obligations;

(3)	minority interests;

(4)	uncapitalized interest;

(5)	in connection with a purchase by the Issuer or any Restricted Subsidiary of any business or assets, any post-closing payment adjustment to which the seller may become entitled to the extent such adjustment is determined by a final closing balance sheet or such adjustment depends on the performance of such business or assets after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 120 days thereafter;

(6)	pension fund obligations or rehabilitation obligations that are classified as “indebtedness” under GAAP but that would not otherwise constitute Indebtedness under clauses (A)(1) through (A)(9) of this definition; and

(7)	Non-Financing Lease Obligations, obligations under or in respect of straight-line leases, operating leases or Sale/Leaseback Transactions (except any resulting Financing Lease Obligations).

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchasers” means J.P. Morgan Securities LLC, ATB Capital Markets Inc., Barclays Capital Inc., BMO Capital Markets Corp., CIBC World Markets Corp., Desjardins Securities Inc., Goldman Sachs & Co. LLC, National Bank of Canada Financial Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated, TD Securities (USA) LLC and BC Partners Securities LLC.

“Insolvency or Liquidation Proceeding” means:

(1)	any case commenced by or against the Issuer or any other Grantor under any bankruptcy law, any other proceeding for the reorganization, recapitalization, compromise or adjustment or marshalling of the assets or liabilities of the Issuer or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any other Grantor or any similar case or proceeding relative to the Issuer or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)	any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any other Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)	any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any other Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property Security Agreements” means one or more intellectual property security agreements contemplated to be executed and delivered pursuant to the Collateral Requirements.

“Intercreditor Agreements” means each First Lien Intercreditor Agreement and each comparable junior lien intercreditor agreement with respect to permitted Indebtedness secured with a Junior Lien Priority.

“Interest Payment Date” means January 15 and July 15 of each year that the Notes are outstanding, commencing (except in respect of any Additional Notes) on January 15, 2024.

“Interest Rate Agreement” means any financial arrangement entered into between a Person (or its Restricted Subsidiaries) and a counterparty on a case by case basis in connection with interest rate swap transactions, interest rate options, cap transactions, floor transactions, collar transactions and other similar interest rate protection related transactions, the purpose of which is to mitigate or eliminate its exposure to fluctuations in interest rates.

“Investment Grade” means a rating equal to or higher than “Baa3” (or the equivalent) in the case of Moody’s, “BBB−” (or the equivalent) in the case of S&P, “BBB-” (or the equivalent) in the case of Fitch, “BBB (low)” (or the equivalent) in the case of DBRS, or any equivalent rating by any other Approved Rating Organization.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of:

(1)	any direct or indirect advance, loan or other extension of credit to another Person;

(2)	any capital contribution to another Person, by means of any transfer of cash or other property in any form;

(3)	any purchase or acquisition of Equity Interests, bonds, notes or other Indebtedness, or other instruments or securities, issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services;

(4)	any guarantee of any Indebtedness of another Person; and

(5)	all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP;

provided that “Investments” with respect to any Person shall exclude extensions of trade credit in the ordinary course of business on commercially reasonable terms in accordance with the normal trade practices of such Person.

If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Person making such sale or other disposition will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such Restricted Subsidiary that were not sold or disposed of. The acquisition by the Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person. If the Issuer designates any of its Restricted Subsidiaries as an Unrestricted Subsidiary in accordance with Section 4.10, the Issuer will be deemed to have made an Investment in such Subsidiary on the date of such designation equal to the Fair Market Value of such Person. In each of the foregoing cases, the amount of the Investment will be determined as provided in the penultimate paragraph of Section 4.4. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Investor” means (i) each of (a) BC Partners Advisors L.P. and its Affiliates (including BC European Capital X LP and the other funds, partnerships or other vehicles managed, advised or controlled thereby, together with any entity (directly or indirectly) wholly owned by any such fund, partnership or vehicle, but not including, however, any portfolio operating company of the foregoing), (b) Ontario Teachers’ Pension Plan Board and its Affiliates (including the funds, partnerships or other vehicles managed, advised or controlled thereby, together with any entity (directly or indirectly) wholly owned by any such fund, partnership or vehicle, but not including, however, any portfolio operating company of the foregoing), (c) Magny Cours Investment Pte. Ltd. and its Affiliates (including the funds, partnerships or other vehicles managed, advised or controlled thereby, together with any entity (directly or indirectly) wholly owned by any such fund, partnership or vehicle, but not including, however, any portfolio operating company of the foregoing) and (d) Patrick Dovigi and his Affiliates and (ii) any successor of any Person identified in clause (i). For purposes of this definition, a Person (first person) is considered to control another Person (second person) if: (a) the first person beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation; (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership; or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

“Issue Date” means December 6, 2023.

“Issuer” means GFL Environmental Inc. (and not any of its Subsidiaries or Affiliates), until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” means a written request or order signed in the name of the Issuer by one Officer and delivered to the Trustee.

“Joinder Agreement” means a joinder to the First Lien Intercreditor Agreement substantially in the form set forth therein.

“Junior Lien Priority” means Indebtedness that is secured by a Lien on the Collateral that is junior in priority to the Liens on the Collateral securing the Notes and subject to a second lien intercreditor agreement (it being understood that junior Liens are not required to rank equally and ratably with other junior Liens, and that Indebtedness secured by junior Liens may be secured by Liens that are senior in priority to, or rank equally and ratably with, or junior in priority to, other Liens constituting junior Liens).

“Lien” means any mortgage, lien (statutory or otherwise), pledge, charge, security interest or encumbrance upon or with respect to any property of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement; provided that in no event shall Non-Financing Lease Obligations be deemed to constitute a Lien.

“Limited Condition Acquisition” means any acquisition or Investment, including by way of merger, amalgamation or consolidation, by the Issuer or one or more of its Restricted Subsidiaries whose consummation is not conditional upon the availability of, or on obtaining, third party financing.

“Major Non-Controlling Authorized Representative” means, with respect to any Collateral, (i) at any time when any of the First Lien Revolving Credit Agreement Collateral Agent, the First Lien Term Loan Collateral Agent, the 3.500% 2028 Secured Notes Collateral Agent, the 3.750% 2025 Secured Notes Collateral Agent, the 4.250% 2025 Secured Notes Collateral Agent, the 5.125% 2026 Secured Notes Collateral Agent or the Notes Collateral Agent is the Controlling Collateral Agent, the Authorized Representative of the Series of First Lien Obligations, if any, that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations (including the First Lien Revolving Credit Agreement Obligations, the First Lien Term Loan Obligations, the 3.500% 2028 Secured Notes Obligations, the 3.750% 2025 Secured Notes Obligations, the 4.250% 2025 Secured Notes Obligations, the 5.125% 2026 Secured Notes Obligations and the Notes Obligations) (provided, however, that if there are two outstanding Series of Additional First Lien Obligations which have an equal outstanding principal amount, the Series of Additional First Lien Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this clause (i)) and (ii) at any time when the Additional First Lien Collateral Agent is the Controlling Collateral Agent, the Authorized Representative of the Series of Additional First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations (other than First Lien Revolving Credit Agreement Obligations, First Lien Term Loan Obligations, the 3.500% 2028 Secured Notes Obligations, the 3.750% 2025 Secured Notes Obligations, the 4.250% 2025 Secured Notes Obligations, the 5.125% 2026 Secured Notes Obligations and the Notes Obligations, if any) with respect to such Shared Collateral (provided, however, that if there are two outstanding Series of Additional First Lien Obligations which have an equal outstanding principal amount, the Series of Additional First Lien Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this clause (ii); provided, further, that if the Notes Collateral Agent is such Major Non-Controlling Authorized Representative it shall act pursuant to instructions from the Holders of a majority of the Notes outstanding). Notwithstanding the foregoing and for the avoidance of doubt, the Controlling Collateral Agent may not also act as the Major Non-Controlling Authorized Representative (unless there is only one Series of First Lien Obligations outstanding at such time).

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of the Issuer or any parent entity on a Business Day not more than five Business Days prior to the date of the declaration or making of a Restricted Payment permitted pursuant to Section 4.4(c)(12) multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Material Real Property” means any fee-owned real property located in the United States or Canada that is owned by the Issuer or a Guarantor and (x) is set forth in the First Lien Term Loan Credit Agreement or (y) is acquired after the closing date of the First Lien Term Loan Credit Agreement with an individual book value in excess of $15,000,000 (as determined by the Issuer acting in good faith), except for any such real property that is located in a mortgage tax jurisdiction.

“Material Restricted Subsidiary” means each Restricted Subsidiary of the Issuer (a) whose proportionate share of the Total Assets (after intercompany eliminations) exceeds 5.0% as of the end of the most recently completed fiscal quarter for which internal annual or quarterly financial statements are available, or (b) which contributed in excess of 5.0% of Consolidated EBITDA for the most recently completed four fiscal quarters for which internal annual or quarterly financial statements are available.

“Material Subsidiary” means any Restricted Subsidiary that is not an Immaterial Subsidiary.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of October 9, 2018, by and among Wrangler Super Holdco Corp., GFL Environmental Holdings Inc., Betty Merger Sub Inc., the Issuer, solely for purposes of Article X thereof, and Wrangler Aggregator Holdings, L.P., solely in its capacity as the securityholder representative.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgages” means collectively, the deeds of trust, trust deeds, deeds to secure debt, hypothecs, debentures and mortgages made by the Issuer and the Guarantors in favor or for the benefit of the Notes Collateral Agent in form and substance reasonably satisfactory to the Notes Collateral Agent, executed, delivered and filed, registered or recorded, as applicable, pursuant to Section 4.22.

“Municipal Waste Contract” means any contract or franchise agreement with a municipality for waste management services, including collection, hauling, disposal and/or processing services, or any local ordinance granting an exclusive waste management services franchise, including collection, hauling disposal and/or processing services.

“Net Cash Proceeds” means, with respect to any issuance or sale of Equity Interests, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

“Net Proceeds” means, with respect to any Asset Sale, the proceeds therefrom in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents, or stock or other assets when disposed of for cash or Cash Equivalents, received by the Issuer or any of the Restricted Subsidiaries from such Asset Sale, net of:

(1)	all legal, title, engineering and environmental fees and expenses (including fees and expenses of legal counsel, advisors, accountants, consultants and investment banks, sales commissions and relocation expenses) related to such Asset Sale;

(2)	provisions for all cash taxes payable or required to be accrued in accordance with GAAP as a result of such Asset Sale;

(3)	payments applied to the repayment of principal, premium (if any) and interest on Indebtedness where payment of such Indebtedness is secured by a Lien on the assets or properties that are the subject of such Asset Sale;

(4)	amounts required to be paid to any Person owning a beneficial interest in the assets or properties that are subject to the Asset Sale; and

(5)	appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

provided that cash and/or Cash Equivalents in which the Issuer or a Restricted Subsidiary has an individual beneficial ownership shall not be deemed to be received by the Issuer or a Restricted Subsidiary until such time as such cash and/or Cash Equivalents are free from any restrictions under agreements with the other beneficial owners of such cash and/or Cash Equivalents which prevent the Issuer or a Restricted Subsidiary from applying such cash and/or Cash Equivalents to any use permitted by Section 4.7 or to purchase Notes.

“New Project” means (x) each plant, facility, branch, office, transfer station, landfill, convenience site which is either a new plant, facility, branch, office, transfer station, landfill, convenience site or an expansion, relocation, remodeling, refurbishment or substantial modernization of an existing plant, facility, branch, office, transfer station, landfill, convenience site owned by the Issuer or the Restricted Subsidiaries which in fact commences operations and (y) each creation (in one or a series of related transactions) of a, business unit, product line, line of operations or service offering to the extent such business unit, product line, line of operations or service offering is offered or each expansion (in one or series of related transactions) of business into a new market or service or through a new distribution method or channel.

“Non-Controlling Authorized Representative” means, at any time with respect to any Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (1) an Event of Default (under and as defined in this Indenture or other debt facility for the applicable Series of First Lien Obligations under which such Non-Controlling Authorized Representative is the Authorized Representative) and (2) each Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (a) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional First Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (b) the First Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of this Indenture or other debt facility for the applicable Series of First Lien Obligations; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (x) at any time the First Lien Revolving Credit Agreement Administrative Agent, the First Lien Revolving Credit Agreement Collateral Agent, the First Lien Term Loan Administrative Agent or the First Lien Term Loan Collateral Agent, as applicable, has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (y) at any time the Issuer or Guarantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Financing Lease” means any lease determined in accordance with GAAP other than (i) a Financing Lease and (ii) a lease that in accordance with GAAP is an exempt or excluded lease.

“Non-Financing Lease Obligation” means, as to any Person, the obligations of such Person under a Non-Financing Lease.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2)	no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such Indebtedness to be accelerated or payable prior to its Stated Maturity.

“Note Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Notes by any Person in accordance with the provisions of this Indenture.

“Notes” means notes issued under this Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase (except that if the Additional Notes are not fungible with the Initial Notes for U.S. and Canadian federal income tax purposes, the Additional Notes will have a separate CUSIP number), and unless otherwise provided or the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor Person, and shall initially be Computershare Trust Company, N.A.

“Notes Obligations” means the Obligations and all other obligations in respect of the Notes, this Indenture, the Note Guarantees and the other Collateral Documents relating to the Notes.

“Notes Secured Parties” means the Trustee, the Notes Collateral Agent and the Holders of the Notes.

“Offering Memorandum” means the offering memorandum, dated November 29, 2023, relating to the offering of the Initial Notes.

“Officer” means any of the Chairman of the Board, Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, Executive Vice President, Senior Vice President, the principal accounting officer, the Secretary or any Assistant Secretary, any Executive Vice President, Senior Vice President or any Vice President of the Issuer.

“Officer’s Certificate” means a certificate signed by any Officer, or the Corporate Secretary, of the Issuer and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel that complies with Sections 12.3 and 12.4 of this Indenture and is delivered to the Trustee or other applicable party. The counsel may be an employee of or counsel to the Issuer, and such counsel shall be acceptable to the Trustee. Any such opinion may be subject to customary assumptions and exclusions.

“Pari Passu Indebtedness” means: (a) with respect to the Issuer, the Notes and any Indebtedness that ranks pari passu in right of payment to the Notes; and (b) with respect to any Guarantor, its Note Guarantee and any Indebtedness which ranks pari passu in right of payment to such Guarantor’s Note Guarantee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“Permitted Assets” means any and all properties or assets that are used or useful in a Permitted Business (including Capital Stock in a Person that is a Restricted Subsidiary and Capital Stock in a Person whose primary business is a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Capital Stock by the Issuer or by a Restricted Subsidiary, but excluding any other securities).

“Permitted Business” means any business conducted (as described in the Offering Memorandum) by the Issuer and the Restricted Subsidiaries on the Issue Date, and other businesses reasonably related or ancillary thereto or that are a reasonable extension or development thereof.

“Permitted Holder” means:

(1)	each of the Investors and members of management of the Issuer who are holders of Equity Interests of the Issuer on the Issue Date;

(2)	any Group (as defined in the definition of Change of Control) of which any of the foregoing are members;

(3)	any member of any such Group; and

(4)	any other Person or Group; provided that in the case of this clause (4): (a) Patrick Dovigi and his Affiliates, BC Partners Advisors L.P., Ontario Teachers’ Pension Plan Board, GIC Private Ltd. and the members of management of the Issuer who were holders of Equity Interests of the Issuer on the Issue Date continue to hold in the aggregate not less than 40% of the Voting Stock of the Issuer, measured by voting power rather than number of shares; and (b) such Person or Group and the Persons described in the foregoing subclause (a) are party to a shareholders’ agreement in respect of their respective Equity Interests of the Issuer.

“Permitted Investments” means, without duplication:

(1)	any Investment in the Issuer or in a Restricted Subsidiary;

(2)	any Investment in cash or Cash Equivalents;

(3)	any Investment in a Person or division or line of business of a Person, if as a result of, or concurrently with, such Investment:

(a)	such Person becomes a Restricted Subsidiary (or a division or line of business is owned by a Restricted Subsidiary), or

(b)	such Person, in one transaction or a series of transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.7;

(5)	any acquisition of assets or other Investments in a Person solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Issuer or warrants, options or other rights to acquire Capital Stock (other than Disqualified Stock) of the Issuer;

(6)	Investments resulting from repurchases of the Notes or the Existing Notes;

(7)	any Investments received in compromise of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (b) litigation, arbitration or other disputes;

(8)	Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;

(9)	Investments (a) existing on, or made pursuant to binding commitments existing on, the Issue Date or (b) that are an extension, modification or renewal of any such Investments described under the preceding clause (a), but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof, except as otherwise permitted under this Indenture, and Investments made with the proceeds, including, without limitation, from sales or other dispositions, of such Investments and any other Investments made pursuant to this clause (9);

(10)	guarantees issued in accordance with Section 4.3;

(11)	guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course of business;

(12)	Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(13)	accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case, in the ordinary course of business;

(14)	advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Issuer or its Restricted Subsidiaries;

(15)	guarantees of operating leases (for the avoidance of doubt, excluding Financing Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(16)	intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures incurred in the ordinary course of business in connection with the cash management operations of the Issuer and its Subsidiaries;

(17)	Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the ordinary course of business;

(18)	loans or advances made to officers, directors or employees of the Issuer or any of its Restricted Subsidiaries; provided that the aggregate principal amount outstanding at any time under this clause (18) shall not exceed the greater of $10 million and 1.0% of Total Assets as of any date of incurrence (after giving effect to such Investment);

(19)	Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.1 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(20)	Investments by the Issuer or a Restricted Subsidiary in (i) joint ventures and (ii) Subsidiaries that are not wholly owned, in an aggregate amount, taken together with all other Investments made pursuant to this clause (20), not to exceed the greater of $60 million and 2.0% of Total Assets determined at the time of such Investment (after giving effect to such Investment);

(21)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (21) that are at the time outstanding not to exceed the greater of (i) $175 million and (ii) 6.0% of Total Assets as of any date of incurrence (after giving effect to such Investment);

(22)	Investments in a Similar Business not to exceed the greater of (i) $175 million and (ii) 6.0% of Total Assets as of any date of incurrence (after giving effect to such Investment); and

(23)	Investments in an unlimited amount so long as on the earlier of the date on which the Investment is made and the date on which the definitive agreement governing the relevant Investment containing a legally binding commitment to make such Investment is made, immediately after giving effect thereto and the incurrence of any Indebtedness to be incurred in connection therewith, the Issuer shall be in compliance with a Consolidated Net Leverage Ratio of equal to or less than 5.50:1.00 (after giving effect to such Investment) as of the last day of the most recently ended four quarters for which internal financial information is available preceding such Investment.

“Permitted Liens” means, as of any date:

(1)	Liens securing (i) Indebtedness permitted to be incurred pursuant to Section 4.3(b)(1) (measured at the time of the incurrence of such Indebtedness and giving effect to the application of the proceeds therefrom) and any other obligations related thereto (including, for the avoidance of doubt, Liens to secure the Notes to the extent incurred pursuant to such Section 4.3(b)(1) and the Note Guarantees thereof), (ii) the maximum principal amount of Indebtedness such that, as of the date any such Indebtedness was incurred (after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom), the Secured Net Leverage Ratio of the Issuer and its Restricted Subsidiaries would not exceed 5.50 to 1.00, and (iii) Cash Management Obligations incurred by the Issuer or a Restricted Subsidiary of the Issuer in the ordinary course of business;

(2)	Liens in favor of the Issuer of any of its Restricted Subsidiaries;

(3)	Liens on property, assets or shares of stock of a Person existing at the time such Person is acquired by or amalgamated or merged with or into or consolidated with the Issuer or any Restricted Subsidiary; provided that such Liens were in existence prior to, and were not created in contemplation of, such acquisition, amalgamation, merger or consolidation and do not extend to any assets other than those of the Person acquired by or amalgamated or merged into or consolidated with the Issuer or the Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition or property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(4)	Liens securing Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;

(5)	Liens for any judgment rendered, or claim filed, against the Issuer or any Restricted Subsidiary which is being contested in good faith by appropriate proceedings and that does not constitute an Event of Default if during such contestation a stay of enforcement of such judgment or claim is in effect;

(6)	Liens on property, assets or shares of stock existing at the time of acquisition of such property by the Issuer or any Restricted Subsidiary; provided that (A) such Liens do not extend to any other property of the Issuer or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition or property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition) and were in existence prior to, and were not created in contemplation of, such acquisition (other than Liens to secure Indebtedness pursuant to Section 4.3(b)(2)) or (B) after giving pro forma effect to the incurrence or issuance of Indebtedness, Disqualified Stock or preferred stock, the Secured Net Leverage Ratio would be no greater than either (i) 5.50 to 1.00 or (ii) the Secured Net Leverage Ratio immediately prior to giving effect to such transaction;

(7)	Liens incurred or deposits made to secure the performance of or otherwise in connection with statutory obligations, environmental reclamation obligations, bids, leases, government contracts, surety or appeal bonds, performance or return-of-money bonds or other obligations of a like nature incurred in the ordinary course of business, including letters of credit, performance bonds and other reimbursement obligations permitted by Section 4.3(b)(2);

(8)	Liens securing Indebtedness (including Financing Lease Obligations) permitted by Section 4.3(b)(4) covering the assets acquired, developed or improved with such Indebtedness;

(9)	Liens securing Indebtedness permitted by Section 4.3(b)(14), Section 4.3(b)(15) and Section 4.3(b)(17);

(10)	Liens existing on the Issue Date (other than Liens described in clause (1) above);

(11)	Liens for taxes, workers’ compensation, unemployment insurance and other types of social security, assessments or other governmental charges or claims that are not yet due and payable or, if due and payable and delinquent for a period of more than 30 days, that are being contested by the Issuer or a Restricted Subsidiary in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(12)	licenses, permits, reservations, covenants, servitudes, easements, rights-of-way and rights in the nature of easements (including, without limiting the generality of the foregoing, in respect of sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cables) and zoning, land use and building restrictions, by-laws, regulations and ordinances of federal, provincial, regional, state, municipal and other governmental authorities;

(13)	Liens imposed by law that are incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, employees’, laborers’, employers’, suppliers’, banks’, builders’, repairmen’s and other like Liens;

(14)	easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property or immaterial imperfections of title that do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(15)	Liens securing Permitted Refinancing Indebtedness in respect of Indebtedness that was secured by Permitted Liens; provided that such Liens secure only the same property (including any after-acquired property to the extent it would have been subject to the original Lien, plus improvements and accessions to, such property or proceeds or distributions thereof) as such Permitted Liens;

(16)	Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operation of the business or the ownership of the assets of the Issuer or any of its Restricted Subsidiaries;

(17)	Liens arising from precautionary Personal Property Security Act or Uniform Commercial Code (or its equivalent) financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(18)	applicable municipal and other governmental restrictions, including municipal by laws and regulations, affecting the use of land or the nature of any structures which may be erected thereon; provided such restrictions have been complied with;

(19)	subdivision agreements, site plan control agreements, servicing agreements, development agreements, facilities sharing agreements, cost sharing agreements and other similar agreements provided they do not materially impair the use of the affected property for the purpose for which it is used by the Issuer or its Restricted Subsidiary, as the case may be, or materially impair the value of the property subject thereto or interfere with the ordinary conduct of the business of such Person and provided the same are complied with;

(20)	landlord distraint rights and similar rights arising under the leasehold interests of the Issuer and its Restricted Subsidiaries limited to the assets located at or about such leased properties;

(21)	title defects, encroachments or irregularities which are of a minor nature;

(22)	the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein or in any comparable grant in jurisdictions other than Canada;

(23)	Liens in favor of customs, revenue, and taxation authorities arising by operation of law;

(24)	leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property;

(25)	Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(26)	(a) Liens solely on any cash earnest money deposits made by the Issuer or any Restricted Subsidiary in connection with any letter of intent or other agreement in respect of any Permitted Investment and (b) Liens on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment;

(27)	Liens on the Equity Interests of Unrestricted Subsidiaries;

(28)	other Liens securing related obligations in an aggregate outstanding principal amount not to exceed the greater of (i) $240.0 million and (ii) 60.0% of Consolidated EBITDA for the most recently completed four fiscal quarters for which internal annual or quarterly financial statements are available calculated in a manner consistent with any pro forma adjustments to Consolidated EBITDA set forth in the definition of Fixed Charge Coverage Ratio;

(29)	Liens securing the Notes (other than any Additional Notes) and the related Note Guarantees; and

(30)	Liens in favor of landlords securing obligations under real property leases, provided that such liens only attach to the movable property located on the premises subject to such real property leases and that such premises are located in the Province of Quebec.

For purposes of determining compliance with this definition, (A) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but is permitted to be incurred in part under any combination thereof and of any other available exemption, (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Issuer will, in its sole discretion, be entitled to divide, classify or reclassify, in whole or in part, any such Lien (or any portion thereof) among one or more such categories or clauses in any manner that complies with this definition and (C) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (1)(ii) above (giving pro forma effect only to the incurrence of such portion of such Indebtedness), the Issuer, in its sole discretion, may classify such portion of such Indebtedness (and any obligations in respect thereof) as having been secured pursuant to clause (1)(ii) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) or, if greater, committed amount (only to the extent the committed amount could have been incurred on the date of initial incurrence and was deemed incurred at such time for the purposes of Section 4.3) of the Indebtedness extended, refinanced, renewed, replaced, defeased, discharged or refunded (plus all accrued interest on the Indebtedness and the amount of all fees, defeasance costs, expenses and premiums (including tender premiums) incurred in connection therewith);

(2)	the Stated Maturity of the principal of such Permitted Refinancing Indebtedness is (i) no earlier than the Stated Maturity of the principal of the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded, or (ii) at least 91 days after the Stated Maturity of the principal of the Notes;

(3)	the Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, deferred, discharged or refunded;

(4)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded is Subordinated Indebtedness of the obligor thereon, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes issued by, or the Note Guarantee of, the obligor thereon, as the case may be, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded;

(5)	if such Permitted Refinancing Indebtedness is secured, the Lien does not apply to any property or assets of the Issuer or any of its Restricted Subsidiaries other than such property or assets securing the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded (including any after-acquired property to the extent it would have been subject to the original Lien, plus improvements and accessions to, such property or proceeds or distributions thereof); and

(6)	such Permitted Refinancing Indebtedness is incurred by the Person that was the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded and is guaranteed only by Persons who were obligors on the Indebtedness being extended, refinanced, renewed, replaced, defeased, discharged or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government, government body or agency or other entity.

“Pledge Agreement” means each of the U.S. Pledge Agreement and the Canadian Pledge Agreement.

“PPSA” means the Personal Property Security Act (Ontario) in effect from time to time, provided however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Notes Collateral Agent’s security interest in any item or portion of the Collateral is governed by the PPSA as in effect in a Canadian jurisdiction other than the Province of Ontario, the term “PPSA” shall mean the Personal Property Security Act or such other applicable legislation (including the Civil Code of Quebec) as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Private Placement Legend” means the legend set forth in Section 2.6(f)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Money Obligations” means Indebtedness of the Issuer and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of Permitted Assets.

“Put-or-Pay Agreement” means, with respect to the Issuer, any put-or-pay volume contract, entered into by the Issuer or any Restricted Subsidiary with a counterparty, pursuant to which the counterparty retains the Issuer or the Issuer retains the counterparty, to provide waste management services including collection, hauling, disposal or processing services and guarantees a minimum tonnage for such services or payment in lieu of such services.

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A).

“Record Date” means the date specified for determining holders entitled to receive interest on the Notes on any Interest Payment Date.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regulation S” means Regulation S promulgated under the 1933 Act.

“Regulation S Global Note” means a permanent Global Note substantially in the form of Exhibit A, bearing the Global Note Legend, the Private Placement Legend and (unless such legend is no longer required by the provisions of this Indenture) the Canadian Legend, that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Regulation S.

“Repay” means, in respect of any Indebtedness, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Indebtedness. “Repayment” and “Repaid” shall have correlative meanings.

“Required First Lien Credit Agreement Secured Parties” means, at any time with respect to any matter, First Lien Revolving Credit Agreement Secured Parties and First Lien Term Loan Secured Parties (collectively) owed or holding a majority of the sum of (without duplication and subject to any voting restrictions set forth in the First Lien Revolving Credit Agreement and the First Lien Term Loan Agreement, as applicable) the aggregate amount of outstanding loans, participations and letters of credit and unused commitments under the First Lien Revolving Credit Agreement and the First Lien Term Loan Agreement at such time.

“Required First Lien Term Loan Lenders” means the “Required Lenders” (or any similarly defined term) as defined in the First Lien Term Loan Agreement.

“Resale Restriction Termination Date” means (i) in the case of Notes initially sold in reliance on Rule 144A, the date that is one year after the later of the Issue Date (or the date of original issue of any Additional Notes) and the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Notes (or any predecessor Notes) or (ii) in the case of Notes initially sold in reliance on Regulation S, 40 days after the later of the Issue Date (or the date of original issue of any Additional Notes) and the date on which Notes (or any predecessor Notes) were first offered to persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend (including the Regulation S Global Note).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Note” means either a Restricted Definitive Note or a Restricted Global Note.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise indicated in this Indenture, a reference to a Restricted Subsidiary shall mean a Restricted Subsidiary of the Issuer.

“Rule 144” means Rule 144 promulgated under the 1933 Act.

“Rule 144A” means Rule 144A promulgated under the 1933 Act.

“Rule 904” means Rule 904 promulgated under the 1933 Act.

“S&P” means S&P Global Ratings, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Issuer or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or a Restricted Subsidiary leases it from such Person, other than leases between or among the Issuer and any of its Restricted Subsidiaries.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Net Leverage Ratio” means, as of any date of determination with respect to any Person, the ratio of (1)(i)(x) Secured Indebtedness (other than Indebtedness secured by the Collateral with a Junior Lien Priority relative to the Notes and the Note Guarantees) of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) and (y) the Reserved Indebtedness Amount applicable at such time to the calculation of the Secured Net Leverage Ratio with respect to commitments first obtained as of such date but not utilized as of such date (but only to the extent such commitments are being obtained in reliance on a test based on such ratio and the Issuer has so elected to test such ratios at such time) minus (ii) the sum of (x) cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries as of such date of calculation plus (y) any cash in a trust account of counsel to the Issuer or any of its Restricted Subsidiaries or counsel of a vendor in connection with the deposit of an amount on account of the purchase price for an acquisition or investment and (2) Consolidated EBITDA of such Person and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with GAAP are available. In the event that the Issuer or any of its Restricted Subsidiaries incurs or redeems any Secured Indebtedness subsequent to the commencement of the period for which the Secured Net Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Net Leverage Ratio is made, then the Secured Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four fiscal quarter period; provided, however, that the pro forma calculation of Secured Indebtedness shall not give effect to (i) any Secured Indebtedness incurred on the Calculation Date (other than Secured Indebtedness incurred pursuant to clause (1)(i)(y) of Section 4.3(b) or clause (1)(ii) of the definition of Permitted Liens) or (ii) any repayment, repurchase, redemption, defeasance or other discharge of Indebtedness to the extent such repayment, retirement, extinguishment, defeasance or other discharge results from the proceeds of such Secured Indebtedness referred to in clause (i). The Secured Net Leverage Ratio shall be calculated in a manner consistent with the definition of Fixed Charge Coverage Ratio, including any pro forma adjustments to Secured Indebtedness and Consolidated EBITDA as set forth therein (including for acquisitions).

“Security Agreement” means each of the U.S. Security Agreement and the Canadian Security Agreement.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the First Lien Revolving Credit Agreement Secured Parties (in their capacities as such), (ii) the First Lien Term Loan Secured Parties (in their capacities as such), (iii) the 3.500% 2028 Secured Notes Secured Parties, the 3.750% 2025 Secured Notes Secured Parties, the 4.250% 2025 Secured Notes Secured Parties, (vi) the 5.125% 2026 Secured Notes Secured Parties, (v) the Notes Secured Parties and (vi) the Additional First Lien Secured Parties (in their capacities as such) that become subject to the First Lien Intercreditor Agreement after the Issue Date that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the First Lien Revolving Credit Agreement Obligations, (ii) the First Lien Term Loan Obligations, (iii) the 3.500% 2028 Secured Notes Obligations, (iv) the 3.750% 2025 Secured Notes Obligations, (v) the 4.250% 2025 Secured Notes Obligations, (vi) the 5.125% 2026 Secured Notes Obligations, (vii) the Notes Obligations and (viii) the Additional First Lien Obligations incurred after the date hereof pursuant to any Additional First Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives or Collateral Agents on behalf of such holders) hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission (or any successor provision).

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, complementary, incidental or ancillary thereto, or is a reasonable extension, development or expansion thereof.

“Specified Legal Expenses” means, to the extent not constituting an extraordinary, non-recurring or unusual loss, charge or expense, all attorneys’ and experts’ fees and expenses and all other costs, liabilities (including all damages, penalties, fines and indemnification and settlement payments) and expenses paid or payable in connection with any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative, governmental or investigative).

“Specified Transaction” means any Investment that results in a Person becoming a Restricted Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any acquisition, any disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Issuer or constitutes a disposition of a line of business or division that has an identifiable earnings stream, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any disposition of a business unit, line of business or division of the Issuer or a Restricted Subsidiary, in each case, whether by merger, consolidation, amalgamation or otherwise, or any incurrence or repayment of Indebtedness, any Restricted Payment, any New Project or other event (other than the incurrence or repayment of Indebtedness under any revolving credit facility in the ordinary course of business for working capital purposes), that by the terms of this Indenture requires Consolidated EBITDA, Total Assets or a financial ratio or test to be calculated on a pro forma basis or after giving pro forma effect.

“Stated Maturity” means, with respect to any instalment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness (as amended, supplemented or otherwise modified in any manner that is not prohibited by this Indenture), and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Issuer or a Guarantor that is subordinated in right of payment to the Notes or the Note Guarantee issued by the Issuer or such Guarantor, as the case may be.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership or limited liability company if (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, thereof are owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof), whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) the specified Person, or any Subsidiary of the specified Person, is a controlling general partner of, or otherwise controls, such entity.

“Tax Act” means the Income Tax Act (Canada).

“Taxes” means any present or future tax, levy, impost, assessment or other government charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Taxing Authority.

“Taxing Authority” means any government or any political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Total Assets” means, as of any date of determination, the total assets of the Issuer and the Restricted Subsidiaries without giving effect to any impairment or amortization of the amount of intangible assets since the Issue Date, determined on a consolidated basis in accordance with GAAP, as set forth on the consolidated balance sheet of the Issuer as of the last day of the fiscal quarter most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 4.2(a)(1) and (a)(2) calculated on a pro forma basis.

“Treasury Rate” means, as of the applicable redemption date, as determined by the Issuer, the yield to maturity as of such redemption date of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to January 15, 2027; provided, however, that if the period from such redemption date to January 15, 2027, as applicable, is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in effect from time to time.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A, attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

“Unrestricted Note” means either an Unrestricted Definitive Note or an Unrestricted Global Note.

“Unrestricted Subsidiary” means any Restricted Subsidiary (including a newly acquired or newly formed Subsidiary) of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to Section 4.10, and includes any Subsidiary of an Unrestricted Subsidiary.

“U.S.” means the United States of America.

“U.S. Person” means any U.S. person as defined for purposes of Regulation S.

“U.S. Pledge Agreement” means that certain Securities Pledge Agreement, dated as of the Issue Date, among the Issuer, the Guarantors that are U.S. persons and the Notes Collateral Agent, as amended, restated, amended and restated, supplemented or otherwise modified from the time to time.

“U.S. Security Agreement” means that certain Security Agreement, dated as of the Issue Date, entered into by the Issuer and the Guarantors that are U.S. persons in favor of the Notes Collateral Agent, as amended, restated, amended and restated, supplemented or otherwise modified from the time to time.

“U.S. Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Waste Industries Merger” means the acquisition by the Issuer of Wrangler Super Holdco Corp. (as the indirect parent of Waste Industries USA, LLC and its subsidiaries) (“Waste Industries”) pursuant to the Merger Agreement.

“Waste Industries Transactions” means the Waste Industries Merger pursuant to the Merger Agreement and the related financing transactions in connection therewith that were consummated on November 14, 2018.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then-outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of the Issuer means any Restricted Subsidiary of which all of the outstanding Voting Stock (other than directors’ qualifying shares or shares required to be owned by other Persons pursuant to applicable law) is owned directly or indirectly by the Issuer or any other Wholly Owned Restricted Subsidiary.

Section 1.2.            Other Definitions.

“Acceptable Commitment”	Section 4.7(b)(5)

“Accounting Change”	Section 1.3(2)

“Acquired Indebtedness”	Section 4.3(c)(4)

“Act”	Section 12.16(a)

“Action”	Section 11.8(v)

“Additional Amounts”	Section 4.21(a)

“Affiliate Transaction”	Section 4.8

“Agreement Currency”	Section 12.17(a)

“Asset Sale Offer”	Section 4.7(c)

“Asset Sale Payment Date”	Section 4.7(f)

“Authenticating Agent”	Section 2.2

“Authorized Agent”	Section 12.7(c)

“Calculation Date”	Section 1.1

“Canadian Legend”	Section 2.6(f)(4)

“Change of Control Offer”	Section 4.11(a)

“Change of Control Payment”	Section 4.11(a)

“Change of Control Payment Date”	Section 4.11(a)

“Code”	Section 1.1

“Collateral Asset Sale”	Section 4.7(d)

“Collateral Asset Sale Offer”	Section 4.7(b)(5)

“Collateral Retained Declined Proceeds”	Section 4.7(i)

“covenant defeasance option”	Section 8.1(b)

“Covenant Suspension Event”	Section 4.20(a)

“Defaulted Interest”	Section 2.11

“EDGAR”	Section 4.2(c)

“Excess Proceeds”	Section 4.7(c)

“Financial Reports”	Section 4.2

“Foreign Guarantors”	Section 12.7(c)

“IFRS”	Section 1.1

“incur”	Section 4.3(a)

“Initial Notes”	Preamble

“Judgment Currency”	Section 12.7(a)

“legal defeasance option”	Section 8.1(b)

“Legal Holiday”	Section 12.6

“Obligations”	Section 10.1

“Paying Agent”	Section 2.3

“Payment Default”	Section 6.1(4)

“Payor”	Section 4.21(a)

“Permitted Debt”	Section 4.3(b)

“Registrar”	Section 2.3

“Reinstatement Date”	Section 4.20(c)

“Related Person”	Section 11.8(b)

“Relevant Taxing Jurisdiction”	Section 4.21(a)

“Restricted Payment”	Section 4.4(a)(4)

“Retained Declined Proceeds”	Section 4.7(i)

“Second Commitment”	Section 4.7(b)(5)

“SEDAR+”	Section 4.2(c)

“Suspended Covenants”	Section 4.20(a)

“Suspension Period”	Section 4.20(a)

“Tax Group”	Section 4.4(c)(18)(H)

Section 1.3.             Rules of Construction.

Unless the context otherwise requires:

(1)            a term has the meaning assigned to it;

(2)            any accounting term used in this Indenture, unless otherwise defined therein, has the meaning assigned to it under GAAP applied consistently throughout the relevant period and relevant prior periods. If there occurs a change in generally accepted accounting principles, and such change would require disclosure under GAAP in the financial statements of the Issuer and would cause a change in the method of calculation of financial covenants, standards or terms as determined in good faith by the Issuer (an “Accounting Change”), then the Issuer may elect, as evidenced by a written notice of the Issuer to the Trustee, that such financial covenants, standards or terms shall be calculated as if such Accounting Change had not occurred. Any such election with respect to such Accounting Change may not thereafter be changed;

(3)            “or” is not exclusive;

(4)            “including” means including without limitation;

(5)            words in the singular include the plural and words in the plural include the singular;

(6)            unless otherwise indicated, all references to “Articles” or “Sections” are to Articles or Sections, as the case may be, of this Indenture;

(7)            references to sections of or rules or regulations under any legislation (including the 1933 Act, the 1934 Act or Canadian Securities Legislation) shall be deemed to include any substitute, replacement or successor section, rule, regulation or instrument, as applicable, issued, adopted or promulgated by the SEC, the applicable Canadian securities commission or securities regulatory authority or any other applicable governmental authority from time to time;

(8)            “herein,” “hereof” and other words of similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision; and

(9)            all references to “US$” are to U.S. dollars and all references to “$” are to Canadian dollars. Notwithstanding the foregoing, the Notes shall at all times be denominated, and principal and interest shall be payable only in U.S. dollars.

Article II
THE NOTES

Section 2.1.            Form and Dating.

(a)            General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (but which shall not affect the rights, duties, obligations or immunities of the Trustee without the prior written consent of the Trustee). Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture (to the extent permitted by law) shall govern and be controlling.

(b)            Global Notes. The Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). The Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent the amount of outstanding Notes specified therein, and each Global Note shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian of the Issuer, at the direction of the Trustee, in accordance with the written instructions given by the Holder thereof as required by Section 2.6 hereof.

(c)            Regulation S Global Notes. Any Notes offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Prior to the expiration of the Restricted Period, any resale or transfer of beneficial interests in a Regulation S Global Note to U.S. Persons shall not be permitted unless such resale or transfer is made pursuant to Rule 144A or Regulation S.

(d)            144A Global Notes. Any Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a 144A Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the Depositary or the nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(e)            Definitive Notes. Notwithstanding any other provision of this Section 2.1, any issuance of Definitive Notes shall be at the Issuer’s discretion, except in the circumstances set forth in Section 2.6(a) hereof.

Section 2.2.             Execution and Authentication.

An Officer shall sign the Notes for the Issuer by manual, facsimile or electronically transmitted signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually or electronically authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

The Trustee shall authenticate and deliver: (i) Initial Notes for original issue in an aggregate principal amount of US$1,000,000,000 on the Issue Date, and (ii) if and when issued, Additional Notes (which may be issued in either a registered or a private offering under the 1933 Act), in each case upon an Issuer Order. Such Issuer Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be in global or definitive form and whether they are to bear the Private Placement Legend or the Canadian Legend. The Issuer may issue Additional Notes under this Indenture subsequent to the Issue Date, subject to Section 4.3 of this Indenture. For the avoidance of any doubt, any Additional Notes that are issued hereunder, and in connection therewith the Issuer delivered to the Trustee an Officer’s Certificate and Opinion of Counsel each stating that such issuance of Additional Notes is authorized and permitted under this Indenture, shall be valid for all purposes and constitute Additional Notes hereunder, even if subsequently it is determined that such issuance was not in compliance with the covenants of this Indenture.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

Section 2.3.             Registrar and Paying Agent.

The Issuer shall at all times maintain in the continental U.S. an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any such additional paying agent. The Issuer will give prompt written notice to the Trustee of any such co-registrar or additional paying agents and of any change in the name or address of any such Registrar or Paying Agent.

The Issuer or any of its Subsidiaries may act as Paying Agent, subject to the provisions of this Section 2.3 and Section 4.14. Any Paying Agent or Registrar may resign as such upon 30 days’ prior written notice to the Issuer and the Trustee; upon resignation of any Paying Agent or Registrar, the Issuer shall appoint a successor Paying Agent or Registrar, as the case may be, complying with the requirements of this Section 2.3, no later than 30 days thereafter and shall provide notice to the Trustee of such successor Paying Agent or Registrar.

If at any time there shall be Notes outstanding that are not Global Notes and there shall be no Paying Agent with an office or agency in the City of New York, State of New York (or as such office may be moved from time to time to any other location within the contiguous U.S.), where the Notes may be presented or surrendered for payment, the Issuer shall forthwith designate such a Paying Agent in order that such Notes shall at all times be payable in the City of New York, the State of New York (or as such office may be moved from time to time to any other location within the contiguous U.S.).

The Issuer initially appoints Computershare Trust Company, N.A., as Registrar and Paying Agent for the Notes. The immunities, protections and exculpations available to the Trustee under this Indenture shall also be available to each Agent, and the Issuer’s obligations under Section 7.6 to compensate and indemnify the Trustee shall extend likewise to each Agent.

Section 2.4.             Paying Agent to Hold Money in Trust.

By at least 11:00 a.m. (New York City time) on the date on which any principal, premium, if any, or interest on any Note is due and payable, the Issuer shall deposit with the Paying Agent in immediately available funds a sum sufficient to pay such principal, premium, if any, and interest when due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest (if any) on the Notes and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money delivered to the Trustee.

Section 2.5.             Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing at least seven (7) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.6.             Transfer and Exchange.

(a)            Transfer and Exchange of Global Notes. Except as set forth herein, a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Owners of beneficial interests in Global Notes shall not be entitled to receive Definitive Notes unless:

(1)            the Depositary (A) notifies the Issuer that it is unwilling or unable to continue to act as Depositary or (B) that it is no longer a clearing agency registered under the 1934 Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days after the date of such notice from the Depositary;

(2)            the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the certificated Notes and any Participant requests a certificated Note; provided that in no event shall the Regulation S Global Note be exchanged by the Issuer for Definitive Notes prior to (a) the expiration of the Restricted Period and (b) the receipt of any certificates required under the provisions of Regulation S;

(3)            there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Depositary notifies the Issuer and the Trustee of its decision to exchange the Global Notes for Definitive Notes; or

(4)            written notice is given to the Trustee by or on behalf of the Depositary in accordance with this Indenture.

Upon the occurrence of the preceding events in clauses (1), (2), (3) or (4) above, Definitive Notes shall be issued in such names and in any approved denominations as the Depositary shall instruct the Issuer, the Trustee and the Registrar. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.7 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b) or (c).

(b)            Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein, including those set forth in the Private Placement Legend and the Canadian Legend (if applicable), to the extent required by the 1933 Act and applicable Canadian Securities Legislation, and the U.S. transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following provisions of this Section 2.6, as applicable:

(1)            Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, (A) transfers of beneficial interests in the Regulation S Global Note may not be to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and (B) such beneficial interests may be held only through Euroclear or Clearstream (as Indirect Participants in the Depositary). Beneficial interests in such Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in the preceding sentence of this Section 2.6(b)(1).

(2)            All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)           (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)            instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)            (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)            instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in Section 2.6(b) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to (a) the expiration of the Restricted Period and (b) the receipt of any certificates required under the provisions of Regulation S.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Notes or otherwise applicable under the 1933 Act, the principal amount of the relevant Global Note(s) shall be adjusted pursuant to Section 2.6(g) hereof.

(3)            Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following:

(A)            if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)            if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof, and if such transfer occurs prior to the expiration of the Restricted Period, then the transferee must hold such beneficial interest through either Euroclear or Clearstream (as Indirect Participants in the Depositary).

(4)            Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following:

(i)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)            if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the 1933 Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the 1933 Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Issuer Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)            Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)            Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If, in accordance with Section 2.6(a), any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)            if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

(C)            if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(g) hereof, and the Issuer shall execute and the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. Notwithstanding Sections 2.6(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (a) the expiration of the Restricted Period and (b) the receipt of any certificates required under the provisions of Regulation S, except in the case of a transfer pursuant to an exemption from the registration requirements of the 1933 Act other than Rule 903 or Rule 904.

(2)            Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, in each case only pursuant to Section 2.6(a) and only if the Registrar receives the following:

(i)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)            if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the 1933 Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the 1933 Act.

(3)            Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(2) hereof, the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(g) hereof, and the Issuer shall execute and the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)            Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)            if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)            if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

(C)            if such Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, the Registrar shall increase or cause to be increased the aggregate principal amount of, in the case of clause (d)(1)(A) above, the appropriate Restricted Global Note, in the case of clause (d)(1)(B) above, the 144A Global Note, and in the case of clause (d)(1)(C) above, the Regulation S Global Note. Notwithstanding the foregoing, if there are no Global Notes outstanding prior to any such transfer, Definitive Notes may be transferred for beneficial interests in a Global Note only if the Issuer so agrees and delivers an Issuer Order to the Trustee.

(2)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(i)            if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)            if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar or the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the 1933 Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the 1933 Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(2), the Trustee shall cancel the Definitive Notes and the Registrar shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. Notwithstanding the foregoing, if there are no Global Notes outstanding prior to any such transfer, Definitive Notes may be transferred for beneficial interests in a Global Note only if the Issuer so agrees and delivers an Issuer Order to the Trustee.

(3)            Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and the Registrar shall increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (2)(ii) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Issuer Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)            Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(1)            Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)           if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B)           if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)           if the transfer will be made pursuant to any other exemption must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof.

(2)            Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(i)            if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)            if the Holder of such Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar or the Issuer so requests, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the 1933 Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the 1933 Act.

(3)            Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Note pursuant to the instructions from the Holder thereof.

(f)            Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)            Private Placement Legend.

(A)            Except as permitted by subparagraph (B) below or as otherwise agreed between the Issuer and the Holder, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend, until the Resale Restriction Termination Date, in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE 1933 ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE 1933 ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF NOTES OF US$250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE 1933 ACT.]”

(B)            Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to Sections 2.6(b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend. The Issuer, acting in its discretion, may remove the Private Placement Legend from any Restricted Note at any time on or after the Resale Restriction Termination Date applicable to such Restricted Note. Without limiting the generality of the preceding sentence, the Issuer may effect such removal by issuing and delivering, in exchange for such Restricted Note, an Unrestricted Note, registered to the same Holder and in an equal principal amount, and, notwithstanding any other provision of this Section 2.6, upon receipt of an Issuer Order given at least three (3) Business Days in advance of the proposed date of exchange specified therein (which shall be no earlier than the Resale Restriction Termination Date), the Trustee shall authenticate and deliver such Unrestricted Note as directed in such Issuer Order. Notwithstanding the foregoing, the Trustee shall not be obligated to authenticate and deliver any Note that it reasonably believes, on advice of counsel, does not comply with Applicable Procedures or applicable law.

(2)           Global Notes Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE AND (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)            ERISA Legend. Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

“BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF 29 C.F.R. 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA OR ANY APPLICABLE SIMILAR LAWS) OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE A NON EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

FURTHER, IF THE HOLDER IS A PLAN SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (AN “ERISA PLAN”), SUCH HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) NONE OF THE ISSUER, GUARANTORS, THE INITIAL PURCHASERS AND ANY OF THEIR RESPECTIVE AFFILIATES (COLLECTIVELY, THE “TRANSACTION PARTIES”) HAS ACTED AS THE ERISA PLAN’S FIDUCIARY (WITHIN THE MEANING OF ERISA OR THE CODE), OR HAS BEEN RELIED UPON FOR ANY ADVICE, WITH RESPECT TO THE HOLDER’S DECISION TO ACQUIRE AND HOLD THE NOTES, AND NONE OF THE TRANSACTION PARTIES SHALL AT ANY TIME BE RELIED UPON AS THE ERISA PLAN’S FIDUCIARY WITH RESPECT TO ANY DECISION TO ACQUIRE, CONTINUE TO HOLD OR TRANSFER THE NOTES, AND (2) THE DECISION TO PURCHASE THE NOTES HAS BEEN MADE BY A DULY AUTHORIZED FIDUCIARY OF THE ERISA PLAN THAT (I) IS INDEPENDENT (AS THAT TERM IS USED IN 29 C.F.R. 2510.3-21(C)(1)) OF THE TRANSACTION PARTIES AND THERE IS NO FINANCIAL INTEREST, OWNERSHIP INTEREST, OR OTHER RELATIONSHIP, AGREEMENT OR UNDERSTANDING OR OTHERWISE THAT WOULD LIMIT ITS ABILITY TO CARRY OUT ITS FIDUCIARY RESPONSIBILITY TO THE ERISA PLAN; (II) IS A BANK, AN INSURANCE CARRIER, A REGISTERED INVESTMENT ADVISER, A REGISTERED BROKER-DEALER, OR AN INDEPENDENT FIDUCIARY THAT HOLDS, OR HAS UNDER MANAGEMENT OR CONTROL, TOTAL ASSETS OF AT LEAST $50 MILLION (IN EACH CASE, AS SPECIFIED IN 29 C.F.R. 2510.3-21(C)(1)(I)(A)-(E)); (III) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO PARTICULAR TRANSACTIONS AND INVESTMENT STRATEGIES (INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE DECISION TO INVEST IN THE NOTES); (IV) HAS BEEN FAIRLY INFORMED THAT THE TRANSACTION PARTIES HAVE NOT AND WILL NOT UNDERTAKE TO PROVIDE IMPARTIAL INVESTMENT ADVICE, OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY, IN CONNECTION WITH THE PURCHASE AND HOLDING OF THE NOTES; (V) HAS BEEN FAIRLY INFORMED THAT THE TRANSACTION PARTIES HAVE FINANCIAL INTERESTS IN THE ERISA PLAN’S PURCHASE AND HOLDING OF THE NOTES, WHICH INTERESTS MAY CONFLICT WITH THE INTEREST OF THE ERISA PLAN; (VI) IS A FIDUCIARY UNDER ERISA OR THE CODE, OR BOTH, WITH RESPECT TO THE DECISION TO PURCHASE AND HOLD THE NOTES AND IS RESPONSIBLE FOR EXERCISING (AND HAS EXERCISED) INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ASSETS OF SUCH ERISA PLAN IN THE NOTES; AND (VII) IS NOT PAYING ANY TRANSACTION PARTY ANY FEE OR OTHER COMPENSATION DIRECTLY FOR THE PROVISION OF INVESTMENT ADVICE (AS OPPOSED TO OTHER SERVICES) IN CONNECTION WITH THE ERISA PLAN’S PURCHASE AND HOLDING OF THE NOTES.”

(4)           Canadian Legend. Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

(A)            Each Note (whether a Global Note or a Definitive Note), and all Notes issued in exchange therefor or substitution thereof, shall also bear a legend (the “Canadian Legend”) in substantially the following form until such time as (i) a trade of such Note in any province or territory Canada would not be a “distribution” or a “primary distribution to the public” (each within the meaning of applicable Canadian Securities Legislation) and (ii) such Note is not otherwise required to carry the Canadian Legend under applicable Canadian Securities Legislation:

“UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITY EVIDENCED HEREBY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER [INSERT DISTRIBUTION DATE].”

(B)            The distribution date to be inserted into the Canadian Legend pursuant to subparagraph (A) above shall be, in the case of the Initial Notes, the Issue Date or, in the case of any Additional Notes, the “distribution date” (within the meaning of National Instrument 45-102 Resale of Securities) for such Additional Notes.

(g)            Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Notes Custodian at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Notes Custodian at the direction of the Trustee to reflect such increase.

(h)            General Provisions Relating to Transfers and Exchanges.

(1)            To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Issuer Order.

(2)            No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or similar charge or other fee required by law and payable in connection therewith (other than any taxes or similar charge payable upon exchange or transfer pursuant to Sections 2.9, 3.6, 3.7, 4.7 and 4.11 hereof).

(3)            All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(4)            None of the Issuer, the Trustee or the Registrar shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period of 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Notes so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(5)            Prior to the due presentation for registration of transfer of any Note, the Issuer, each Guarantor, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, interest and premium (if any) on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(6)            The Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Issuer Order and in accordance with the other provisions of Section 2.2 hereof.

(7)            All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

(8)            None of the Trustee or any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(9)            None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of optional redemption) or the payment of any amount, under or with respect to such Notes.

Section 2.7.            Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Issuer Order conforming to Section 2.2 hereof, will authenticate a replacement Note of like tenor and principal amount if the Trustee’s and the Issuer’s reasonable requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any other Agent and any Authenticating Agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses (including any tax or charge that may be imposed in connection therewith and the fees and expenses of the Trustee) in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder, provided it is held by a protected purchaser within the meaning of the Uniform Commercial Code.

Notwithstanding any other provision of this Section, rather than authenticating and delivering a replacement Note for a mutilated, destroyed, loss or stolen Note which has been redeemed or the principal of which has matured, the Issuer or the Paying Agent may make payment of the amount due on such security to the Holder upon receipt of the above-described indemnity bond.

Section 2.8.            Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 12.5 hereof, a Note does not cease to be outstanding because the Issuer, a Guarantor or an Affiliate of the Issuer or a Guarantor holds the Note.

If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.9.            Temporary Notes.

Until Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall, upon receipt of an Issuer Order, authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee, upon receipt of an Issuer Order, shall authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a holder of Definitive Notes.

Section 2.10.          Cancellation.

The Issuer at any time may deliver Notes to the Trustee or any Registrar for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or the Registrar (and no one else) shall cancel and destroy (subject to the Trustee’s procedures and the record retention requirements of the 1934 Act) all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and deliver a certificate of such destruction to the Issuer (provided that the Trustee or such Registrar shall deliver a copy of such cancelled Note to the Issuer upon request prior to destruction). The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee or the Registrar for cancellation.

Section 2.11.          Defaulted Interest.

If the Issuer defaults in a payment of interest (“Defaulted Interest”) on the Notes, the Issuer shall pay Defaulted Interest (as provided in Section 4.1) in any lawful manner. The Issuer may pay the Defaulted Interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date, which special record date shall not be less than 10 days prior to the payment date for such Defaulted Interest and the Issuer, or at the Issuer’s request, the Trustee, shall promptly cause to be mailed (or in the case of Global Notes send electronically in accordance with the procedures of the Depositary) to each Holder a notice that states the special record date, the payment date and the amount of Defaulted Interest to be paid. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 2.11.

Section 2.12.          CUSIP Numbers.

The Issuer in issuing the Notes may use “CUSIP,” “ISIN” or similar numbers (if then generally in use) and, if so, the Trustee shall use such numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP”, “ISIN” or similar numbers.

Section 2.13.          Calculations.

The Issuer will be responsible for making all calculations called for under this Indenture or the Notes. The Issuer will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Issuer will provide a schedule of its calculations to the Trustee when reasonably requested by the Trustee, and the Trustee is entitled to rely conclusively upon, and shall have no liability with respect to, the accuracy of such calculations without independent verification. The Trustee will deliver a copy of any such schedule to any Holder upon the written request of such Holder.

Article III
REDEMPTION

Section 3.1.            Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.7, Section 3.8 or Section 4.11(i) hereof, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed.

The Issuer shall give each notice to the Trustee and the Registrar provided for in this Section 3.1 at least five (5) Business Days before the date of giving notice of the redemption pursuant to Section 3.3, unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate stating that such redemption will comply with the conditions therein.

Section 3.2.            Selection of Notes to Be Redeemed.

In the case of any partial redemption of the Notes selection of the Notes for redemption will be made by the Trustee (i) if the Issuer gives written notice to the Trustee that the Notes are listed in a national securities exchange, in compliance with the requirements of such exchange or (ii) if the Issuer does not give written notice to the Trustee that the Notes are so listed, then on a pro rata basis (or, in the case of Notes in global form, the Notes represented thereby will be selected in accordance with the Depositary’s prescribed method). The Trustee will make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than US$1,000. Notes and portions of them the Trustee selects will be in minimum amounts of US$2,000 or a whole multiple of US$1,000 in excess thereof. The Issuer shall notify the Trustee and any Holder promptly of a change to the minimum denomination of any Notes. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be redeemed. The Trustee may rely upon information provided by the Registrar for purposes of this Section 3.2. The Trustee shall not be liable for the selection made in accordance with this Section 3.2.

Section 3.3.             Notice of Redemption.

At least 10 days (or such shorter time period as specified solely in respect of any Special Mandatory Redemption) but not more than 60 days before a date for redemption of Notes, the Issuer shall mail a notice of redemption by first-class mail (or, in the case of Notes in global form, delivered electronically in accordance with the Depositary’s procedures) to each Holder of Notes to be redeemed at such Holder’s registered address or, with respect to Global Notes, otherwise give such notice in accordance with the Applicable Procedures of the Depositary; provided, however, notices of redemption may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with the Issuer’s exercise of its legal defeasance or its covenant defeasance option in accordance with Section 8.1(b) or the satisfaction and discharge of this Indenture in accordance with Section 8.1(a).

The notice will identify the Notes to be redeemed and will state:

(1)            the Redemption Date;

(2)            the Redemption Price (if then determined and otherwise the basis for its determination);

(3)            the name and address of the Paying Agent where Notes are to be surrendered;

(4)            that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(5)            if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

(6)            that, unless the Issuer defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

(7)            the CUSIP, ISIN or similar number, if any, printed on the Notes being redeemed;

(8)            that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or similar number, if any, listed in such notice or printed on the Notes; and

(9)            any conditions precedent to such redemption.

At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall have delivered to the Trustee, at least five (5) Business Days prior to the giving of notice of redemption (or such shorter period as is acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph.

Section 3.4.            Effect of Notice of Redemption.

Once notice of redemption is sent to Holders, Notes (or portions thereof) called for redemption become irrevocably due and payable on the Redemption Date and at the Redemption Price, subject to the satisfaction of any condition permitted below. A notice of redemption (including upon an Equity Offering or in connection with a transaction (or series of related transactions) or an event that constitutes a Change of Control) may, at the Issuer’s discretion, be given prior to the completion or the occurrence thereof and any such redemption or purchase may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related Equity Offering, transaction or event, as the case may be. In addition, if such redemption or purchase is subject to the satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption or purchase may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption or purchase date, or by the redemption or purchase date so delayed, or such notice or offer may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied or waived. In addition, the Issuer may provide in such notice or offer that payment of the redemption or purchase price and performance of the Issuer’s obligations with respect to such redemption or offer to purchase may be performed by another Person. In no event shall the Trustee be responsible for monitoring, or charged with knowledge of, the maximum aggregate amount of the Notes eligible under the Indenture to be redeemed or the actual amount of the Notes to be redeemed without notice thereof from the Issuer. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice, plus accrued and unpaid interest to, but not including, the Redemption Date; provided that if the Redemption Date is after the taking of a record of the Holders on a record date and on or prior to the related Interest Payment Date, the accrued and unpaid interest shall be payable to the Person in whose name the redeemed Notes are registered on such record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.5.             Deposit of Redemption Price.

No later than 11:00 a.m. (New York City time) on the Redemption Date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued and unpaid interest on all Notes to be redeemed on that date. If the Issuer complies with the provisions of this Section 3.5, then on and after the Redemption Date, interest will cease to accrue on the Notes or the portions of Notes called for redemption.

Section 3.6.            Notes Redeemed in Part.

Upon cancellation of a Note that is redeemed in part, the Issuer shall issue and the Trustee shall, upon receipt of an Issuer Order, authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered. The Trustee shall notify the Registrar of the issuance of such new Note.

Section 3.7.            Optional Redemption.

(a)            On or after January 15, 2027, the Issuer may, on any one or more occasions, redeem all or a part of the Notes at any time or from time to time, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, on the Notes redeemed, to, but excluding, the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the applicable Redemption Date), if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Notes

Year	Percentage
2027	103.375%
2028	101.688%
2029 and thereafter	100.000%

(b)            At any time prior to January 15, 2027, the Issuer may on any one or more occasions redeem up to an aggregate of 40% of the aggregate principal amount of Notes (including, for greater certainty, any Additional Notes) then outstanding under this Indenture at a Redemption Price (as calculated by the Issuer) equal to (i) 106.750% of the aggregate principal amount thereof, with an amount equal to or less than the Net Cash Proceeds from one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer plus (ii) accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the applicable Redemption Date); provided that (1) at least 50% of the aggregate principal amount of the Notes originally issued under this Indenture on the Issue Date remain outstanding immediately after the occurrence of such redemption (but excluding any Additional Notes issued under the Indenture after the Issue Date); and (2) each such redemption occurs within 180 days of the date of the closing of any such Equity Offering.

(c)            In addition, at any time prior to January 15, 2027, the Issuer may on any one or more occasions redeem all or a part of the Notes at a Redemption Price equal to the sum of: (1) the principal amount thereof, plus (2) the Applicable Premium at the Redemption Date, plus (3) accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or prior to the applicable Redemption Date).

(d)            Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through Section 3.6 hereof.

(e)            The Notes will not be redeemable at the option of the Issuer except as set forth in this Section 3.7, Section 3.8 and in Section 4.11(i). The Issuer and any of the Subsidiaries and their Affiliates may acquire the Notes by means other than a redemption, whether pursuant to a tender offer, open market transactions, by private purchase or otherwise, so long as the acquisition does not otherwise violate the terms of this Indenture.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Section 3.8.            Tax Redemption.

If, as a result of:

(1)	any amendment to, or change in, the laws or treaties (or regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction which is announced and becomes effective on or after the Issue Date (or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date); or

(2)	any amendment to, or change in, the existing official position or the introduction of an official position regarding the application, interpretation, administration or assessing practices of any such laws, regulations or rulings of any Relevant Taxing Jurisdiction, or a judicial decision rendered by a court of competent jurisdiction (whether or not made, taken or reached with respect to the Issuer or any of the Guarantors) which is announced and becomes effective on or after the Issue Date (or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date), the Issuer or any Guarantor has become or will become obligated to pay, on the next date on which any amount would be payable with respect to the Notes or a Note Guarantee, as applicable, Additional Amounts or indemnification payments as described under Section 4.21 with respect to the Relevant Taxing Jurisdiction, which payment the Issuer or the Guarantor cannot avoid with the use of reasonable measures available to it (including making payment through a paying agent located in another jurisdiction), then the Issuer may, at its option, redeem all but not less than all of the Notes, upon not more than 60 days’ notice prior to the earliest date on which the Issuer or a Guarantor, as applicable, would be required to pay such Additional Amounts or indemnification payments, at a redemption price of 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date. Prior to the giving of any notice of redemption described in this Section 3.8, the Issuer will deliver to the Trustee a written opinion of independent legal counsel to the Issuer or the Guarantor, as applicable, of recognized standing to the effect that the Issuer or the Guarantor, as applicable, has or will become obligated to pay such Additional Amounts or indemnification payments as a result of an amendment or change as set forth in this Section 3.8.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Section 3.9.            Mandatory Redemption.

The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Article IV
COVENANTS

Section 4.1.            Payment of Notes.

The Issuer covenants and agrees for the benefit of the Holders that it shall promptly pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Payments of principal, premium, if any, and interest on the Notes shall be deemed due for all purposes under this Indenture whether such payments are due at Stated Maturity, upon redemption, upon required repurchase pursuant to Section 4.7 or 4.11 hereof, upon declaration or otherwise. Principal, premium, if any, and interest on the Notes shall be considered paid on the date due if by 11:00 a.m. (New York City time) on such date the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due.

The Issuer will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate then in effect on the Notes; it will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate as on overdue principal.

Section 4.2.            Reports.

(a)           The Issuer will provide to the Trustee, and the Trustee shall deliver to the Holders, the following:

(1)            within 60 days after the end of each quarterly fiscal period in each fiscal year of the Issuer, other than the last quarterly fiscal period of each such fiscal year, copies of:

(i)            an unaudited consolidated balance sheet of the Issuer as at the end of such quarterly fiscal period and unaudited consolidated statements of income, cash flows and changes in shareholders’ equity of the Issuer for such quarterly fiscal period and, in the case of the second and third quarters, for the portion of the fiscal year ending with such quarter; and

(ii)            an associated “Management’s Discussion and Analysis” prepared on a basis substantially consistent with the “Management’s Discussion and Analysis” included in the Offering Memorandum; and

(2)            within 90 days after the end of each fiscal year of the Issuer, copies of:

(i)            an audited consolidated balance sheet of the Issuer as at the end of such year and audited consolidated statements of income, cash flows and changes in shareholders’ equity of the Issuer for such fiscal year, together with a report of the Issuer’s auditors thereon; and

(ii)            an associated “Management’s Discussion and Analysis” prepared on a basis substantially consistent with the “Management’s Discussion and Analysis” included in the Offering Memorandum; and

(3)            promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time periods specified in the Commission’s rules and regulations), current reports that would be required to be filed with the Commission on Form 8-K Items 1.03, 2.01, 4.01, 5.01, 5.02(b) (with respect to the Issuer’s chief executive officer or chief financial officer only) and 5.02(c) (with respect to the Issuer’s chief executive officer or chief financial officer only) if the Issuer were required to file such reports; provided that (a) no such current report will be required to be provided if the Issuer determines in its good faith judgment that such event is not material to the business, assets, operations or prospects of the Issuer and its Restricted Subsidiaries, taken as a whole, or if the Issuer determines in its good faith judgment that such disclosure would otherwise cause competitive harm to the business, assets, operations, financial position or prospects of the Issuer and its Restricted Subsidiaries, taken as a whole (in which event such nondisclosure shall be limited only to specific provisions that would cause material harm and not the occurrence of the event itself) and (b) in no event will any financial statements of an acquired business be required to be included in any such current report;

in the case of each of Sections 4.2(a)(1) and 4.2(a)(2) prepared in accordance with GAAP. The reports referred to in Sections 4.2(a)(1) and 4.2(a)(2) are collectively referred to as the “Financial Reports.”

(b)            The Issuer will, within 15 Business Days after providing to the Trustee any Financial Report, hold a conference call to discuss such Financial Report and the results of operations for the applicable reporting period. If the Issuer does not file reports with the SEC, then the Issuer will also maintain a website to which Holders, prospective investors and securities analysts are given access, on which not later than the date by which the Financial Reports are required to be provided to the Trustee pursuant to Section 4.2(a), the Issuer (i) makes available such Financial Reports and (ii) provides details about how to access on a toll-free basis the quarterly conference calls described above.

(c)            Notwithstanding the foregoing, (1) all Financial Reports will be deemed to have been provided to the Trustee and to the Holders to the extent filed (i) on the System for Electronic Data Analysis and Retrieval (“SEDAR+”) or any successor system thereto or (ii) with the Commission via the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) filing system or any successor system thereto, (2) the requirements of this Section 4.2 will be deemed satisfied by the posting of reports that would be required to be provided to the Holders on the Issuer’s website (or that of any of the Issuer’s parent companies), and (3) if the Issuer holds a quarterly conference call for its equity holders within 15 Business Days of filing a Financial Report on SEDAR+ or any successor system thereto, the Issuer will no longer be required to hold a separate conference call in respect of such Financial Report for the Holders as provided above. The Trustee will not be responsible for monitoring compliance with filings on SEDAR+ or EDGAR.

(d)            In addition, for so long as any Notes remain outstanding during any period when the Issuer is not subject to Section 13 or 15(d) of the 1934 Act, or otherwise permitted to furnish the Commission with certain information pursuant to Rule 12g3-2(b) of the 1934 Act, the Issuer will furnish to Holders of Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the 1933 Act.

(e)            Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of Section 6.1(3) until 120 days after the date any report under this Section 4.2 is due.

Delivery of reports, information and documents to the Trustee hereunder is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.3.            Incurrence of Indebtedness and Issuance of Disqualified Stock.

(a)            The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (in any such case, “incur”) any Indebtedness, and the Issuer will not issue any shares of Disqualified Stock or permit any of its Restricted Subsidiaries to issue any shares of Disqualified Stock or preferred stock; provided, however, that the Issuer may incur Indebtedness or issue shares of Disqualified Stock (in each case, including Acquired Indebtedness) and any Restricted Subsidiary may incur Indebtedness (in each case, including Acquired Indebtedness) or issue shares of Disqualified Stock or preferred stock, if immediately after and giving effect thereto, either (x) the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been not less than 2.0 to 1.0, or (y) the Consolidated Net Leverage Ratio is less than or equal to 6.75:1.00, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or such Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period; provided that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or preferred stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom) the amount of Indebtedness of Restricted Subsidiaries that are not Guarantors that would be outstanding pursuant to this clause (a) would exceed in aggregate the greater of (i) $45.0 million and (ii) 1.5% of Total Assets.

(b)            Section 4.3(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)            the incurrence by the Issuer and its Restricted Subsidiaries of Indebtedness under Credit Facilities (with letters of guarantee, tender checks and letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed the sum of (i) the greater of (x) $4,350.0 million and (y) the maximum amount such that after giving pro forma effect to the incurrence of such additional Indebtedness and the application of the net proceeds therefrom, the Secured Net Leverage Ratio of the Issuer would be no greater than 5.50 to 1.00 plus (ii) the greater of (x) $400.0 million and (y) 100% of Consolidated EBITDA for the most recently completed four fiscal quarters for which internal annual or quarterly financial statements are available calculated in a manner consistent with any pro forma adjustments to Consolidated EBITDA set forth in the definition of Fixed Charge Coverage Ratio, at any one time outstanding; provided that for the purposes of determining the amount that can be incurred under clause (i)(y) hereof all Indebtedness incurred under clauses (i)(y) shall be deemed to be Secured Indebtedness;

(2)            Indebtedness incurred under Credit Facilities or otherwise in connection with one or more standby letters of credit, bankers’ acceptances, completion guarantees, performance bonds, bid bonds, appeal bonds or surety bonds or other similar reimbursement obligations, in each case, issued in the ordinary course of business (including for the purpose of providing security for environmental reclamation obligations to government agencies, workers’ compensation claims, payment obligations in connection with self-insurance or similar statutory and other requirements) and not in connection with the borrowing of money or the obtaining of an advance or credit;

(3)            the incurrence by the Issuer of Indebtedness represented by the Notes issued on the Issue Date and the incurrence by the Guarantors of the Note Guarantees;

(4)            the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness or Attributable Debt (including obligations represented by Financing Lease Obligations or Purchase Money Obligations), in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, lease, expansion, construction, maintenance, upgrade, installation, development, improvement, replacement or repair of property (real or personal), plant or equipment or other assets used in the business of the Issuer or any of its Restricted Subsidiaries, whether through the direct purchase of assets or the Equity Interests of any Person owning such assets, in an aggregate outstanding principal amount, including all outstanding Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (i) $145.0 million and (ii) 5.0% of Total Assets as of any date of incurrence (after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom);

(5)           the incurrence by the Issuer or any of its Restricted Subsidiaries of the Existing Indebtedness and any guarantees with respect thereto;

(6)           the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries) that was incurred in reliance on Section 4.3(a) or Sections 4.3(b)(3), (4), (5), (6) or (12);

(7)           the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that

(A)            any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; and

(B)            any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

(8)           the issuance of preferred stock by any Restricted Subsidiary of the Issuer to the Issuer or to any other Restricted Subsidiary of the Issuer; provided, however, that

(A)            any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; and

(B)            any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (8);

(9)           the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

(10)           the guarantee by the Issuer or any of its Restricted Subsidiaries of Indebtedness of the Issuer or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.3 (including, for greater certainty, Note Guarantees in respect of Additional Notes so permitted to be incurred); provided that if the Indebtedness being guaranteed is subordinated in right of payment to or pari passu in right of payment with the Notes or any of the Note Guarantees, then the guarantee must be subordinated in right of payment or pari passu in right of payment to the same extent as the Indebtedness guaranteed;

(11)           Indebtedness of the Issuer or any of its Restricted Subsidiaries arising (i) from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or (ii) in connection with endorsement of instruments for deposit in the ordinary course of business;

(12)           the incurrence by the Issuer or any of its Restricted Subsidiaries of Cash Management Obligations in the ordinary course of business;

(13)           the incurrence of (1) Indebtedness or Disqualified Stock (i) of the Issuer or any of its Restricted Subsidiaries incurred or assumed in connection with an acquisition of any assets (including Capital Stock), business or Person or Investment and (ii) of any Person that is acquired by the Issuer or any of its Restricted Subsidiaries or merged into or consolidated or amalgamated with the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture and (2) Indebtedness incurred or Disqualified Stock issued or, in each case, assumed in anticipation of, or in connection with, an acquisition of any assets, business or Person; provided, that after giving effect to such acquisition, merger, consolidation or amalgamation and the incurrence of such Indebtedness or Disqualified Stock, either

(A)            (i) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.3(a) or (ii) the Fixed Charge Coverage Ratio is equal to or greater than immediately prior to such Person becoming a Restricted Subsidiary or to such merger, amalgamation, consolidation or acquisition; or

(B)            (i) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Net Leverage Ratio test set forth in Section 4.3(a) or (ii) the Consolidated Net Leverage Ratio of the Issuer and its Restricted Subsidiaries is equal to or less than immediately prior to such Investment, acquisition, merger, amalgamation or consolidation;

(14)           the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate outstanding principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (14), not to exceed the greater of (i) $240.0 million and (ii) 60.0% of Consolidated EBITDA for the most recently completed four fiscal quarters for which internal annual or quarterly financial statements are available calculated in a manner consistent with any pro forma adjustments to Consolidated EBITDA set forth in the definition of Fixed Charge Coverage Ratio;

(15)           Indebtedness consisting of (i) the financing of insurance premiums in an amount not to exceed, at any time outstanding, the greater of (a) $30.0 million and (b) 1.0% of Total Assets determined at the time of incurrence of such Indebtedness (after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom) or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(16)           additional Indebtedness of the Issuer and its Restricted Subsidiaries to fund an acquisition or Investment in an aggregate principal amount not to exceed at any time outstanding the greater of (a) $130.0 million and (b) 4.0% of Total Assets determined at the time of incurrence of such Indebtedness (after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom); provided that no Event of Default shall be continuing at the time the relevant agreement with respect to such acquisition or Investment is entered into;

(17)           Indebtedness incurred by a Restricted Subsidiary that is not a Guarantor which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (17) and then outstanding, does not exceed the greater of (i) $45.0 million and (ii) 1.5% of Total Assets determined at the time of incurrence of such Indebtedness (after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom); and

(18)           Contribution Indebtedness.

(c)           For purposes of determining compliance with this Section 4.3:

(1)            in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt described in Sections 4.3(b)(2) through 4.3(b)(18), or is entitled to be incurred pursuant to Section 4.3(a), the Issuer will be permitted to divide and classify (or later redivide and reclassify in whole or in part) such item of Indebtedness in whole or in part in any manner that complies with this Section 4.3, including by allocation to more than one other type of Indebtedness, except that Indebtedness under the Credit Agreements that is outstanding on the Issue Date will be deemed to have been incurred on such date under Section 4.3(b)(1) and may not be reclassified, other than within Section 4.3(b)(1). Amounts incurred under clause (ii) of Section 4.3(b)(1), may, and will automatically be, reclassified into clause (i) thereof to the extent of the availability under such clause (i);

(2)            at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the categories of Indebtedness described in Section 4.3(a) or Sections 4.3(b)(2) through 4.3(b)(18) (or any portion thereof) without giving pro forma effect to the Indebtedness incurred pursuant to any other provision of this Section 4.3 when calculating the amount of Indebtedness that may be incurred pursuant to any such clause or paragraph;

(3)            the outstanding principal amount of any particular Indebtedness shall be counted only once, and any obligations arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted;

(4)            Indebtedness or Disqualified Stock of any Person (i) existing at the time such Person becomes a Restricted Subsidiary of the Issuer or is merged into, amalgamated with or consolidated with the Issuer or any of its Restricted Subsidiaries or (ii) assumed in connection with the acquisition of assets from such Person (any Indebtedness or Disqualified Stock described in the foregoing clauses (i) and (ii), “Acquired Indebtedness”) shall be deemed to have been incurred or issued by a Restricted Subsidiary at the time such Person becomes a Restricted Subsidiary; provided that any such Indebtedness or Disqualified Stock that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon the consummation of the transaction by which such Person becomes a Restricted Subsidiary of the Issuer (or is merged into, amalgamated with or consolidated with the Issuer or any of its Restricted Subsidiaries, as the case may be) will be deemed not to have been incurred or issued for the purposes of this Section 4.3;

(5)            the accrual of interest, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or preferred stock, as applicable, with the same, or less onerous, terms (as determined in good faith by the Issuer), the reclassification of preferred stock of the Issuer or any Guarantor as Indebtedness due to a change in accounting principles, and the payment of dividends or the making of any distribution on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock, the accrual of dividends on Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an Issuance of Disqualified Stock for purposes of this Section 4.3;

(6)            if obligations in respect of letters of credit are incurred pursuant to Credit Facilities and are being treated as incurred pursuant Section 4.3(b)(1) and the letters of credit relate to other Indebtedness, then such other Indebtedness will not constitute Indebtedness for purposes of this Section 4.3; and

(7)            in the event that the Issuer or a Restricted Subsidiary enters into or increases commitments under a revolving credit facility incurred under Section 4.3(b)(1), the Fixed Charge Coverage Ratio, the Secured Net Leverage Ratio or the Consolidated Net Leverage Ratio, as applicable, for borrowings and reborrowings thereunder (and including letters of guarantee, tender checks and letters of credit thereunder) may be determined, at the election of the Issuer, on the date of such revolving credit facility or on the date of such increase in commitments (assuming that the full amount thereof has been borrowed as of such date), and, if such Fixed Charge Coverage Ratio, the Secured Net Leverage Ratio or the Consolidated Net Leverage Ratio, as applicable, test is satisfied with respect thereto at such time, any borrowing or reborrowing thereunder (and including letters of guarantee, tender checks and letters of credit thereunder) will be permitted under this covenant irrespective of the Fixed Charge Coverage Ratio, the Secured Net Leverage Ratio or the Consolidated Net Leverage Ratio, as applicable, at the time of any borrowing or reborrowing (or and including letters of guarantee, tender checks or letters of credit thereunder) (the committed amount permitted to be borrowed or reborrowed (and the issuance and creation of letters of credit and bankers’ acceptances) on a date pursuant to the operation of this Section 4.3(c) shall be the “Reserved Indebtedness Amount” as of such date for purposes of the Fixed Charge Coverage Ratio, the Secured Net Leverage Ratio or the Consolidated Net Leverage Ratio, as applicable).

(d)           For purposes of determining compliance with any Canadian dollar or other currency denominated restriction on the incurrence of Indebtedness, the Canadian dollar or other currency-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed or first incurred (whichever yields the lower Canadian dollar or other currency-equivalent), in the case of revolving credit borrowings. However, if the Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable Canadian dollar or other currency denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Canadian dollar or other currency denominated restriction shall be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced (except to the extent necessary to pay all fees, defeasance costs, expenses and premiums (including tender premiums) incurred in connection therewith).

Notwithstanding any other provision of this Section 4.3, the maximum amount of Indebtedness that the Issuer and its Restricted Subsidiaries may incur pursuant to this Section 4.3 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the respective Indebtedness is denominated that is in effect on the date of such refinancing.

Neither the Issuer nor any Guarantor will incur any additional Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of such Person unless such additional Indebtedness is also contractually subordinated in right of payment to the Notes or the applicable Note Guarantee, as the case may be, on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

Section 4.4.      Restricted Payments.

(a)           The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)            declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, in connection with any merger, amalgamation or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (i) dividends or distributions payable in Capital Stock (other than Disqualified Stock) of the Issuer, or in warrants, options or other rights to acquire Capital Stock (other than Disqualified Stock) of the Issuer, and (ii) dividends or distributions payable to the Issuer or any of its Restricted Subsidiaries);

(2)            purchase, retract, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger, amalgamation or consolidation involving the Issuer), in whole or in part, any Equity Interests of the Issuer (other than any such Equity Interests owned by the Issuer or a Restricted Subsidiary);

(3)            make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except for (i) a payment of interest at the Stated Maturity thereof or of principal not earlier than one year prior to the Stated Maturity thereof and (ii) any such Indebtedness owed to the Issuer or any of its Restricted Subsidiaries; or

(4)            make any Restricted Investment (all such payments and other actions set forth in clauses (a)(1) through (a)(4) above being collectively referred to as “Restricted Payments”)

(b)           unless, at the time of and after giving effect to such Restricted Payment:

(1)           in the case of a Restricted Payment other than a Restricted Investment, no Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and in the case of a Restricted Investment, no Event of Default as set forth in Sections 6.1(1), (2), (4), (7) or (8) below has occurred and is continuing or would occur as a consequence thereof;

(2)           the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.3(a); and

(3)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after February 1, 2016 (other than pursuant to Sections 4.4(c)(3) through 4.4(c)(18) below), is less than the sum, without duplication, of:

(A)            50% of the Consolidated Net Income for the period (taken as one accounting period) from February 1, 2016 to the end of the Issuer’s most recently ended fiscal quarter for which internal annual or quarterly financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a loss, less 100% of such loss); plus

(B)            100% of the aggregate Net Cash Proceeds received by the Issuer since February 1, 2016 (A) as a contribution to its common equity capital, (B) from the issue or sale of Capital Stock (other than Disqualified Stock) of the Issuer, (C) from the issue or sale of warrants, options or other rights to acquire Capital Stock (other than Disqualified Stock) of the Issuer, and (D) from the issue or sale of convertible or exchangeable Disqualified Stock of the Issuer or convertible or exchangeable debt securities of the Issuer, in each case that have been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Issuer or warrants, options or other rights to acquire Capital Stock (other than Disqualified Stock) of the Issuer (in the case of each of the foregoing clauses (A) through (D), other than (1) a contribution from, or Capital Stock, Disqualified Stock or debt securities sold to, a Subsidiary of the Issuer) or (2) Excluded Contributions; plus

(C)            100% of the Fair Market Value of property other than cash received by the Issuer since February 1, 2016 in consideration of (or in exchange for) its Capital Stock (other than Disqualified Stock); plus

(D)            100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer issued after February 1, 2016 (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Capital Stock of the Issuer (other than Disqualified Stock); plus

(E)            to the extent that any Restricted Investment that was made after February 1, 2016 is (i) sold for cash or otherwise cancelled, liquidated, or repaid for cash, or (ii) in the case of a Restricted Investment constituting a guarantee, released, the initial amount of such Restricted Investment (or, if less, in the case of a sale, cancellation, liquidation or repayment for cash described in the foregoing subclause (i), the amount of cash received upon such sale, cancellation, liquidation or repayment), in each case, to the extent that any such payments or proceeds are not already included in Consolidated Net Income of the Issuer for the applicable period; provided, for certainty, that any amount that would otherwise be included in this clause (E) as a result of the release of a guarantee due to the payment thereunder by the Issuer or any of its Restricted Subsidiaries shall be reduced by the aggregate amount of such payments; plus

(F)            upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (A) the Fair Market Value of the Issuer’s and its Restricted Subsidiaries’ Investments in such Subsidiary as at the date of such redesignation and (B) the Fair Market Value of such Investments at the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary; plus

(G)            100% of any dividends or distributions received in cash by the Issuer or any of its Restricted Subsidiaries from any Unrestricted Subsidiary after February 1, 2016, to the extent not already included in Consolidated Net Income of the Issuer for the applicable period; plus

(H)            100% of the aggregate amount of Retained Declined Proceeds.

(c)           The preceding provisions will not prohibit:

(1)            the payment by the Issuer or any Restricted Subsidiary of any dividend or distribution, or the consummation of any irrevocable redemption of any Subordinated Indebtedness, within 60 days after the date of the declaration of the dividend or distribution or the giving of the notice of redemption, as the case may be, if at the date of declaration or notice the dividend or distribution or redemption of such Subordinated Indebtedness would have been permitted by this Indenture;

(2)           the making of any Restricted Payment in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Capital Stock (other than Disqualified Stock) of the Issuer or warrants, options or other rights to acquire Capital Stock (other than Disqualified Stock) of the Issuer; provided that the amount of any such Net Cash Proceeds that are utilized for any such Restricted Payment will be excluded from Section 4.4(b)(3)(B);

(3)           the defeasance, redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness of the Issuer or any Guarantor with the net cash proceeds from a substantially concurrent incurrence of, or in exchange for, any Permitted Refinancing Indebtedness;

(4)           the declaration and payment of any dividend or other distribution by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary to the holders of its Capital Stock on a pro rata basis;

(5)           the purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise or exchange of stock options, warrants or other convertible securities if the Equity Interests represent a portion of the exercise or exchange price thereof and repurchases or other acquisitions or retirement for value of Equity Interests deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for the taxes payable by such employee either upon such grant or award or in connection with any such exercise or exchange of stock options, warrants or other convertible securities;

(6)           the payment, purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in the event of a change of control at a purchase or redemption price no greater than 101% of the principal amount of such Subordinated Indebtedness, plus any accrued but unpaid interest thereon, or (b) in the event of an asset sale at a purchase or redemption price no greater than 100% of the principal amount of such Subordinated Indebtedness, plus any accrued but unpaid interest thereon, in each case, in accordance with provisions similar to Section 4.7 or Section 4.11, as applicable; provided, however, that, prior to or simultaneously with such payment, purchase, repurchase, redemption, defeasance, acquisition or retirement, the Issuer has made the Change of Control Offer, Collateral Asset Sale Offer or Asset Sale Offer, if required, with respect to the Notes and has repurchased all Notes validly tendered for payment and not withdrawn in connection with such Change of Control Offer, Collateral Asset Sale Offer or Asset Sale Offer;

(7)           the repurchase, redemption or other acquisition of any Equity Interests of the Issuer or any of its Restricted Subsidiaries held by any current or former officer, director, employee or consultant (or their transferees, estates or beneficiaries) of the Issuer or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, shareholder agreement, employment agreement, stock option plan, equity incentive or other plan or similar agreement, in each case in effect as of the Issue Date, in an aggregate amount not to exceed the greater of (x) $35.0 million and (y) 1.5% of Total Assets in each calendar year of the Issuer (increasing to $70.0 million per year following an underwritten public Equity Offering) (with unused amounts in any calendar year being carried over to the immediately succeeding three calendar years); provided, that such amount in any calendar year may be increased by an amount not to exceed:

(A)            the cash proceeds received by the Issuer from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to employees, directors, officers or consultants of the Issuer or any of its Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after February 1, 2016 (it being understood that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under Section 4.4(b)(3)), plus

(B)            the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or any of its Restricted Subsidiaries after February 1, 2016;

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (7)(A) and (7)(B) above in any calendar year; and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of the Issuer, any Restricted Subsidiary or the direct or indirect parents of the Issuer in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this Section 4.4 or any other provision of this Indenture;

(8)           the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued after the Issue Date in accordance with Section 4.3;

(9)           the purchase, redemption, acquisition, cancellation or other retirement for nominal value per right of any rights granted to all the holders of Capital Stock of the Issuer pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics;

(10)           payments or distributions to satisfy dissenters’ or appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of assets that complies with Section 5.1;

(11)           the making of cash payments in lieu of the issuance by the Issuer of fractional shares in connection with stock dividends, splits or business combinations or the exercise of warrants, options or other securities convertible or exchangeable for Equity Interests that are not derivative securities;

(12)           the declaration and payment of dividends on the Issuer’s Capital Stock (or the payment of dividends to any direct or indirect parent of the Issuer to fund a payment of dividends on such entity’s common equity) after the occurrence of the Issuer’s or such entity’s initial public offering of up to the sum of (i) 6.0% per annum of the net proceeds received by or contributed to the Issuer in or from its initial public offering and any subsequent public offering of its Capital Stock, other than public offerings with respect to the Issuer’s Capital Stock registered on Form S-4 or Form S-8 (or the equivalent forms under the federal and provincial securities laws of Canada) and other than any public sale constituting an Excluded Contribution and (ii) an aggregate amount per annum not to exceed 7.0% of Market Capitalization;

(13)           Restricted Payments that are made (a) in an amount that does not exceed the aggregate amount of Excluded Contributions since February 1, 2016 and (b) without duplication with clause (a), in an amount equal to the net cash proceeds from any sale or disposition of, or distribution in respect of, Investments acquired after February 1, 2016, to the extent such Investment was financed in reliance on clause (a);

(14)           additional Restricted Payments (a) in an aggregate amount which, when taken together with all other Restricted Payments made pursuant to this clause (14), do not exceed the greater of (i) $60.0 million and (ii) 2.0% of Total Assets as of the date of the making of such Restricted Payment and (b) without duplication with clause (a), in an amount equal to the net cash proceeds from any sale or disposition of, or distribution in respect of, Investments acquired after February 1, 2016, to the extent such Investment was financed in reliance on clause (a);

(15)           any Restricted Payment; provided that on a pro forma basis after giving effect to such Restricted Payment, the Consolidated Net Leverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available would be equal to or less than 5.0 to 1.0;

(16)           any Restricted Payment (A) made in connection with the Waste Industries Transactions or used to pay fees and expenses related thereto or (B) used to fund amounts owed to Affiliates (including dividends to any parent entity to permit payment by such parent entity of such amount) to the extent permitted by Section 4.8;

(17)           the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and Cash Equivalents); and

(18)           any Restricted Payments to any direct or indirect parent of the Issuer:

(A)            the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) operating costs and expenses of such Persons incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, attributable to the ownership or operations of the Issuer and its Restricted Subsidiaries;

(B)            the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) franchise and similar Taxes, and other fees and expenses, required to maintain its (or any of such direct or indirect parent’s) corporate or legal existence;

(C)            to finance any Investment permitted to be made pursuant to this covenant; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such Persons shall, promptly following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Issuer or a Restricted Subsidiary or (2) the merger, amalgamation, consolidation or sale of all or substantially all assets (to the extent permitted under Section 5.1) of the Person formed in order to consummate such Investment or acquired pursuant to such Investment, as applicable, into or to, as applicable, the Issuer or a Restricted Subsidiary;

(D)            the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses related to any equity or debt offering permitted by this Indenture (whether or not successful);

(E)            the proceeds of which (A) shall be used to pay customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, directors, officers, employees, members of management and consultants of such Persons and any payroll, social security or similar taxes in connection therewith to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries or (B) shall be used to make payments permitted under clauses (1), (3), (8) and (9) (but only to the extent such payments have not been and are not expected to be made by the Issuer or a Restricted Subsidiary);

(F)            the proceeds of which will be used to make payments due or expected to be due to cover social security, Medicare, employment insurance, statutory pension plan, withholding and other taxes payable and other remittances to governmental authorities in connection with any management equity plan or stock option plan or any other management or employee benefit plan or agreement of such Persons or to make any other payment that would, if made by the Issuer or any Restricted Subsidiary, be permitted under this Indenture;

(G)            the proceeds of which shall be used to pay cash, in lieu of issuing fractional shares, in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of such Persons; and

(H)            for any taxable period for which the Issuer and/or any of its Subsidiaries are members of a consolidated, combined or similar income Tax group for Tax purposes of which a direct or indirect parent of the Issuer is the common parent (a “Tax Group”), the proceeds of which are necessary to permit the common parent of such Tax Group to pay the portion of any income Tax of such Tax Group for such taxable period that is attributable to the income of the Issuer and/or its Subsidiaries; provided that (A) the amount of such Restricted Payments for any taxable period shall not exceed that amount of such Taxes that the Issuer and/or its Subsidiaries, as applicable, would have paid had the Issuer and/or its applicable Subsidiaries, as applicable, been a stand-alone taxpayer (or a stand-alone group) for all applicable tax years and (B) the amount of such Restricted Payments in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Issuer or any of its Restricted Subsidiaries for such purpose;

provided, however, that at the time of, and after giving effect to, any Restricted Payment made in reliance on clause (15), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

For purposes of determining compliance with this Section 4.4, if a proposed Restricted Payment or Investment (or a portion thereof) meets the criteria of more than one of the categories described in clauses (1) through (18) above and/or one or more of the clauses contained in the definition of “Permitted Investments,” or is entitled to be incurred pursuant to Section 4.4(a), the Issuer may, in its sole discretion, divide and classify (or later reclassify in whole or in part, from time to time in its sole discretion) such Restricted Payment or Investment (or portion thereof) among such clauses (1) through (18) and such first paragraph and/or one or more of the clauses contained in the definition of “Permitted Investments,” in any manner that complies with this Section 4.4. For the purposes of determining compliance with any Canadian dollar or other currency denominated restriction on Restricted Payments denominated in a foreign currency, the Canadian dollar or other currency-equivalent amount of such Restricted Payment shall be calculated based on the relevant currency exchange rate in effect on the date that such Restricted Payment was made. Notwithstanding any other provision of this Section 4.4, the maximum amount of Restricted Payments that the Issuer or any of its Restricted Subsidiaries may make pursuant to this Section 4.4 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

The amount of each Restricted Payment (other than cash) will be the Fair Market Value on the date of such Restricted Payment of the assets or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

For the avoidance of doubt, this covenant will not restrict the making of any “AHYDO catch up payment” with respect to, and required by the terms of, any Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture.

Section 4.5.      Liens.

The Issuer will not, and will not permit any of the Guarantors to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien upon or with respect to any of their property or assets, now owned or hereafter acquired, securing Indebtedness, unless:

(1)           in the case of Liens on any Collateral:

(A)            such Lien expressly has a Junior Lien Priority on the Collateral relative to the Notes and the Note Guarantees; or

(B)            such Lien is a Permitted Lien; and

(2)           in the case of Liens on property or assets that are not Collateral:

(A)            in the case of Liens securing Subordinated Indebtedness, the Notes and the Note Guarantees are secured by a Lien on such property or assets that is senior in priority to such Liens (for as long as such Indebtedness is so secured);

(B)            in all other cases, the Notes and the Note Guarantees are secured by a Lien on such property or assets equally and ratably with the obligation or liability secured by such Liens (for as long as such Indebtedness is so secured); or

(C)            such Lien is a Permitted Lien.

Section 4.6.      Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)           The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)            pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries; provided that the priority of any preferred stock over common stock in receiving dividends or distributions (upon a liquidation or otherwise) shall not be deemed a restriction on the ability to make distributions on Capital Stock;

(2)            make loans or advances to the Issuer or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Issuer or any of its Restricted Subsidiaries to other Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries will not be deemed a restriction on the ability to make loans or advances); or

(3)            sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

(b)           However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)            agreements or instruments (including agreements governing Existing Indebtedness or Credit Facilities) as in effect or which came into effect on the Issue Date;

(2)            this Indenture, the Notes and the Note Guarantees;

(3)            applicable law, rule, regulation, order, approval, license or permit;

(4)            any agreement or instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred or issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness or Disqualified Stock, such Indebtedness or Disqualified Stock was permitted by the terms of this Indenture to be incurred or issued, as the case may be;

(5)            customary non-assignment and non-subletting provisions in contracts, leases and licenses entered into in the ordinary course of business;

(6)            agreements relating to Purchase Money Obligations, Financing Lease Obligations and Sale/Leaseback Transactions that impose restrictions on the property relating thereto of the nature described Section 4.6(a)(3);

(7)            any agreement for the sale or other disposition of assets or Capital Stock of a Restricted Subsidiary of the Issuer that restricts transfers of such assets or the making by that Restricted Subsidiary of distributions, loans or advances pending such sale or other disposition;

(8)            Permitted Liens that limit the right of the debtor to dispose of the assets subject to such Liens;

(9)            provisions in joint venture agreements, partnership agreements, limited liability company agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business or with the approval of the Board of Directors of the Issuer or the applicable Restricted Subsidiary of the Issuer, that limit the disposition or distribution of assets or property, which limitations are applicable only to the assets that are the subject of such agreements (including restrictions on the transfer of ownership interests in any joint venture, partnership, limited liability company or other applicable entity);

(10)            restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(11)            encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Issuer and any of its Restricted Subsidiaries to realize the value of, property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer or any Restricted Subsidiary;

(12)            agreements encumbering or restricting cash or marketable securities to secure Hedging Obligations;

(13)            agreements governing Indebtedness permitted to be incurred under Section 4.3; provided that the Issuer determines in good faith, on the date of incurrence thereof, that the restrictions therein will not materially adversely impact the ability of the Issuer to make required principal and interest payments on the Notes;

(14)            Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive (taken as a whole), than those contained in the agreements governing the Indebtedness being refinanced; and

(15)            any amendments, restatements, renewals, increases, supplements, refundings, replacements or refinancings (collectively, “refinancings”) of the agreements, instruments or obligations referred to in clauses (1) through (14) above; provided that such refinancings are not materially more restrictive (taken as a whole) with respect to such encumbrances and restrictions than those in effect prior to such refinancings, as determined in good faith by the Issuer.

Section 4.7.      Asset Sales.

(a)           The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale in any single transaction or series of related transactions unless:

(1)           the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement relating to such Asset Sale) of the assets, properties or Equity Interests issued, sold or otherwise disposed of in such Asset Sale;

(2)           at least 75% of the consideration received for such Asset Sale (measured at the time of contractually agreeing to such Asset Sale), together with all Asset Sales since February 1, 2016 (on a cumulative basis) received by the Issuer and its Restricted Subsidiaries in the manner referred to in clause (a)(1) above is in the form of cash, Cash Equivalents, or Permitted Assets. For purposes of this provision, each of the following will be deemed to be cash:

(A)            any liabilities of the Issuer or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or any Note Guarantee), as shown on the Issuer’s most recent internally available annual or quarterly balance sheet, that are (i) assumed by the transferee of any such assets pursuant to a customary novation agreement or similar agreement that releases the Issuer or such Restricted Subsidiary from further liability or (ii) otherwise canceled;

(B)            any securities, notes or other obligations (including earn-outs and similar obligations) received by the Issuer or any such Restricted Subsidiary from such transferee that are, within 180 days of the applicable Asset Sale, converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion;

(C)            Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Issuer and its other Restricted Subsidiaries are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale; and

(D)            any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value (with the Fair Market Value of such item of Designated Non-cash Consideration being measured at the time of contractually agreeing to the related Asset Sale), taken together with all other Designated Non-cash Consideration received pursuant to this clause (D) that is at that time outstanding, not to exceed the greater of (i) $90.0 million and (ii) 3.0% of Total Assets measured at the time of contractually agreeing to such Asset Sale.

(b)           Within 455 days after the receipt of any Net Proceeds from an Asset Sale (or, at the Issuer’s option, any earlier date), the Issuer or any Restricted Subsidiary may apply those Net Proceeds for any combination of the following purposes:

(1)            to the extent such Net Proceeds are from an Asset Sale of Collateral to Repay (a) Obligations under the Notes or (b) First Lien Obligations (other than the Notes), and in the case of revolving obligations (other than obligations in respect of any asset-backed credit facility), to correspondingly reduce commitments with respect thereto; provided that in the case of any repayment pursuant to this clause (b), the Issuer or such Restricted Subsidiary will either (1) reduce obligations under the Notes on an equal or ratable basis with any First Lien Obligations repaid pursuant to this clause (b) by, at its option (A) redeeming Notes as described in Section 3.7 or (B) purchasing Notes through open-market purchases or in arm’s length privately negotiated transactions or (2) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes for no less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon, to, but excluding, the date of Purchase;

(2)            if the assets that are the subject of such Asset Sale do not constitute Collateral:

(A)            to Repay Indebtedness under the First Lien Term Loan Credit Agreement, the First Lien Revolving Credit Agreement and/or any other Indebtedness that is secured by a Lien (other than any such Indebtedness that is subordinate in right of payment to the Notes or any Note Guarantee);

(B)            to Repay (a) obligations under the Notes, (b) other Pari Passu Indebtedness; provided that if the Issuer or any Guarantor shall so reduce obligations under other Pari Passu Indebtedness pursuant to this clause (b), the Issuer will equally and ratably reduce obligations in respect of the Notes pursuant to Section 3.7 or through open-market purchases (which may be below par) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof (or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest on the pro rata principal amount of Notes or (c) Indebtedness of a Restricted Subsidiary that is not a Guarantor, in each case other than Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer;

(3)            to acquire all or substantially all of the assets of, or to acquire Capital Stock of, a Person that is engaged in a Permitted Business and that, in the case of an acquisition of Capital Stock, is or becomes a Restricted Subsidiary of the Issuer;

(4)            to make a capital expenditure; or

(5)            to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business or that replace, in whole or in part, the properties or assets that are subject to the Asset Sale.

Notwithstanding the foregoing, in the event the Issuer or any of its Restricted Subsidiaries enters into a binding agreement committing to make an acquisition, expenditure or investment in compliance with clauses (3), (4) or (5) above within 455 days after the receipt of any Net Proceeds from an Asset Sale (an “Acceptable Commitment”), such commitment will be treated as a permitted application of the Net Proceeds from the date of the execution of such agreement until the earlier of (i) the date on which such acquisition or investment is consummated or such expenditure made or such agreement is terminated, and (ii) the 180th day after the expiration of the aforementioned 455-day period; provided that if any Acceptable Commitment is later canceled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds from and after the date of such cancelation or termination; unless the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment within 180 days of such cancellation or termination (a “Second Commitment”) in which case such commitment will be treated as a permitted application of the Net Proceeds from the date of the execution of such agreement until the earlier of (i) the date on which such acquisition or investment is consummated or such expenditure made or such agreement is terminated, and (ii) the 180th day after the date of the Second Commitment.

Pending the final application of any Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c)            Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.7(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in Section 4.7(b), will be deemed to have been so applied whether or not such offer is accepted) will constitute “Excess Proceeds.”

(d)            If the aggregate amount of Excess Proceeds from an Asset Sale of Collateral (a “Collateral Asset Sale”, and such Excess Proceeds, “Collateral Excess Proceeds”) exceeds $60.0 million, the Issuer will make a pro rata offer to all Holders of Notes (and, if required or permitted by the terms of other First Lien Obligations or obligations secured by a Lien permitted under this Indenture on the assets disposed of, which Lien is not subordinate to the Lien of the Notes with respect to the Collateral), to the holders of such other First Lien Obligations or such other obligations (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount (or accreted value, as applicable) of Notes and such other First Lien Obligations or such other obligations, as the case may be, that may be purchased out of the Excess Proceeds. The offer price, with respect to the Notes only, in any Collateral Asset Sale Offer will be equal to 100% of the principal amount (or accreted value in the case of any such First Lien Obligations or such other Obligations, as the case may be, issued with a significant original issue discount) plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, and will be payable in cash. If the aggregate principal amount of Notes and other First Lien Obligations or such other obligations, as the case may be, tendered into such Collateral Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other First Lien Obligations or such other obligations, as the case may be, to be purchased on a pro rata basis (subject to the procedures of the relevant depositary), on the basis of the aggregate principal amounts (or accreted values) tendered in round denominations (which, in the case of the Notes, will be minimum denominations of US$2,000 principal amount and multiples of US$1,000 in excess thereof). If any Excess Proceeds remain after consummation of a Collateral Asset Sale Offer, (and assuming no “Asset Sale Offer” (as defined in the next paragraph) is required) the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. Upon completion of each Collateral Asset Sale Offer, the amount of Collateral Excess Proceeds will be reset at zero. The Issuer may satisfy the foregoing obligations with respect to such Net Proceeds from a Collateral Asset Sale by making a Collateral Asset Sale Offer with respect to such Net Cash Proceeds at any time prior to the expiration of the application period or by electing to make a Collateral Asset Sale Offer with respect to such Net Proceeds before the aggregate amount of Collateral Excess Proceeds exceeds $60.0 million.

(e)            If the aggregate amount of Excess Proceeds from an Asset Sale of Non-Collateral exceeds $60.0 million, the Issuer will make a pro rata offer (an “Asset Sale Offer”) to all Holders of Notes (and, at the option of the Issuer, to holders of any Pari Passu Indebtedness) to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness, as the case may be, that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount (or accreted value in the case of any such Pari Passu Indebtedness, as the case may be, issued with a significant original issue discount) plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If the aggregate principal amount of Notes and Pari Passu Indebtedness, as the case may be, tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such Pari Passu Indebtedness, as the case may be, to be purchased on a pro rata basis (subject to the procedures of the relevant depositary), on the basis of the aggregate principal amounts (or accreted values) tendered in round denominations (which in the case of the Notes will be minimum denominations of US$2,000 principal amount and multiples of US$1,000 in excess thereof). If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The Issuer may satisfy the foregoing obligations with respect to such Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Cash Proceeds at any time prior to the expiration of the application period or by electing to make an Asset Sale Offer with respect to such Net Proceeds before the aggregate amount of Excess Proceeds exceeds $60.0 million.

(f)            Within 30 days following the date when the Issuer becomes obligated to make an Asset Sale Offer, the Issuer will mail (or in the case of Global Notes deliver electronically in accordance with the procedures of the Depositary) a notice to each Holder describing the transaction or transactions that constitute the Asset Sale and offering to repurchase Notes on the date (the “Asset Sale Payment Date”) specified in such notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.

(g)            On the Asset Sale Payment Date, the Issuer will, to the extent lawful:

(1)            accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer, subject to proration based on the amount of Excess Proceeds pursuant to Section 4.7(c);

(2)            deposit with the Paying Agent an amount equal to the amount of Excess Proceeds that, after giving effect to proration with holders of pari passu Indebtedness pursuant to Section 4.7(c), is allocable to the Notes or portions thereof so tendered (or, if less, the aggregate payment for all Notes validly tendered and not withdrawn); and

(3)            deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

(h)            The Paying Agent will promptly mail (or cause to be transferred through the facilities of the Depositary) to each Holder of Notes accepted for payment in accordance with this Section 4.7, the payment for such tendered Notes, and the Trustee will, upon receipt of an Issuer Order, promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, by such Holder; provided that each such new Note will be in a principal amount of US$1,000 or an integral multiple thereof.

(i)            To the extent that the aggregate amount of Notes and such other First Lien Obligations or Notes Obligations secured by a Lien permitted under this Indenture (which Lien is not subordinate to the Lien of the Notes with Respect to the Collateral) tendered or otherwise surrendered in connection with a Collateral Asset Sale Offer made with Excess Proceeds is less than the amount offered in a Collateral Asset Sale Offer, the Issuer may use any remaining Excess Proceeds (any such amount, “Collateral Retained Declined Proceeds”) for any purpose not otherwise prohibited by this Indenture.

(j)            To the extent that the aggregate amount of Notes and any other Pari Passu Indebtedness tendered or otherwise surrendered in connection with an Asset Sale Offer made with Excess Proceeds is less than the amount offered in an Asset Sale Offer, the Issuer may use any remaining Excess Proceeds (any such amount, together with the Collateral Retained Declined Proceeds, “Retained Declined Proceeds”) for any purpose not otherwise prohibited by this Indenture.

(k)            If the Collateral Asset Sale Offer Purchase Date is after the taking of a record of the Holders on a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a purchased Note is registered on such Record Date, and no other interest will be payable to Holders who tender Notes pursuant to the Collateral Asset Sale Offer.

(l)            If the Asset Sale Offer Purchase Date is after the taking of a record of the Holders on a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a purchased Note is registered on such Record Date, and no other interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(m)            The Issuer will comply with all applicable securities legislation of Canada and the United States, including, without limitation, the requirements of Rule 14e-1 under the 1934 Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Collateral Asset Sale Offer or an Asset Sale Offer. To the extent that the provisions of any applicable securities laws and regulations conflict with this Section 4.7, the Issuer will comply with such laws and regulations and will not be deemed to have breached its obligations under this Section 4.7 by virtue of such compliance.

(n)            The Issuer’s obligation to make a Collateral Asset Sale Offer or an Asset Sale Offer may be waived or modified before or after the occurrence of an Asset Sale with the written consent of Holders of at least a majority in principal amount of the Notes then outstanding. Notwithstanding the foregoing, any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, will be governed by Section 5.1 and will not be subject to the provisions described above in this Section 4.7.

Section 4.8.      Transactions With Affiliates.

(a)            The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an “Affiliate Transaction”) involving aggregate consideration in excess of $20.0 million for any Affiliate Transaction or series of related Affiliate Transactions, unless:

(1)            the Affiliate Transaction is on terms that are no less favorable in the aggregate to the Issuer or the relevant Restricted Subsidiary, as the case may be, than those that would reasonably be expected to have been obtained in a comparable transaction at such time by the Issuer or such Restricted Subsidiary, as the case may be, in an arm’s-length dealing with a Person who is not an Affiliate of the Issuer or the relevant Restricted Subsidiary, as the case may be; and

(2)            with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, the Issuer delivers to the Trustee a resolution of the Board of Directors of the Issuer set forth in an Officer’s Certificate certifying that such Affiliate Transaction or series of Affiliate Transactions, as the case may be, complies with this Section 4.8 and that such Affiliate Transaction or series of Affiliate Transactions, as the case may be, has been approved in good faith by a majority of the members of the Board of Directors of the Issuer.

(b)            The following items will be deemed not to be Affiliate Transactions and therefore will not be subject to the provisions of Section 4.8(a) hereof:

(1)            any consulting or employment agreement or arrangement, employee or director compensation, stock option, bonus, benefit or other similar plan, officer or director indemnification, insurance, severance or expense reimbursement arrangement, or any similar arrangement existing on the Issue Date or thereafter entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and payments and other benefits (including bonuses and retirement, severance, health, stock option, restricted share, stock appreciation right, phantom right, profit interest, equity incentive and other benefit plans) pursuant thereto;

(2)            (i) transactions between or among the Issuer and/or its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and (ii) any merger or consolidation of the Issuer or any other direct or indirect parent of the Issuer; provided that such parent entity shall have no material liabilities and no material assets (other than cash, Cash Equivalents and the Capital Stock of the Issuer) and such merger or consolidation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(3)            transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.8(a)(1);

(4)            payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, officers, directors, managers, consultants or independent contractors for bona fide business purposes or in the ordinary course of business;

(5)            the issuance or sale of Capital Stock (other than Disqualified Stock) of the Issuer or warrants, options or other rights to acquire Capital Stock (other than Disqualified Stock) of the Issuer to, or the receipt by the Issuer of any capital contribution from, its shareholders or Affiliates;

(6)            Restricted Payments that are permitted by Section 4.4 and Permitted Investments (except for Investments made in reliance on clauses (3), (5) and (6) of the definition of Permitted Investments);

(7)            any agreement or arrangement described in the Offering Memorandum and to which the Issuer or any of its Restricted Subsidiaries is a party as of or on the Issue Date, or as such agreement or arrangement is thereafter amended, supplemented or replaced (so long as such amendment, supplement or replacement agreement or arrangement is not materially disadvantageous (as determined in good faith by the Issuer or any direct or indirect parent of the Issuer) to the holders of the Notes when taken as a whole as compared to the original agreement or arrangement as in effect on the Issue Date) or any transaction or payments contemplated thereby;

(8)            transactions with customers, suppliers or purchasers or sellers of goods or services that are Affiliates of the Issuer, in each case in the ordinary course of business and which, in the reasonable determination of the Board of Directors of the Issuer are on terms at least as favorable to the Issuer as would reasonably have been obtained at such time from an unaffiliated party;

(9)            transactions between the Issuer or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because one or more of its directors or officers is also a director or officer of the Issuer; provided that such director abstains from voting as a director of the Issuer on any such transaction involving such other Person;

(10)            any transaction with a Person (other than an Unrestricted Subsidiary) that would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person; provided that no Affiliate of the Issuer or any of its Subsidiaries (other than the Issuer or a Restricted Subsidiary) shall have a beneficial interest or otherwise participate in such Person;

(11)            a repurchase of Notes held by an Affiliate of the Issuer if repurchased on the same terms as have been offered to all Holders that are not Affiliates of the Issuer;

(12)            payments by the Issuer and any of the Restricted Subsidiaries made for any transaction or financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with financings, acquisitions or divestitures), which payments are approved by a majority of the disinterested members of the board of directors (or comparable governing body or managers) of the Issuer in good faith (which, for the avoidance of doubt, may include payments to Affiliates of a Permitted Holder);

(13)            investments by Affiliates in Indebtedness or preferred Equity Interests of the Issuer or any of its Subsidiaries, so long as non-Affiliates were also offered the opportunity to invest in such Indebtedness or preferred Equity Interests, and transactions with Affiliates solely in their capacity as holders of Indebtedness or preferred Equity Interests of the Issuer or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

(14)            intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Issuer and its Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture; and

(15)            the entering into of any tax sharing agreement or arrangement that complies with Section 4.4(c)(18)(H) and the performance under any such agreement or arrangement.

Section 4.9.      Issuance of Note Guarantees.

(a)            The Issuer will cause each Material Restricted Subsidiary that is not a Guarantor and that guarantees the obligations under the First Lien Term Loan Credit Agreement to become a Guarantor, execute and deliver a supplemental indenture in the form of Exhibit D and joinders to the Collateral Documents or new Collateral Documents together with any other filings and other agreements required by the Collateral Documents to create or perfect the security interests for the benefit of the Notes Secured Parties in the Collateral of such Subsidiary, and deliver an Officer’s Certificate and Opinion of Counsel reasonably satisfactory to the Trustee, in each case within 30 days of the date on which such Material Restricted Subsidiary was acquired, created, qualified, designated or guaranteed the obligations under the First Lien Term Loan Credit Agreement, as applicable. Thereafter, such Restricted Subsidiary will be a Guarantor for all purposes of this Indenture, subject to Article X.

Section 4.10.      Designation of Restricted and Unrestricted Subsidiaries.

(a)            The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that:

(1)            immediately after and giving effect to such designation, no Default or Event of Default shall have occurred and be continuing;

(2)            at the time of the designation, the Issuer and its Restricted Subsidiaries could make a Restricted Payment in an amount equal to the Fair Market Value of the Subsidiary so designated in compliance with Section 4.4;

(3)            at the time of such designation, to the extent that any Indebtedness of the Subsidiary so designated is not Non-Recourse Debt, any guarantee or other credit support thereof by the Issuer or any of its Restricted Subsidiaries could be incurred at such time in compliance with Section 4.3 and Section 4.4;

(4)            such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless any such agreement, contract, arrangement or understanding would, immediately after giving effect to such designation, be permitted by Section 4.8; and

(5)            such Subsidiary is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results unless such obligation could be performed by the Issuer in compliance with Section 4.4 (and the maximum amount of such obligation shall be deemed to be an Investment by the Issuer for purposes of Section 4.4).

Any designation of a Restricted Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolutions of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.3, the Issuer will be in default of Section 4.3.

(b)            The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1)            immediately after and giving effect to such designation, no Default or Event of Default shall have occurred and be continuing;

(2)            such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if such Indebtedness is permitted under Section 4.3;

(3)            the aggregate Fair Market Value of all outstanding Investments owned by the Unrestricted Subsidiary so designated will be deemed to be an Investment made as of the time of the designation and any such designation will only be permitted if the Investment would be permitted at that time in compliance with Section 4.4;

(4)            all Liens upon property and assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.5; and

(5)            such Unrestricted Subsidiary becomes a Guarantor pursuant to Section 4.9.

Section 4.11.      Change of Control.

(a)            If a Change of Control occurs, unless, prior to, or concurrently with, the time the Issuer is required to make a Change of Control Offer (as defined below), the Issuer has previously or concurrently mailed or delivered, or otherwise sent through electronic transmission, a redemption notice with respect to all the outstanding Notes as described under Section 3.7 or Article VIII, the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof (or such higher amount as the Issuer may determine) plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Change of Control Payment Date (as defined below). Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee sent in the same manner, to each Holder to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(1)            that a Change of Control Offer is being made pursuant to Section 4.11 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2)            the purchase price and the purchase date, which will be no earlier than 10 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”); provided that the Change of Control Payment Date may be delayed, in the Issuer’s discretion, until such time (including more than 60 days after the date such notice. is sent) as any or all such conditions referred to in Section 4.11(a)(8) shall be satisfied or waived;

(3)            that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)            that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)            that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed or otherwise in accordance with the procedures of DTC, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)            that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the second Business Day prior to the expiration time of the Change of Control Offer, an electronic transmission (in PDF), a facsimile transmission or letter setting forth the name of the Holder or otherwise in accordance with the procedures of DTC, the principal amount of the Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)            that if less than all of such Holder’s Notes are tendered for purchase, such Holder will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered; provided that the unpurchased portion of the Notes must be equal to at least US$2,000 or an integral multiple of US$1,000 in excess of US$2,000;

(8)            if such notice is sent prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control and describing each such condition, and, if applicable, stating that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time as any or all such conditions shall be satisfied or waived, or that such purchase may not occur and such notice may be rescinded in the event that the Issuer shall determine that any or all such conditions shall not have been satisfied or waived by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(9)            such other instructions, as determined by the Issuer, consistent with this covenant, that a Holder must follow.

(b)            While the Notes are in global form and the Issuer makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of Notes through the facilities of DTC, subject to its rules and regulations.

(c)            The Issuer will comply with all applicable securities legislation in Canada and the United States including, without limitation, the requirements of Rule 14e-1 under the 1934 Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any applicable securities laws and regulations conflict with the provisions of Section 4.11, the Issuer will comply with such laws and regulations and will not be deemed to have breached its obligations under this Section 4.11 by virtue of such compliance.

(d)            On the Change of Control Payment Date, the Issuer or its designated agent will, to the extent lawful:

(1)            accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)            deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)            deliver or cause to be delivered to the Trustee the Notes accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(e)            On the Change of Control Payment Date, the paying agent will promptly transmit to each Holder of Notes properly tendered and not withdrawn the Change of Control Payment for such tendered Notes, and the Trustee, upon an order of the Issuer, will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount that is US$2,000 or an integral multiple of US$1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f)            If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no other interest will be payable to Holders who tender pursuant to the Change of Control Offer.

(g)            The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

(h)            Notwithstanding the preceding paragraphs of this Section 4.11, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes an offer to purchase the Notes in the manner, at the times and otherwise in substantial compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, or a notice of redemption has been given pursuant to Section 3.7, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer by the Issuer or a third party may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(i)            In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer, Collateral Asset Sale Offer, Asset Sale Offer or other tender offer and the Issuer (or a third party making the offer as described above) purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or third party offeror, as applicable, will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to such offer described above, to redeem (in the case of the Issuer) or purchase (in the case of a third party offeror) all of the Notes that remain outstanding following such purchase at a redemption price or purchase price, as the case may be, equal to the price paid to each other Holder in such offer (which may be less than par) plus, to the extent not included in such price, accrued and unpaid interest on the Notes that remain outstanding, to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

The Issuer’s obligation to make a Change of Control Offer following a Change of Control may be waived or modified before or after the occurrence of such Change of Control with the written consent of Holders of at least a majority in aggregate principal amount of the Notes then outstanding.

Section 4.12.      Maintenance of Office or Agency for Registration of Transfer, Exchange and Payment of Notes.

So long as any of the Notes shall remain outstanding, the Issuer will, in accordance with Section 2.2 hereof, maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, or the Registrar) in the continental U.S. where the Notes may be surrendered for exchange or registration of transfer and where the Notes may be presented or surrendered for payment. If the Issuer shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders or presentations may be made at the designated Corporate Trust Office, and the Issuer hereby appoints the Trustee its agent to receive at the aforesaid office all such surrenders or presentations. The Issuer may also from time to time designate one or more other offices or agencies in the continental U.S. where Notes may be presented or surrendered for any and all such purposes and may from time to time rescind such designations. The Issuer will give to Trustee prompt written notice of the location of any such office or agency and of any change of location thereof.

Section 4.13.      Appointment to Fill a Vacancy in the Office of Trustee.

The Issuer, whenever necessary to avoid or fill a vacancy in the office of trustee under this Indenture, will appoint, in the manner provided in Section 7.7, a trustee, so that there shall at all times be a trustee hereunder.

Section 4.14.      Provision as to Paying Agent.

(a)            If the Issuer will appoint a Paying Agent other than the Trustee, in accordance with the terms of this Indenture, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Agent shall undertake, subject to the provisions of this Section 4.14:

(1)            that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or interest on the Notes (whether such sums have been paid to it by the Issuer or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes and will notify the Trustee of the receipt of sums to be so held;

(2)            that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Notes) to make any payment of the principal of, premium, if any, or interest on the Notes when the same shall be due and payable;

(3)            that it will at any time during the continuance of any Event of Default specified in Section 6.1, upon the written request of the Trustee, deliver to the Trustee all sums so held in trust by it; and

(4)            that it will acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

(b)            If the Issuer shall not act as its own Paying Agent, it will, by 11:00 a.m. (New York City time) on the due date of the principal of or premium, if any, or interest on any Notes, deposit with such Paying Agent a sum in same day funds sufficient to pay the principal of, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Trustee and the Holders of Notes entitled to such principal of or premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its failure so to act.

(c)            If the Issuer shall act as its own Paying Agent, it will, by 11:00 a.m., (New York City time) on each due date of the principal of or premium, if any, or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto, a sum sufficient to pay such principal or premium or interest so becoming due and will notify the Trustee of any failure to take such action.

(d)            Anything in this Section 4.14 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Paying Agent for delivery to the Trustee all sums held in trust by it, as required by this Section 4.14, such sums to be delivered by the Paying Agent to the Trustee to be held by the Trustee upon the trusts herein contained.

(e)            Anything in this Section 4.14 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.14 is subject to the provisions of Section 8.4 and Section 8.6.

(f)            Upon an Event of Default under Section 6.1(7), the Trustee shall be the Paying Agent.

Section 4.15.      Maintenance of Corporate Existence.

So long as any of the Notes shall remain outstanding, the Issuer will at all times (except as otherwise provided or permitted in Article V of this Indenture) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.16.      [Reserved]

Section 4.17.      Compliance Certificate.

(a)            The Issuer and the Guarantors will deliver to the Trustee within 90 days after the end of each fiscal year of the Issuer, beginning with the fiscal year ended December 31, 2023, a statement (which need not be an Officer’s Certificate) signed by the principal executive officer, the principal accounting officer or the principal financial officer of each of the Issuer and the Guarantors, stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Issuer and the Guarantors has performed its obligations under this Indenture, and further stating whether or not, to the knowledge of the signers, the Issuer is in default in the performance and observance of any of the terms, provisions and conditions hereof (without regard to any period of grace or requirement of notice provided hereunder) and if any Default or Event of Default occurred during such period. In the event of any such default, the certificate will describe such default, its status and what action the Issuer is taking or proposes to take with respect thereto.

(b)            So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, promptly upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.18.      Taxes.

The Issuer will pay, and will cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the financial condition of the Issuer and its Restricted Subsidiaries, taken as a whole.

Section 4.19.      Stay, Extension and Usury Laws.

The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.20.      Covenant Suspension.

(a)            If on any date following the Issue Date (1) the Notes are rated Investment Grade by any two Approved Rating Organizations; and (2) no Default or Event of Default shall have occurred and be continuing, (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”) then, beginning on that day and at all times thereafter until the Reinstatement Date (“Suspension Period”), and subject to Section 4.20(c) below, the provisions of this Indenture set forth in Section 4.3, Section 4.4, Section 4.6, Section 4.7, Section 4.8, Section 4.9 and Section 5.1(a)(4) (collectively, the “Suspended Covenants”) hereof will be suspended.

(b)            During any Suspension Period, the Board of Directors of the Issuer may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.10.

(c)            In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of Section 4.20(a) and, on a subsequent date, at least one of the Approved Rating Organizations which rates the Notes withdraws its Investment Grade rating, or downgrades the rating assigned to the Notes below an Investment Grade rating, or ceases to rate the Notes (in each case, such date, the “Reinstatement Date”), then the Issuer and its Restricted Subsidiaries will after the Reinstatement Date again be subject to the Suspended Covenants with respect to future events for the benefit of the Notes.

(d)            On the Reinstatement Date, all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be subject to Section 4.3. To the extent such Indebtedness or Disqualified Stock would not be so permitted to be incurred or issued pursuant to such covenant, such Indebtedness or Disqualified Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.3(b)(5).

(e)            Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.4 will be made as though Section 4.4 had been in effect from the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.4(a) to the extent provided therein.

(f)            For purposes of Section 4.6, on the Reinstatement Date, any contractual encumbrances or restrictions of the type specified in Sections 4.6(a)(1) through 4.6(a)(3) entered into (or which the Issuer or any Restricted Subsidiary of the Issuer became legally obligated to enter into) during the Suspension Period will be deemed to have been in effect on the Issue Date, so that they are permitted under Section 4.6(b)(1).

(g)            For purposes of Section 4.7, on the Reinstatement Date, the unutilized Excess Proceeds amount will be reset to zero.

(h)            For purposes of Section 4.8, any contract, agreement, loan, advance or guarantee with or for the benefit of, any Affiliate of the Issuer entered into (or which the Issuer or any Restricted Subsidiary of the Issuer became legally obligated to enter into) during the Suspension Period will be deemed to have been in effect as of the Issue Date for purposes of Section 4.8(b)(5).

(i)            Notwithstanding that the Suspended Covenants may be reinstated:

(1)            no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or on the Reinstatement Date) or after the Suspension Period based solely on events that occurred during the Suspension Period; and

(2)            neither (a) the continued existence, after the Reinstatement Date, of facts and circumstances or obligations that were incurred or otherwise came into existence during a Suspension Period nor (b) the performance of any such obligations, shall constitute a breach of any covenant set forth in this Indenture or cause a Default or Event of Default thereunder; provided that (I) the Issuer and its Restricted Subsidiaries did not incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of the Notes ceasing to be rated Investment Grade, and (II) the Issuer reasonably believed that such incurrence or actions would not result in such ceasing.

Section 4.21.      Additional Amounts.

(a)            All payments made by or on behalf of the Issuer or any Guarantor (each a “Payor”) under or with respect to the Notes or any Note Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, unless such Payor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If a Payor is so required to withhold or deduct any amount for or on account of Taxes imposed or levied by or on behalf of any jurisdiction in which such Payor is organized, resident or carrying on business for tax purposes or from or through which such Payor makes any payment on the Notes or any Note Guarantee or any department or political subdivision thereof (each, a “Relevant Taxing Jurisdiction”) from any payment made under or with respect to the Notes or any Note Guarantee, such Payor, subject to the exceptions stated below, will pay such additional amounts (“Additional Amounts”) as may be necessary such that the net amount received in respect of such payment by each Holder or Beneficial Holder after such withholding or deduction (including withholding or deduction attributable to Additional Amounts payable hereunder but excluding Taxes on net income) will not be less than the amount the Holder or Beneficial Holder, as the case may be, would have received if such Taxes had not been required to be so withheld or deducted.

(b)            A Payor will not, however, pay Additional Amounts to a Holder or Beneficial Holder with respect to:

(1)            Canadian withholding Taxes imposed on a payment to a Holder or Beneficial Holder with which the Payor does not deal at arm’s length for the purposes of the Tax Act at the time of making such payment (other than where the non-arm’s length relationship arises as a result of the exercise or enforcement of rights under any Notes or any Note Guarantee);

(2)            a debt or other obligation to pay an amount to a person with whom the applicable Payor is not dealing at arm’s length within the meaning of the Tax Act (other than where the non-arm’s length relationship arises as a result of the exercise or enforcement of rights under any Notes or any Note Guarantee);

(3)            any Canadian withholding Taxes imposed on a payment or deemed payment to a Holder or Beneficial Holder by reason of such Holder or Beneficial Holder being a “specified shareholder” of the Issuer (within the meaning of subsection 18(5) of the Tax Act) at the time of payment or deemed payment, or by reason of such Holder or Beneficial Holder not dealing at arm’s length for the purposes of the Tax Act with a “specified shareholder” of the Issuer at the time of payment or deemed payment (other than where the Holder or Beneficial Holder is a “specified shareholder,” or does not deal at arm’s length with a “specified shareholder,” as a result of the exercise or enforcement of rights under any Notes or any Note Guarantee);

(4)            Taxes giving rise to such Additional Amounts that would not have been imposed but for the existence of any present or former connection between such Holder (or the Beneficial Holder of, or person ultimately entitled to obtain an interest in, such Notes, including a fiduciary, settler, beneficiary, member, partner, shareholder or other equity interest owner of, or possessor of power over, such Holder or Beneficial Holder, if such Holder or Beneficial Holder is an estate, trust, partnership, limited liability company, corporation or other entity) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, the Relevant Taxing Jurisdiction but not including any connection resulting solely from the acquisition, ownership, or disposition of Notes, the receipt of payments thereunder and/or the exercise or enforcement of rights under any Notes or any Note Guarantee);

(5)            Taxes giving rise to such Additional Amounts that would not have been imposed but for the failure of such Holder or Beneficial Holder, to the extent such Holder or Beneficial Holder is legally eligible to do so, to timely satisfy any certification, identification, information, documentation or other reporting requirements concerning such Holder’s or Beneficial Holder’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or arm’s length relationship with the Payor or otherwise establish the right to the benefit of an exemption from, or reduction in the rate of, withholding or deduction, if such compliance is required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder or Beneficial Holder is not resident in the Relevant Taxing Jurisdiction);

(6)            any estate, inheritance, gift, sales, transfer, personal property, excise or any similar Taxes or assessment;

(7)            any Taxes that were imposed with respect to any payment on a Note to any Holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment and to the extent the Taxes giving rise to such Additional Amounts would not have been imposed on such payment had the Holder been the beneficiary, partner or sole beneficial owner, as the case may be, of such Note;

(8)            Taxes imposed on, or deducted or withheld from, payments in respect of the Notes if such payments could have been made without such imposition, deduction or withholding of such Taxes had such Notes been presented for payment (where presentation is required) within 30 days after the date on which such payments or such Notes became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent such Holder or Beneficial Holder would have been entitled to such Additional Amounts had such Notes been presented on the last day of such 30 day period);

(9)            any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the Notes or any Note Guarantee;

(10)            any Taxes that are imposed or withheld as a result of the presentation of any Note for payment by or on behalf of a Holder or Beneficial Holder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another paying agent;

(11)            any Taxes imposed under FATCA;

(12)            Taxes imposed by reason of the Holder or Beneficial Holder being a “specified entity” (as defined in subsection 18.4(1) of the Tax Act, as it is proposed to be amended by certain Tax proposals released by the Department of Finance (Canada) on April 29, 2022) in respect of the Issuer; or

(13)            any combination of the foregoing subclauses (1) through (12).

(c)            At least 30 calendar days prior to each date on which any payment under or with respect to the Notes or any Note Guarantee is due and payable, if a Payor will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which such payment is due and payable, in which case it will be promptly thereafter), the Payor will deliver to the Trustee an Officer’s Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders and/or Beneficial Holders on the payment date.

(d)            The Issuer will indemnify and hold harmless the Holders and Beneficial Holders of the Notes for the amount of any Taxes under Regulation 803 of the Tax Act, or any similar or successor provision (other than Taxes described in subclauses (1) through (13) above (but including, notwithstanding subclause (9), any Taxes payable pursuant to Regulation 803 of the Tax Act) or Taxes arising by reason of a transfer of the Note to a person resident in Canada with whom the transferor does not deal at arm’s length for the purposes of the Tax Act except where such non-arm’s length relationship arises as a result of the exercise or enforcement of rights under any Notes or any Note Guarantee) levied or imposed on and paid by such a Holder or Beneficial Holder as a result of payments made under or with respect to the Notes or any Note Guarantee.

(e)            In addition, the Payor will pay any stamp, issue, registration, court, documentation, excise or other similar taxes, charges and duties, including any interest, penalties and any similar liabilities with respect thereto, imposed by any Relevant Taxing Jurisdiction at any time in respect of the execution, issuance, registration, delivery or enforcement of the Notes (other than on or in connection with a transfer of the Notes other than the initial sale by an Initial Purchaser), any Note Guarantee or any other document or instrument referred to thereunder and any such taxes, charges or duties imposed by any Relevant Taxing Jurisdiction on any payments made pursuant to the Notes or any Note Guarantee and/or any other such document or instrument (limited, solely in the case of taxes, charges or duties attributable to any payments with respect thereto, to any such taxes, charges or duties imposed in a Relevant Taxing Jurisdiction that are not excluded under Sections 4.21(b)(5) through (8) and (10) and (11)).

(f)            The obligations under this Section 4.21 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any successor Person to any Payor and to any jurisdiction in which such successor is organized or is otherwise resident or doing business for tax purposes or any jurisdiction from or through which payment is made by such successor or its respective agents. Whenever this Indenture refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note, such reference shall include the payment of Additional Amounts or indemnification payments as described hereunder, if applicable.

Section 4.22.      After-Acquired Property.

From and after the Issue Date, and subject to the applicable limitations and exceptions set forth in the Collateral Documents and this Indenture (including with respect to Excluded Assets), if the Issuer or any Guarantor acquires any property or rights which are of a type constituting Collateral under any Collateral Document (excluding, for the avoidance of doubt, any Excluded Assets or assets not required to be Collateral pursuant to the Collateral Documents), it will be required to execute and deliver such security instruments, financing statements and such Officer’s Certificates and Opinions of Counsel as are required under this Indenture or any Collateral Document and to otherwise comply with the requirements of the Collateral Requirement to provide to the Notes Collateral Agent for the benefit of the Notes Secured Parties a perfected security interest (subject to Permitted Liens) in such after-acquired collateral and to take such actions to add such after-acquired collateral to the Collateral, and thereupon all provisions of the this Indenture and the Collateral Documents relating to the Collateral shall be deemed to relate to such after-acquired collateral to the same extent and with the same force and effect, including, without limitation:

(a)            (i) Any Subsidiary of the Issuer which becomes a Guarantor shall take all such actions necessary to comply with the Collateral Requirement within sixty (60) days after the occurrence of such event causing such Subsidiary to become a Guarantor (or such longer period as the Notes Collateral Agent may agree in its reasonable discretion), and (ii) the Issuer shall within ninety (90) days after the acquisition of such property or rights cause such property (or such longer period as the Notes Collateral Agent may agree in its reasonable discretion) to be subjected to a Lien to the extent required by the Collateral Requirement and will take, or cause the relevant Guarantor to take, such actions as shall be necessary (as determined by the Issuer in good faith) to grant and perfect or record such Lien, in each case in a manner consistent with the Collateral Requirement and the procedures outlined in the Credit Facilities, to the extent applicable.

(b)            (i) with respect to Material Real Property set forth on Schedule I, within ninety (90) days after the Issue Date (or such longer period as the Notes Collateral Agent may agree in its reasonable discretion) and (ii) with respect to Material Real Property acquired after the Issue Date, within ninety (90) days after the date of such acquisition (or such longer period as the Notes Collateral Agent may agree in its reasonable discretion), the Issuer shall, in each case, take, or cause the relevant Guarantor to take, the actions referred to in the Credit Agreement to provide a Mortgage in favor of the Notes Collateral Agent with respect to such Material Real Property to the extent such Material Real Property shall not already be subject to a valid and perfected Lien pursuant to the Collateral Requirement;

provided, that (i) the Notes Collateral Agent shall be deemed to have made such a reasonable determination if such a determination has already been made by either the First Lien Revolving Credit Agreement Collateral Agent or the First Lien Term Loan Collateral Agent (with respect to the First Lien Revolving Credit Agreement or the First Lien Term Loan Credit Agreement, respectively) and (ii) with respect to the time periods referred to in this Section 4.22 that are subject to extensions as the Notes Collateral Agent may agree, it is understood and agreed that the administrative agent under the First Lien Revolving Credit Agreement or the First Lien Term Loan Credit Agreement may grant extensions of time under the Credit Agreements for such actions necessary to comply with the Collateral and Guarantee Requirement, and any such extension shall apply hereunder as if the Notes Collateral Agent had agreed to such extensions.

Article V
SUCCESSOR COMPANY

Section 5.1.      Amalgamation, Merger, Consolidation or Sale of Assets.

(a)            The Issuer may not, in any transaction or series of transactions: (I) amalgamate, merge or consolidate with or into another Person (whether or not the Issuer is the surviving Person); or (II) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)            either:

(A)            the Issuer is the surviving entity; or

(B)            the Person formed by or surviving any such amalgamation, merger or consolidation (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a Person organized or existing under the laws of Canada or any province thereof or the United States, any state of the United States or the District of Columbia;

(2)            the Person formed by or surviving any such amalgamation, merger or consolidation (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Issuer under the Notes, this Indenture and the Collateral Documents either by operation of law or pursuant to an assumption agreement or other instrument reasonably satisfactory to the Trustee;

(3)            immediately after such transaction or series of transactions, and giving pro forma effect to any related financing transactions, no Default or Event of Default exists;

(4)            on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (A) the Issuer or the Person formed by or surviving any such amalgamation, merger or consolidation (if other than the Issuer), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, will be permitted to incur at least $1.00 of additional Indebtedness pursuant to either the Fixed Charge Coverage Ratio test or the Consolidated Net Leverage Ratio test set forth in Section 4.3(a) or (B) either (x) the Fixed Charge Coverage Ratio is equal to or greater than it was immediately prior thereto or (y) the Consolidated Net Leverage Ratio of the Issuer and its Restricted Subsidiaries would be equal to or less than the Consolidated Net Leverage Ratio of the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5)            the Issuer has delivered to the Trustee (i) an Opinion of Counsel stating that such transaction and, if an assumption agreement or other instrument is required in connection with such transaction, such assumption agreement or other instrument, complies with Sections 5.1(a)(1) and 5.1(a)(2), and (ii) an Officer’s Certificate stating that all conditions precedent contained in this Indenture relating to such transaction have been complied with;

(6)            to the extent any assets of the Person which is amalgamated, merged or consolidated with or into another Person are assets of the type which would constitute Collateral under the Collateral Documents, the surviving Person will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in this Indenture or any of the Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Collateral Documents; and

(7)            the Collateral owned by or transferred to the Person formed by or surviving any such amalgamation, merger or consolidation (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made shall: (a) continue to constitute Collateral under this Indenture and the Collateral Documents, (b) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Notes Secured Parties, and (c) not be subject to any Lien other than Permitted Liens.

(b)            A Guarantor may not, in any transaction or series of transactions: (I) amalgamate, consolidate or merge with or into another Person (whether or not such Guarantor is the surviving Person); or (II) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets to another Person, other than the Issuer or a Restricted Subsidiary of the Issuer (in the case of either (I) or (II) above), unless:

(1)            immediately after giving effect to that transaction, and giving pro forma effect to any related financing transactions, no Default or Event of Default exists;

(2)            either:

(A)            the Person acquiring the property in any such sale, assignment, transfer, conveyance, lease or other disposition or the Person formed by or surviving any such amalgamation, merger or consolidation assumes all the obligations of that Guarantor under its Note Guarantee, either by operation of law or pursuant to an assumption agreement or other instrument reasonably satisfactory to the Trustee; or

(B)            such sale, assignment, transfer, conveyance, lease or other disposition does not violate Section 4.7;

(3)            the Issuer has delivered to the Trustee (i) an Opinion of Counsel stating that such transaction and, if an assumption agreement or other instrument is required in connection with such transaction, such assumption agreement or other instrument, complies with Section 5.1(b)(2)(A) and (ii) an Officer’s Certificate stating that all conditions precedent contained in this Indenture relating to such transaction have been complied with;

(4)            to the extent any assets of the Guarantor which is merged, consolidated or amalgamated with or into another Person are assets of the type which would constitute Collateral under the Collateral Documents, such Person will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required in this Indenture or any of the Collateral Documents and shall take all reasonably necessary action so that such Lien in perfected to the extent required by the Collateral Documents; and

(5)            the Collateral owned by or transferred to the surviving Person shall: (i) continue to constitute Collateral under this Indenture and the Collateral Documents, (ii) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Notes Secured Parties, and (iii) not be subject to any Lien other than Permitted Liens.

(c)            For purposes of this Section 5.1, transfers among or between the Issuer and its Restricted Subsidiaries will be disregarded.

Section 5.2.      Successor Substituted.

Upon any consolidation or merger, or amalgamation, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole or a Guarantor in accordance with Section 5.1 hereof, the successor formed by such consolidation or amalgamation or into which the Issuer or such Guarantor is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made (in each case, if not the Issuer or such Guarantor, as applicable) shall succeed to, and may exercise every right and power of, the Issuer or such Guarantor under this Indenture, the Notes, the Note Guarantees and any Collateral Document with the same effect as if such successor had been named as the Issuer or such Guarantor, as applicable, herein and shall be substituted for the Issuer or such Guarantor, as applicable (so that from and after the date of such consolidation, amalgamation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” and the “Guarantor,” as applicable, shall refer instead to the successor and not to the predecessor); and thereafter, except in the case of such a disposition by way of a lease, the Issuer or such Guarantor shall be discharged and released from all obligations and covenants under this Indenture, the Notes, the Collateral Documents and the Note Guarantees, other with respect to any Additional Amounts owing.

Article VI
DEFAULTS AND REMEDIES

Section 6.1.      Events of Default.

Each of the following is an “Event of Default”:

(1)            default for 30 days in the payment when due of interest on the Notes;

(2)            default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3)            failure by the Issuer or any Guarantor to comply with any of the other obligations, covenants or agreements (other than a default referred to in Section 6.1(1) or Section 6.1(2)) in this Indenture for 60 days after written notice has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 30% of the aggregate principal amount of the Notes;

(4)            default under any other mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee existed on the Issue Date, or is created after the Issue Date, if that default:

(A)            is caused by a failure to pay principal of such Indebtedness prior to the expiration of the applicable grace or cure period after final maturity provided in such Indebtedness (a “Payment Default”); or

(B)            results in the acceleration of such Indebtedness prior to its Stated Maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, which remains outstanding or the maturity of which has been so accelerated, aggregates an amount greater than $50.0 million; provided that if any such Payment Default is cured or waived or any such acceleration is rescinded, as the case may be, such Event of Default under this Indenture and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(5)            failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of an amount greater than $50.0 million in cash rendered against the Issuer or any Restricted Subsidiary by a court of competent jurisdiction, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments becomes final and non-appealable;

(6)            except as permitted by this Indenture, any Note Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary or any Person acting on behalf of any such Guarantor shall deny or disaffirm its obligations under its Note Guarantee;

(7)            the Issuer or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(A)            commences a voluntary case or proceeding;

(B)            applies for or consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C)            applies for or consents to the appointment of a Custodian of it or for all or substantially all of its assets; or

(D)            makes a general assignment for the benefit of its creditors;

(8)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)            is for relief against the Issuer or any of its Significant Subsidiaries as debtor in an involuntary case or proceeding;

(B)            appoints a Custodian of the Issuer or any of its Significant Subsidiaries or a Custodian for all or substantially all of the assets of the Issuer or any of its Significant Subsidiaries; or

(C)            orders the liquidation of the Issuer or any of its Significant Subsidiaries;

and, in any such case, the order or decree remains unstayed and in effect for 60 consecutive days and, in the case of the insolvency of a Significant Subsidiary, such Significant Subsidiary remains a Significant Subsidiary on such 60th day; or

(9)            other than by reason of the satisfaction in full of all obligations under this Indenture and discharge of this Indenture with respect to the Notes or the release of such Collateral with respect to the Notes in accordance with the terms of this Indenture and the Collateral Documents,

(A)            in the case of any security interest with respect to Collateral having a fair market value in excess of 5.0% of Total Assets, individually or in the aggregate, such security interest under the Collateral Documents shall, at any time, cease to be a valid and perfected security interest or shall be declared invalid or unenforceable and any such default continues for 30 days after notice of such default shall have been given to the Issuer by the Trustee or the Holders of at least 30% of the principal amount of the then outstanding Notes issued under this Indenture, except to the extent that any such default (A) results from the failure of the Notes Collateral Agent to maintain possession of certificates, promissory notes or other instruments actually delivered to it representing securities pledged under the Collateral Documents or (B) to the extent relating to Collateral consisting of real property, is covered by a title insurance policy with respect to such real property and such insurer has not denied coverage;

(B)            the Issuer or any Guarantor that is a Significant Subsidiary (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary) shall assert, in any pleading in any court of competent jurisdiction, that any security interest under any Collateral Document is invalid or unenforceable; or

(C)            the Liens created by the Collateral Documents shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (unless perfection is not required by this Indenture or the Collateral Documents) other than (i)(A) in accordance with the terms of the relevant Collateral Document and this Indenture, (B) the satisfaction in full of all obligations under this Indenture or (C) any loss of perfection that results from the failure of the Notes Collateral Agent to maintain possession of certificates delivered to it representing securities pledged under the Collateral Documents and (ii) such default continues for 30 days after notice of such default shall have been given to the Issuer by the Trustee or the Holders of at least 30% of the principal amount of the then outstanding Notes issued under this Indenture.

Section 6.2.      Acceleration of Maturity; Rescission and Annulment.

In the case of an Event of Default specified in Section 6.1(7) or Section 6.1(8), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare to be immediately due and payable, by notice in writing to the Issuer and (if given by the Holders) to the Trustee, the principal amount of all the Notes then outstanding, plus accrued but unpaid interest to the date of acceleration; provided, however, that after any such declaration of acceleration, the Holders of a majority in aggregate principal amount of the Notes then outstanding may rescind and annul such declaration if: (a) all existing Events of Default, other than the non-payment of the principal of, interest and premium (if any) on the Notes that have become due solely by the declaration of acceleration, have been cured or waived; and (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

The Trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

Section 6.3.      Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium (if any) or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.4.      Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture and the Collateral Documents except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes or a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected.

Section 6.5.      Control by Majority.

The Holders of a majority in principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Notes Collateral Agent or of exercising any trust or power conferred on the Trustee or the Notes Collateral Agent. However, the Trustee or the Notes Collateral Agent, as applicable, may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1 hereof, that is unduly prejudicial to the rights of other Holders or would involve the Trustee or Notes Collateral Agent in personal liability; provided, however, that the Trustee or the Notes Collateral Agent, as applicable, may take any other action deemed proper by the Trustee or the Notes Collateral Agent, as applicable, that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee or the Notes Collateral Agent, as applicable, shall be entitled to receive indemnification satisfactory to it against all loss, liability and expense caused by taking or not taking such action.

Section 6.6.      Limitation on Suits.

Except to enforce payment of the principal of, and premium (if any) or interest on any Note on or after the Stated Maturity of such Note (after giving effect to the grace periods specified in Section 6.1(1) and Section 6.1(2)), a Holder will not have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless the Trustee:

(1)            shall have failed to act for a period of 60 days after previously receiving written notice of a continuing Event of Default from such Holder and a request to act from Holders of at least 30% in aggregate principal amount of the Notes then outstanding;

(2)            has been offered indemnity and funding thereof, if requested, satisfactory to the Trustee in its reasonable judgment; and

(3)            during such 60 day period, has not received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Holder prejudices the rights of any other Holders or obtains preference or priority over such other Holders).

Section 6.7.      Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the contractual right of any Holder to receive payment of principal of, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. For the avoidance of doubt, no amendment to, or deletion or waiver of, Article IV (other than Section 4.1), or any action taken by the Issuer or any Guarantor that is not prohibited under this Indenture, shall be deemed to impair or affect any rights of any Holder of Notes to receive payment of principal of, or premium, if any, or interest on, the Notes.

Section 6.8.      Collection Suit by Trustee.

If an Event of Default specified in Section 6.1(1) or Section 6.1(2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.6 hereof to cover the costs and expenses of collection, including the reasonable compensation, disbursement and advances of the Trustee, its agents and counsel.

Section 6.9.      Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor or their respective creditors or properties, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.6 hereof. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.      Priorities.

If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

First: to the payment of all amounts due to the Trustee under Section 7.6 hereof and all amounts due to the Notes Collateral Agent;

Second: to Holders for amounts due and unpaid on the Notes for principal and interest and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest and premium, if any, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.      Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof or a suit by Holders of more than 10% in outstanding principal amount of the Notes.

Article VII
TRUSTEE

Section 7.1.      Duties of Trustee.

(a)            If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)            Except during the continuance of an Event of Default: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates and opinions which by any provision hereof or thereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)            The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)            this Section 7.1(c) does not limit the effect of Section 7.1(b) hereof;

(2)            the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

(d)            Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

(e)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)            Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)            No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it.

Section 7.2.      Rights of Trustee.

(a)            The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)            Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel or both. Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(c)            The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee, and the Trustee shall not be responsible for any act or omission by any Depositary.

(d)            The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e)            The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            Except for a default under Section 6.1(1) or Section 6.1(2) hereof (provided that the Trustee is the Paying Agent), the Trustee shall not be deemed to have notice of any default or event of default unless written notice is received by a Trust Officer of the Trustee at the Corporate Trust Office, and such notice references the Notes and this Indenture and states that it is a notice of Default or Event of Default.

(g)            In no event shall the Trustee be responsible or liable for special, incidental, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including the Notes Collateral Agent.

(j)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k)            The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.3.      Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing, it must (i) eliminate such conflict within 90 days, (ii) apply to the Commission for permission to continue or (iii) resign. The Trustee is also subject to Sections 7.9 and 7.10 hereof.

Section 7.4.      Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent), and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

The Trustee does not assume any responsibility for any failure or delay in performance or any breach by the Issuer or any other Grantor under this Indenture, the First Intercreditor Agreement and the Collateral Documents. The Trustee shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Collateral Documents, the First Lien Intercreditor Agreement or in any certificate, report, statement, or other document referred to or provided for in, or received by the Trustee under or in connection with, this Indenture, the First Lien Intercreditor Agreement or any Collateral Document; the execution, validity, genuineness, effectiveness or enforceability of the First Lien Intercreditor Agreement and any Collateral Document of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Notes Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Notes Obligations under this Indenture, the First Lien Intercreditor Agreement and the Collateral Documents.

Section 7.5.      Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail (or in the case of Global Notes, deliver electronically in accordance with the Applicable Procedures of the Depositary) to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to payment of principal of, premium, if any, or interest on, any Note (including payments pursuant to the redemption or required repurchase provisions of such Note), the Trustee may withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.6.      Compensation and Indemnity.

(a)            The Issuer shall pay to the Trustee from time to time compensation for its services as the Issuer and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including but not limited to the costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel (in the case of Canadian counsel, on a solicitor-client, full-indemnity basis) retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents and counsel (and in the case of Canadian counsel, on a solicitor-client, full-indemnity basis). The Issuer shall indemnify and hold harmless the Trustee (in its individual and trustee capacities) and its officers, directors, employees, shareholders and agents against any and all loss, liability, claims, action, suit, cost or expense (including reasonable attorneys’ fees (and in the case of Canadian attorneys, on a solicitor-client, full-indemnity basis)) of any kind and nature whatsoever incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.6) and of defending itself against any claims or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder (whether asserted by any Holder, the Issuer or otherwise). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel (and in the case of Canadian counsel, on a solicitor-client, full-indemnity basis). The Issuer is not required to reimburse any expense or indemnify against any loss, liability claim, suit, cost or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.

(b)            To secure the Issuer’s payment obligations in this Section 7.6, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium (if any) and interest on particular Notes.

(c)            The Issuer’s payment obligations pursuant to this Section 7.6 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(7) hereof with respect to the Issuer, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.7.      Replacement of Trustee.

(a)            A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.7.

(b)            The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in outstanding principal amount of the Notes may remove the Trustee by so notifying the Trustee and the Issuer and may appoint a successor Trustee. The Issuer may remove the Trustee if: (i) the Trustee fails to comply with Section 7.9 hereof; (ii) the Trustee is adjudged bankrupt or insolvent; (iii) a Custodian or other public officer takes charge of the Trustee or its property; or (iv) the Trustee otherwise becomes incapable of acting.

(c)            If the Trustee resigns or is removed by the Issuer or by the Holders of a majority in outstanding principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(d)            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail or deliver electronically a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6 hereof.

(e)            If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in outstanding principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)            If the Trustee fails to comply with Section 7.9 hereof after written notice thereto, the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g)            Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, the Issuer’s obligations under Section 7.6 hereof shall continue for the benefit of the retiring Trustee.

Section 7.8.      Successor Trustee by Merger.

(a)            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Trustee.

(b)            If at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.9.      Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of Trust Indenture Act Section 310(a) with the same effect as if this Indenture were qualified under the Trust Indenture Act. There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the U.S. or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus (together with its Affiliates) of at least $15 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act Section 310(b) with the same effect as if this Indenture were qualified under the Trust Indenture Act.

Section 7.10.      Preferential Collection of Claims Against Company.

The Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated.

Section 7.11.      Collateral Documents; First Lien Intercreditor Agreement.

By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Notes Collateral Agent, as the case may be, to execute and deliver the Joinder Agreement and any other Collateral Documents in which the Trustee or the Notes Collateral Agent, as applicable, is named as a party, including any Collateral Documents executed on or after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Notes Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, the First Lien Intercreditor Agreement or any other Collateral Documents, the Trustee and the Notes Collateral Agent each shall have all of the rights, privileges, benefits, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

Article VIII
DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.1.      Discharge of Liability on Notes; Defeasance.

(a)            Subject to Section 8.1(c) hereof, this Indenture, the Note Guarantees and the Collateral Documents will cease to be of further effect as to all Notes issued hereunder when (i) either (x) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation or (y) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination of cash in U.S. dollars and Government Securities, in amounts as will be sufficient to pay and discharge the principal, premium, if any, and accrued interest to the date of final maturity or redemption, (ii) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuer or any Restricted Subsidiary is a party or by which the Issuer or any Restricted Subsidiary is bound, (iii) the Issuer has paid or caused to be paid all sums then payable by it under this Indenture, and (iv) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Notes at Stated Maturity or the Redemption Date, as the case may be.

(b)            Subject to Section 8.2 hereof, the Issuer at its option at any time may terminate (i) all its obligations, except as specified in Section 8.1(c) hereof, under the Notes and this Indenture, the Collateral Documents and all obligations of the Guarantors with respect to their Note Guarantees (“legal defeasance option”), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) its obligations under Section 4.2, Section 4.3, Section 4.4, Section 4.5, Section 4.6, Section 4.7, Section 4.8, Section 4.9, Section 4.11 and Section 4.22 hereof, except to the extent such obligations are imposed by Section 5.1(a)(4) hereof, and the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and the operation of Section 6.1(3), Section 6.1(4), Section 6.1(5), Section 6.1(6), Section 6.1(9) and the events specified in such Sections shall no longer constitute an Event of Default (this clause (ii) being referred to as the “covenant defeasance option”), but otherwise the remainder of this Indenture and the Notes shall be unaffected thereby. The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Guarantor shall be released from its obligations with respect to its Note Guarantee as provided in Section 10.10 hereof.

If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.1(3), Section 6.1(4) and Section 6.1(5) hereof or the failure of the Issuer to comply with Section 5.1(a)(4).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates, on demand of the Issuer (accompanied by an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in this Indenture relating to the legal defeasance or covenant defeasance, as the case may be, have been complied with) and at the cost and expense of the Issuer.

(c)            Notwithstanding the provisions of Section 8.1(a) and Section 8.1(b) hereof, the obligations of the Issuer in Section 2.3, Section 2.4, Section 2.5, Section 2.6, Section 2.7, Section 2.9, Section 7.6, Section 7.7 hereof, and in this Article VIII shall survive until the Notes have been paid in full. Thereafter, the following provisions shall survive until otherwise terminated or discharged hereunder:

(1)            the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.2;

(2)            the Issuer’s obligations concerning issuing temporary Notes, mutilated, destroyed, lost, or stolen Notes and the maintenance of a register in respect of the Notes;

(3)            the rights, powers, trusts, duties and immunities of the Trustee and the Notes Collateral Agent, and the Issuer’s obligations in connection therewith; and

(4)            this Section 8.1.

Section 8.2.      Conditions to Defeasance.

The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(1)            the Issuer shall have deposited or caused to be deposited with the Trustee as trust funds or property in trust for the purpose of making payment on such Notes an amount of cash or Government Securities as will, together with the income to accrue thereon and reinvestment thereof, be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay, satisfy and discharge the entire principal, interest, if any, premium, if any and any other sums due to the Stated Maturity or an optional redemption date of the Notes;

(2)            no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens to secure such borrowing);

(3)            the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over its other creditors or with the intent of defeating, hindering, delaying, or defrauding any of its other creditors or others;

(4)            the Issuer shall have delivered to the Trustee, (a) an Opinion of Counsel acceptable to the Trustee in its reasonable judgment or an advance tax ruling from the Canada Revenue Agency (or successor agency) to the effect that the Holders of outstanding Notes will not recognize income, gain or loss for Canadian income tax purposes as a result of such legal defeasance or covenant defeasance, as the case may be, and will be subject to Canadian federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such legal defeasance or covenant defeasance, as the case may be, had not occurred; (b) in the case of legal defeasance, an Opinion of Counsel acceptable to the Trustee in its reasonable judgment to the effect that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; and (c) in the case of covenant defeasance, an Opinion of Counsel acceptable to the Trustee in its reasonable judgment to the effect that the Holders of outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been in the case if such covenant defeasance had not occurred;

(5)            the Issuer shall have satisfied the Trustee and the Notes Collateral Agent that it has paid, caused to be paid or made provisions for the payment of all applicable expenses of the Trustee and the Notes Collateral Agent;

(6)            such legal defeasance option or covenant defeasance option will not result in a breach or violation of, or constitute a Default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound; and

(7)            the Issuer shall have delivered to the Trustee and the Notes Collateral Agent an Officer’s Certificate stating that all conditions precedent relating to the legal defeasance option or the covenant defeasance option, as the case may be, have been complied with.

Section 8.3.      Delivery and Application of Trust Money.

The Trustee shall hold in trust money or Government Securities deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from Government Securities in accordance with this Indenture to the payment of principal, premium, if any, of and interest on the Notes.

Any funds or obligations deposited with the Trustee pursuant to this Article VIII shall be (a) denominated in the currency or denomination of the Notes in respect of which such deposit is made, (b) irrevocable, subject to certain exceptions, and (c) made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Trustee and which provides for the due and punctual payment of the principal of, premium, if any, and interest on the Notes being satisfied.

Section 8.4.      Repayment to Company.

The Trustee and each Paying Agent shall promptly turn over to the Issuer upon receipt of an Issuer Order any excess money or securities held by them upon payment of all the obligations under this Indenture.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal of, or premium, if any, or interest on the Notes that remains unclaimed for two years (or any such money then held by the Issuer or any Subsidiary shall be discharged from any trust hereunder), and, thereafter, Holders entitled to the money must look to the Issuer for payment as unsecured general creditors; provided, however, that, if any Definitive Notes are then outstanding, the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.5.      Indemnity for Government Securities.

The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities.

Section 8.6.      Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with this Article VIII by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Guarantors’ obligations under this Indenture and the affected Notes shall be revived and reinstated as though no money had been deposited pursuant to this Article VIII until such time as the Trustee or such Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article VIII; provided that if the Issuer has made any payment in respect of principal of, premium, if any, or interest on Notes or, as applicable, other amounts because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee.

Article IX
AMENDMENTS

Section 9.1.      Without Consent of Holders.

Notwithstanding Section 9.2 of this Indenture, the Issuer, the Guarantors, the Trustee and/or the Notes Collateral Agent may amend or supplement this Indenture, the Notes, the Note Guarantees and the Collateral Documents without notice to or consent of any Holder:

(1)            to cure any ambiguity, defect or inconsistency;

(2)            to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(3)            to provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders of Notes in the case of an amalgamation, merger or consolidation or sale of all or substantially all of the Issuer’s or a Guarantor’s assets or otherwise to comply with Section 5.1;

(4)            to add a co-issuer of the Notes, to add any additional Guarantors or to evidence the release of any Guarantor from its obligations under its Note Guarantee to the extent that such release is permitted by this Indenture, or to secure the Notes and the Note Guarantees or add collateral with respect to the Notes;

(5)            to conform the text of this Indenture, the Notes, the Note Guarantees or the Collateral Documents to any provision of the “Description of Secured Notes” set forth in the Offering Memorandum to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantees or the Collateral Documents;

(6)            to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

(7)            to surrender any right or power conferred upon the Issuer or make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under this Indenture of any such Holder;

(8)            to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee;

(9)            to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee and/or the Notes Collateral Agent for the benefit of the Notes Secured Parties, as additional security for the payment and performance of all or any portion of the Notes Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Notes Collateral Agent pursuant to this Indenture, any of the Collateral Documents or otherwise;

(10)            to add Additional First Lien Secured Parties to any Collateral Documents;

(11)            to enter into any intercreditor agreement having substantially similar terms with respect to the Holders as those set forth in the First Lien Intercreditor Agreement, taken as a whole, or any joinder thereto; and

(12)            in the case of any Collateral Document, to include therein any legend required to be set forth therein pursuant to the First Lien Intercreditor Agreement or to modify any such legend as required by the First Lien Intercreditor Agreement.

Section 9.2.      With Consent of Holders.

(a)            Except as provided in this Section 9.2, the Issuer, the Guarantors and the Trustee with the affirmative votes of the Holders of at least a majority in principal amount of the Notes represented and voting at a meeting of Holders, or by a resolution in writing of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or offer to purchase, or exchange offer for, Notes):

(1)            this Indenture, the Notes, the Note Guarantees and the Collateral Documents may each be amended or supplemented; and

(2)            any existing Default or Event of Default or lack of compliance with any provision of this Indenture, the Notes, the Note Guarantees or the Collateral Documents may be waived.

(b)            Without the consent of, or a resolution passed by the affirmative votes of or signed by, each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)            reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)            reduce the principal of any Note or change the time for payment thereof;

(3)            reduce the rate of or change the time for payment of interest on any Note;

(4)            make any Note payable in a currency other than that stated in the Notes;

(5)            waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(6)            amend the contractual right expressly set forth in the Indenture and the Notes of any Holder to institute suit for the enforcement of any payment of principal, premium, if any, and interest on such Holders’ Notes on or after the due dates therefor;

(7)            modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Note Guarantee in any manner adverse to the Holders;

(8)            release any Guarantor from any of its obligations under its Note Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

(9)            modify these amending provisions.

Notwithstanding the foregoing, without the consent of the Holders of at least 66⅔% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may (A) make any change in any Collateral Document or the provisions in this Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the obligations in respect of the Notes or (B) change or alter the priority of the Liens securing the Notes Obligations in respect of the Notes in any material portion of the Collateral in any way adverse to the Holders in any material respect, other than, in each case, as provided under the terms of the Collateral Documents or the First Lien Intercreditor Agreement.

Any item of business referred to in this Indenture requiring the written approval or consent of the Holders may be obtained by means of the affirmative vote of the requisite Holders represented at a duly constituted meeting of Holders or a resolution in writing of the requisite Holders of Notes then outstanding.

The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if the consent approves the substance of the proposed amendment or waiver.

After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Issuer shall send to each Holder of Notes affected thereby a notice briefly describing such amendment. The failure to give such notice to any or all Holders, or any defect therein, shall not impair or affect the validity of any amendment, supplement or waiver under this Section 9.2.

Section 9.3.      Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.4.      Notation on or Exchange of Notes.

If an amendment or supplement changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee, upon receipt of an Issuer Order, shall authenticate a new Note that reflects the changed terms, but the failure to make the appropriate notation or to issue a new Note shall not affect the validity and effect of such amendment or supplement.

Section 9.5.      Trustee to Sign Amendments.

The Trustee and the Notes Collateral Agent shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, powers, liabilities or immunities of the Trustee or the Notes Collateral Agent, as applicable. If it does, the Trustee may but need not sign it. In signing any amendment or supplement the Trustee and the Notes Collateral Agent shall receive, and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel, each stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.

Article X
NOTE GUARANTEES

Section 10.1.      Note Guarantees.

Subject to this Article X, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, the full and punctual payment of principal of, premium (if any) and interest on the Notes when due, whether at Stated Maturity, or upon redemption, required repurchase pursuant to Section 4.7 or Section 4.11 hereof, acceleration or otherwise, and all other monetary obligations owing by the Issuer under this Indenture (including obligations owing to the Trustee) and the Notes (all the foregoing being hereinafter collectively called the “Obligations”). The Guarantors further agree that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors, and that the Guarantors will remain bound under this Article X notwithstanding any extension or renewal of any Obligation. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to promptly pay the same. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. All payments under each Note Guarantee will be made in U.S. dollars.

The Guarantors waive presentation to, demand of payment from and protest to the Issuer of any of the Obligations and also waive notice of protest for nonpayment. The Guarantors waive notice of any Default under the Notes or the Obligations. The obligations of the Guarantors hereunder shall not be affected by: (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes, the Note Guarantees or any other agreement or otherwise; (ii) any extension or renewal of any Obligation; (iii) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture (other than this Article X), the Notes, the Note Guarantees or any other agreement; (iv) the release of security, if any, held by any Holder or the Trustee for the Obligations or any of them; (v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; (vi) any change in the ownership of the Issuer; or (vii) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law or equity, except for payment of the Notes in full.

The Guarantors, jointly and severally, further agree that their Note Guarantees herein constitute a guarantee of payment when due (and not a guarantee of collection) and waive any right to require that any resort be had by any Holder or the Trustee to security, if any, held for payment of the Obligations.

The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except to the extent provided in Section 10.2 hereof), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.

The Guarantors, jointly and severally, further agree that their Note Guarantees herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantors by virtue hereof, upon the failure of the Issuer to pay any Obligation when and as the same shall become due, whether at Stated Maturity, upon redemption, required repurchase, acceleration or otherwise, the Guarantors hereby promise to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Issuer to the Holders and the Trustee.

The Guarantors, jointly and severally, agree that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations may be accelerated as provided in Article VI for the purposes of the Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 10.1.

The Guarantors, jointly and severally, also agree to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.1.

The Note Guarantee issued by any Guarantor shall be a general senior secured obligation of such Guarantor and shall be pari passu in right of payment with all existing and future senior Indebtedness of such Guarantor, if any.

Section 10.2.      Limitation on Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, the Fraudulent Preferences Act (Alberta), the Statute of Elizabeth or any similar federal, provincial or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.3.      Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.1, each Guarantor hereby agrees that this Indenture (or a supplemental indenture substantially in form of Exhibit D hereof) will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.1 will remain in full force and effect notwithstanding any absence of a notation of such Note Guarantee on any Note.

If an officer whose signature is on this Indenture (or a supplemental indenture substantially in form of Exhibit D hereof) no longer holds that office at the time the Trustee authenticates a Note, the Note Guarantee of such Guarantor shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Issuer or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date, the Issuer shall comply with the provisions of Section 4.9 hereof and this Article X, to the extent applicable.

Section 10.4.      Successors and Assigns.

Except as otherwise provided in Section 10.9 hereof, this Article X shall be binding upon the Guarantors and their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights in accordance with the terms of this Indenture by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture, the Notes and the Note Guarantees.

Section 10.5.      No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

Section 10.6.      Right of Contribution.

Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of this Article X. The provisions of this Section 10.6 shall in no respect limit the obligations and liabilities of any Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 10.7.      No Subrogation.

Notwithstanding any payment or payments made by any of the Guarantors hereunder, no Guarantor shall be entitled to exercise any rights of subrogation it may have to any of the rights of the Trustee or any Holder against the Issuer or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuer on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Obligations.

Section 10.8.      Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 10.9.      Modification.

No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by the Guarantors therefrom, shall in any event be effective unless the same shall be made in accordance with Article IX hereof. No notice to or demand on the Guarantors in any case shall entitle the Guarantors to any other or further notice or demand in the same, similar or other circumstances.

Section 10.10.      Release of Note Guarantees.

(a)            A Guarantor will be released from its obligations under its Note Guarantee upon the occurrence of any of the following:

(1)            in the event of (i) a sale or other disposition of all or substantially all of the assets of such Guarantor, by way of consolidation, merger, amalgamation, dividend, distribution or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, provided that upon the completion of such sale or other disposition, such Guarantor ceases to exist, or (ii) a sale or other disposition of the Capital Stock of such Guarantor such that it ceases to be a Restricted Subsidiary, in the case of each of the foregoing clauses (i) and (ii) to the extent that such sale or other disposition is permitted under this Indenture;

(2)            the release or discharge of the guarantee by, or direct obligation of, such Guarantor with respect to its obligations under the First Lien Term Loan Credit Agreement (including as a result of such Guarantor being designated as an “Unrestricted Subsidiary” under the First Lien Term Loan Credit Agreement), except a discharge or release by or a result of payment under such guarantee or direct obligation;

(3)            if such Guarantor is designated as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture, upon the effectiveness of such designation;

(4)            upon payment in full in cash of the principal of, accrued and unpaid interest and premium (if any) on, the Notes; or

(5)            upon the Issuer exercising its legal defeasance or covenant defeasance option in accordance with Section 8.1(b) hereof or the Issuer’s obligations under this Indenture otherwise being discharged in accordance with the terms of this Indenture.

(b)            Upon delivery by the Issuer to the Trustee of an Officer’s Certificate stating that any of the conditions described in Sections 10.10(a)(1) through (a)(5) has occurred, the Trustee shall execute any supplemental indenture or other documents reasonably requested by the Issuer in order to evidence the release of any Guarantor from its obligations under its Note Guarantee and this Indenture.

Article XI
COLLATERAL

Section 11.1.      Collateral Documents.

The due and punctual payment of the principal of, premium and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes and performance of all other Notes Obligations of the Issuer and the Guarantors to the Holders, the Trustee or the Notes Collateral Agent under this Indenture, the Notes, the Note Guarantees, the First Lien Intercreditor Agreement and the Collateral Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents, which provide for the terms of the Liens that secure the Notes Obligations, subject to the terms of the First Lien Intercreditor Agreement. The Trustee, the Issuer and the Guarantors hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Notes Secured Parties and pursuant to the terms of the Collateral Documents and the First Lien Intercreditor Agreement. Each Holder, by accepting a Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the First Lien Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and authorizes and directs the Notes Collateral Agent to enter into the Collateral Documents and the First Lien Intercreditor Agreement on and after the Issue Date and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 11.1, to assure and confirm to the Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. On or following the Issue Date and subject to the First Lien Intercreditor Agreement, the Collateral Documents and this Indenture, the Issuer and the Guarantors shall execute any and all further documents, financing statements (including continuation statements and amendments to financing statements), agreements and instruments, and take all further action that may be reasonably required under applicable law, in order to grant, preserve, maintain, protect and perfect (or continue the perfection of) the validity and priority of the Liens and security interests created or intended to be created by the Collateral Documents in the Collateral, including by causing the Collateral Requirement to be and remain satisfied; provided that for so long as there are outstanding any First Lien Revolving Credit Obligations or First Lien Term Loan Obligations, no actions shall be required to be taken with respect to the perfection of the security interests in the Collateral to the extent such actions are not required to be taken with respect to the First Lien Revolving Credit Obligations or First Lien Term Loan Obligations, as applicable. Such security interests and Liens will be created under the Collateral Documents and other security agreements, mortgages, deeds of trust and other instruments and documents. With respect to Collateral constituting Material Real Property, the Issuer shall cause the Collateral Requirement to be satisfied within 90 days after the Issue Date.

Section 11.2.      Release of Collateral.

(a)            Collateral may be released from the Lien and security interest created by the Collateral Documents at any time and from time to time in accordance with the provisions of the Collateral Documents, the First Lien Intercreditor Agreement and this Indenture. Notwithstanding anything to the contrary in the Collateral Documents, the First Lien Intercreditor Agreement and this Indenture, the Issuer and the Guarantors will be entitled to the automatic release of property and other assets constituting Collateral from the Liens securing the Notes and the Notes Obligations under any one or more of the following circumstances:

(1)            to consummate the sale, transfer or other disposition (including by the termination of capital leases or the repossession of the leased property in a capital lease by the lessor) of such property or assets (to a Person that is not the Issuer or a Subsidiary of the Issuer) to the extent not prohibited under Section 4.7;

(2)            in the case of a Guarantor that is released from its Guarantee with respect to the Notes pursuant to this Indenture, the release of the property and assets of such Guarantor;

(3)            upon the occurrence of a Covenant Suspension Event;

(4)            the release of Excess Proceeds or Collateral Excess Proceeds that remain unexpended after the conclusion of an Asset Sale Offer or a Collateral Asset Sale Offer conducted in accordance with this Indenture;

(5)            if and to the extent such property constitutes an Excluded Asset; or

(6)            as described under Article IX.

(b)            The Liens on the Collateral securing the Notes and the Note Guarantees also will be released:

(1)            upon payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Notes Obligations under this Indenture, the Note Guarantees and the Collateral Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest;

(2)            upon a legal defeasance or covenant defeasance under this Indenture as described under Article VII, or a discharge of this Indenture as described under Section 8.1; or

(3)            pursuant to the First Lien Intercreditor Agreement.

(c)            With respect to any release of Collateral, upon receipt of an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture, the Collateral Documents and the First Lien Intercreditor Agreement, as applicable, to such release have been met and that it is permitted for the Trustee and/or Notes Collateral Agent to execute and deliver the documents requested by the Issuer in connection with such release and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Trustee and the Notes Collateral Agent shall, execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents or the First Lien Intercreditor Agreement and shall do or cause to be done (at the Issuer’s expense) all acts reasonably requested of them to release such Lien as soon as is reasonably practicable. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Collateral Document or in the First Lien Intercreditor Agreement to the contrary, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel, upon which it shall be entitled to conclusively rely.

Section 11.3.      Suits to Protect the Collateral.

Subject to the provisions of VII and the Collateral Documents and the First Lien Intercreditor Agreement, the Trustee may or may direct the Notes Collateral Agent to take all actions it determines in order to:

(a)            enforce any of the terms of the Collateral Documents; and

(b)            collect and receive any and all amounts payable in respect of the Notes Obligations hereunder.

Subject to the provisions of the Collateral Documents and the First Lien Intercreditor Agreement, the Trustee and the Notes Collateral Agent, at the Issuer’s sole cost and expense, shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 11.3 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.

Section 11.4.      Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

Subject to the provisions of the First Lien Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 11.5.      Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the applicable release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article XI to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.

Section 11.6.      Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XI upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article XI; and if the Trustee or Notes Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Notes Collateral Agent.

Section 11.7.      [Reserved]

Section 11.8.      Notes Collateral Agent.

(a)            The Issuer and each of the Holders by acceptance of the Notes hereby designates and appoints the Notes Collateral Agent as its agent under this Indenture, the Collateral Documents and the First Lien Intercreditor Agreement, and the Issuer and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Collateral Documents and the First Lien Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture, the Collateral Documents and the First Lien Intercreditor Agreement, and consents and agrees to the terms of the First Lien Intercreditor Agreement and each Collateral Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 11.8. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provision of this Indenture, the First Lien Intercreditor Agreement and the Collateral Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Collateral Documents and the First Lien Intercreditor Agreement, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Collateral Documents and the First Lien Intercreditor Agreement to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Collateral Documents and the First Lien Intercreditor Agreement or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)            The Notes Collateral Agent may perform any of its duties under this Indenture, the Collateral Documents or the First Lien Intercreditor Agreement by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Notes Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care.

(c)            None of the Notes Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Collateral Document or the First Lien Intercreditor Agreement or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture, the Collateral Documents or the First Lien Intercreditor Agreement, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Collateral Documents or the First Lien Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Collateral Documents or the First Lien Intercreditor Agreement, or for any failure of any Grantor or any other party to this Indenture, the Collateral Documents or the First Lien Intercreditor Agreement to perform its obligations hereunder or thereunder. None of the Notes Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Collateral Documents or the First Lien Intercreditor Agreement or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.

(d)            The Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any other Grantor), independent accountants and other experts and advisors selected by the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Collateral Documents or the First Lien Intercreditor Agreement unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Collateral Documents or the First Lien Intercreditor Agreement in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e)            The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a responsible officer of the Notes Collateral Agent shall have received written notice from the Trustee or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article VI or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 11.8).

(f)            The Notes Collateral Agent may resign at any time by 30 days’ written notice to the Trustee and the Issuer, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Issuer shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Trustee, at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may appoint a successor collateral agent, subject to the consent of the Issuer (which consent shall not be unreasonably withheld and which shall not be required during a continuing Event of Default). If no successor collateral agent is appointed and consented to by the Issuer pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 11.8 (and Section 7.6) shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.

(g)            Computershare Trust Company, N.A. shall initially act as Notes Collateral Agent and shall be authorized to appoint co-Notes Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Collateral Documents or the First Lien Intercreditor Agreement, neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(h)            The Notes Collateral Agent is authorized and directed to (i) enter into the Collateral Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Joinder Agreement, (iii) make the representations of the Holders set forth in the Collateral Documents and First Lien Intercreditor Agreement, (iv) bind the Holders on the terms as set forth in the Collateral Documents and the First Lien Intercreditor Agreement and (v) perform and observe its obligations under the Collateral Documents and the First Lien Intercreditor Agreement.

(i)            If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Notes Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article VII, the Trustee shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent such proceeds to be applied by the Notes Collateral Agent pursuant to the terms of this Indenture, the Collateral Documents and the First Lien Intercreditor Agreement.

(j)            The Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code or the PPSA, as applicable, can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Issuer, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.

(k)            The Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Collateral Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Collateral Document or the First Lien Intercreditor Agreement other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Collateral Documents. Neither the Trustee nor the Notes Collateral Agent shall have any duty or obligation to monitor the condition, financial or otherwise, of any Grantor.

(l)            If the Issuer or any Guarantor (i) incurs any First Lien Obligations at any time when no applicable intercreditor agreement is in effect or at any time when Indebtedness constituting First Lien Obligations entitled to the benefit of an existing intercreditor agreement is concurrently retired, and (ii) delivers to the Notes Collateral Agent an Officer’s Certificate so stating and requesting the Notes Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the First Lien Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First Lien Obligations so incurred, together with an Opinion of Counsel, the Holders acknowledge and agree that the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the Notes Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder; provided that neither an Officer’s Certificate nor an Opinion of Counsel shall be required in connection with the Joinder Agreement to be entered into by the Notes Collateral Agent on the Issue Date.

(m)            No provision of this Indenture, the First Lien Intercreditor Agreement or any Collateral Document shall require the Notes Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Notes Collateral Agent) unless it shall have received indemnity satisfactory to the Notes Collateral Agent and the Trustee against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the First Lien Intercreditor Agreement or the Collateral Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(n)            The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the First Lien Intercreditor Agreement and the Collateral Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Issuer (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.

(o)            Neither the Notes Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Notes Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(p)            The Notes Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Issuer or any other Grantor under this Indenture, the First Lien Intercreditor Agreement and the Collateral Documents. The Notes Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Collateral Documents, the First Lien Intercreditor Agreement, any Notes or in any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the First Lien Intercreditor Agreement or any Collateral Document; the execution, validity, genuineness, effectiveness or enforceability of this Indenture, the First Lien Intercreditor Agreement and any Collateral Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Notes Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Notes Obligations under this Indenture, the First Lien Intercreditor Agreement and the Collateral Documents. The Notes Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the First Lien Intercreditor Agreement and the Collateral Documents, or the satisfaction of any conditions precedent contained in this Indenture, the First Lien Intercreditor Agreement and any Collateral Documents. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the First Lien Intercreditor Agreement and the Collateral Documents unless expressly set forth hereunder or thereunder. The Notes Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture, the Collateral Documents and the First Lien Intercreditor Agreement.

(q)            The parties hereto and the Holders hereby agree and acknowledge that neither the Notes Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the First Lien Intercreditor Agreement, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the First Lien Intercreditor Agreement and the Collateral Documents, the Notes Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Notes Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Notes Collateral Agent or the Trustee’s sole discretion may cause the Notes Collateral Agent or the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Notes Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state, provincial or local law, the Notes Collateral Agent and the Trustee each reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Notes Collateral Agent nor the Trustee shall be liable to the Issuer, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state, provincial or local law, rule or regulation by reason of the Notes Collateral Agent or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Notes Collateral Agent or the Trustee) other than the Issuer or the Guarantors, Holders of a majority in aggregate principal amount of the then outstanding Notes shall direct the Notes Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Notes Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.

(r)            Upon the receipt by the Notes Collateral Agent of a written request of the Issuer signed by an Officer (a “Collateral Document Order”), the Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Collateral Document or amendment or supplement thereto to be executed after the Issue Date. Such Collateral Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is a Collateral Document Order referred to in, this Section 11.08(r), and (ii) instruct the Notes Collateral Agent to execute and enter into such Collateral Document. Any such execution of a Collateral Document shall be at the direction and expense of the Issuer, upon delivery to the Notes Collateral Agent of an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Collateral Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Notes Collateral Agent to execute such Collateral Documents.

(s)            Subject to the provisions of the applicable Collateral Documents and the First Lien Intercreditor Agreement, each Holder, by acceptance of the Notes, agrees that the Notes Collateral Agent shall execute and deliver the First Lien Intercreditor Agreement and the Collateral Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Notes Collateral Agent shall have no discretion under this Indenture, the First Lien Intercreditor Agreement or the Collateral Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable.

(t)            After the occurrence and during the continuance of an Event of Default, the Trustee, acting at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture, the Collateral Documents or the First Lien Intercreditor Agreement.

(u)            The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents or the First Lien Intercreditor Agreement and to the extent not prohibited under the First Lien Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

(v)            In each case that the Notes Collateral Agent may or is required hereunder or under any Collateral Document or the First Lien Intercreditor Agreement to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Collateral Document or the First Lien Intercreditor Agreement, the Notes Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Notes Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.

(w)            Notwithstanding anything to the contrary in this Indenture or in any Collateral Document or the First Lien Intercreditor Agreement, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture, the Collateral Documents or the First Lien Intercreditor Agreement (including without limitation the filing or continuation of any UCC or PPSA financing or continuation statements or similar documents or instruments), nor shall the Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the First Lien Intercreditor Agreement or the security interests or Liens intended to be created thereby.

(x)            Before the Notes Collateral Agent acts or refrains from acting in each case at the request or direction of the Issuer or the Guarantors, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.4. The Notes Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(y)            Notwithstanding anything to the contrary contained herein, the Notes Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee solely with respect to the Collateral Documents and the Collateral.

(z)            The rights, privileges, benefits, immunities, indemnities and other protections given to the Trustee are extended to, and shall be enforceable by, the Notes Collateral Agent as if the Notes Collateral Agent were named as the Trustee herein and the Collateral Documents were named as this Indenture herein.

Article XII
MISCELLANEOUS

Section 12.1.      Notices.

Any notice or communication shall be in writing in the English language and delivered in person or mailed by first-class mail, facsimile or overnight air courier guaranteeing next day delivery, addressed as follows (unless the Issuer and the Trustee agree to another method of delivery):

if to the Issuer or the Guarantors:

GFL Environmental Inc.
100 New Park Place, Suite 500
Vaughan, Ontario L4K 0H9
Canada
Attention: Patrick Dovigi
Email: pdovigi@gflenv.com
Facsimile: (416) 673-9385

if to the Trustee or the Notes Collateral Agent:

Computershare Trust Company, N.A.
6200 S. Quebec Street,
Greenwood Village, CO 80111
Attention: Corporate Trust Department – GFL
Email: corporate.trust@computershare.com; jerry.urbanek@computershare.com
Facsimile: (303) 262-0608

with a copy to:

Computershare Trust Company, N.A.
480 Washington Boulevard, Jersey City, NJ 07310
Attention: General Counsel
Facsimile: (201) 680-4610

The Issuer or the Guarantors, by notice to the Trustee, or the Trustee or the Notes Collateral Agent by notice to the Issuer and the Guarantors, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be delivered to the Holder at the Holder’s address as it appears on the registration books of the Registrar by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Notwithstanding any other provisions of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the customary procedures of such Depositary.

All notices and communications shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (other than those sent to Holders) when confirmation is received, if facsimiled; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 12.2.      Communication by Holders with Other Holders.

Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes pursuant to the Trust Indenture Act Section 312(b) with the same effect as if this Indenture were qualified under the Trust Indenture Act.

Section 12.3.      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture or any Collateral Document, the Issuer shall furnish to the Trustee or, if such action relates to a Collateral Document, the Notes Collateral Agent: (i) an Officer’s Certificate (which shall include the statements set forth in Section 12.4 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture or such Collateral Document, as applicable, relating to the proposed action have been complied with; and (ii) an Opinion of Counsel (which shall include the statements set forth in Section 12.4 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.4.      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include: (i) a statement that the individual making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 12.5.      When Notes Disregarded.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 12.6.      Legal Holidays.

A “Legal Holiday” is a day that is not a Business Day. Notwithstanding any other provisions of this Indenture, the Notes, the Collateral Documents or the Note Guarantees, if a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a record date is a Legal Holiday, the record date shall not be affected.

Section 12.7.      Governing Law; Submission to Jurisdiction.

(a)            THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES ARE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)            The Issuer, each of the Guarantors and the Trustee agree that any suit, action or proceeding arising out of or based upon this Indenture, the Notes or the Note Guarantees may be instituted in any State or U.S. federal court located in The City of New York and County of New York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Nothing in this Indenture, the Notes or the Collateral Documents shall affect any right that the Trustee, the Notes Collateral Agent or any Holder may otherwise have to bring any suit, action or proceeding relating to this Indenture, the Notes, any Collateral Document, the Guarantees or the transactions contemplated hereby against the Issuer or any Guarantor or its properties in the courts of any jurisdiction.

(c)            The Issuer has appointed, and each Guarantor incorporated, formed or otherwise organized outside of the United States (the “Foreign Guarantors”) has appointed, GFL Environmental USA Inc., located at 26999 Central Park Blvd., Suite 200, Southfield, Michigan 48076, as their respective authorized agents (each, an “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Indenture, the Notes, the Collateral Documents, the Note Guarantees or the transactions contemplated hereby or thereby that may be instituted in any federal or state court in the Borough of Manhattan in the City of New York, New York, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Issuer represents and warrants that its Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, which may be necessary to continue such appointment in full force and effect as stated above. Service of process upon the Issuer’s Authorized Agent and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer. Service of process upon a Foreign Guarantor’s Authorized Agent and written notice of such service to such Foreign Guarantor shall be deemed, in every respect, effective service of process upon such Foreign Guarantor.

Section 12.8.      Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE NOTES COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.9.      Force Majeure.

In no event shall the Trustee or the Notes Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.10.      No Personal Liability of Directors, Officers, Employees and Shareholders.

No past, present or future director, officer, employee, incorporator, member, partner, trustee, beneficiary or shareholder of the Issuer, any Guarantor or any of their Affiliates, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes, this Indenture, or the Note Guarantees, the Collateral Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.11.      Successors.

All agreements of the Issuer and (except as otherwise provided in Section 10.9 hereof) the Guarantors in this Indenture, the Notes, the Collateral Documents and the Note Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.12.      Multiple Originals; Counterparts.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. This Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 12.13.      Severability.

In case any provision in this Indenture or in the Notes or the Collateral Documents or the Note Guarantees is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.14.      Table of Contents; Headings.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.15.      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.16.      Acts of Holders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and may be given or obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding Notes; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer if made in the manner provided in this Section 12.6.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)            Notwithstanding anything to the contrary contained in this Section 12.6, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.3.

(d)            If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.5 and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)            Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(f)            Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(g)            For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 12.17.      Indemnification for Non-U.S. Dollar Currency Judgments.

(a)            The obligations of the Issuer or any Guarantor to any Holder of Notes or the Trustee shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. dollars (the “Agreement Currency”), be discharged only to the extent that on the first Business Day following receipt by such Holder of Notes or the Trustee, as the case may be, of any amount in the Judgment Currency, such Holder of Notes or the Trustee may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency in New York, New York. If the amount of the Agreement Currency that could be so purchased is less than the amount originally to be paid to such Holder of Notes or the Trustee, as the case may be, in the Agreement Currency, the Issuer and each Guarantor agrees, as a separate obligation and notwithstanding such judgment, to pay to such Holder of Notes or the Trustee, as the case may be, the difference, and if the amount of the Agreement Currency that could be so purchased exceeds the amount originally to be paid to such Holder of Notes or the Trustee, as the case may be, such Holder of Notes or the Trustee, as the case may be, agrees to pay to or for the account of the Issuer such excess, provided that such Holder of Notes or the Trustee, as the case may be, shall not have any obligation to pay any such excess as long as a default by the Issuer or any Guarantor in its obligations in respect of its obligations to pay when due any principal of, or interest, premium, if any, liquidated damages, if any, or Additional Amounts, if any, on the Notes, or any other amounts due under this Indenture or the Note Guarantees has occurred and is continuing, in which case such excess may be applied by such Holder of Notes or the Trustee, as the case may be, to such payment obligations.

(b)            The provisions of this Section 12.17 shall apply irrespective of any indulgence granted to the Issuer or any Guarantor from time to time and shall continue in full force and effect notwithstanding any payment by or on behalf of the Issuer or any Guarantor, and any amount due from the Issuer under this Section 12.17 will be due as a separate payment and shall not be affected by any judgment obtained or claims made for any other sums due under or in respect of this Indenture.

Section 12.18.      Interest Act (Canada).

Solely for purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which interest is calculated under a Note for any period in any calendar year (the “Calculation Period”) is equivalent to the rate payable under a Note in respect of the Calculation Period multiplied by a fraction the numerator of which is the actual number of days in such calendar year and the denominator of which is the actual number of days in the Calculation Period.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GFL ENVIRONMENTAL INC.

By:	/s/ Patrick Dovigi
Patrick Dovigi
President

I have the authority to bind the above-listed corporation.

[Signature Page to Indenture]

6ISH HOLDINGS, INC.

ALABAMA DUMPSTER SERVICE, L.L.C.

AMERICAN WASTE, INC.

AMERICAN WASTE, LLC

ARBOR HILLS LANDFILL, INC.

AREA DISPOSAL SERVICE, INC.

BALDWIN PONTIAC LLC

BLACK CREEK RENEWABLE ENERGY, LLC

BRENT RUN LANDFILL, INC.

CLINTON LANDFILL, INC.

COBB COUNTY TRANSFER STATION, LLC

COULTER COMPANIES, INC.

COULTER CONSTRUCTION COMPANY

DAFTER SANITARY LANDFILL, INC.

EAGLE BLUFF LANDFILL, INC.

EAGLE POINT LANDFILL, LLC

EAGLE RIDGE LANDFILL, LLC

EMA DEVELOPMENT, LLC

EMERALD PARK LANDFILL, LLC

EMERALD WASTE SERVICES, LLC

ETC OF GEORGIA, LLC

EWS CENTRAL FLORIDA HAULING, LLC

GFL (CW) HOLDCO, LLC

GFL (TEXAS) REAL PROPERTY LLC

GFL BIRMINGHAM, LLC

GFL EARTH SERVICES, INC.

GFL ENVIRONMENTAL HOLDINGS (US), INC.

GFL ENVIRONMENTAL REAL PROPERTY, INC.

GFL ENVIRONMENTAL SERVICES USA, INC.

GFL EVERGLADES HOLDINGS LLC

GFL HOLDCO (US), LLC

GFL MUSKEGO LLC

GFL NORTH MICHIGAN LANDFILL, LLC

GFL OF VIRGINIA, LLC

GFL RECYCLING OF VIRGINIA, LLC

GFL RENEWABLES LLC

GFL SLIM JIM 2, LLC

GFL SLIM JIM 3, LLC

GFL SLIM JIM 4, LLC

GFL SOLID WASTE MIDWEST LLC

GFL SOLID WASTE SOUTHEAST LLC

GFL SOUTHWEST VIRGINIA, LLC

GFL US 11, LLC

GFL US 8, LLC

GFL WRANGLER HOLDCO US 2, INC.

GFL WRANGLER US 1, LLC

GFL WRANGLER US 2, LLC

[Signature Page to Indenture]

GFL WRANGLER US 3, LLC

GFL WRANGLER US 4, LLC

GFL WRANGLER US 5, LLC

GFL WRANGLER US 6, LLC

GLACIER RIDGE LANDFILL, LLC

GRACE DISPOSAL SYSTEMS, L.L.C.

GWINNETT TRANSFER STATION, LLC

HAW RIVER LANDCO, LLC

HAZAR-BESTOS CORPORATION

HICKORY MEADOWS LANDFILL, LLC

HICKORY RIDGE LANDFILL, INC.

J&E RECYCLING, LLC

JONES SANITATION, L.L.C.

L&L DISPOSAL, LLC

LAKEWAY LANDCO, LLC

LAKEWAY SANITATION & RECYCLING C&D, LLC

LAKEWAY SANITATION & RECYCLING MSW, LLC

LAND & GAS RECLAMATION, INC.

LAURENS COUNTY LANDFILL, LLC

MALLARD RIDGE LANDFILL, INC.

MONTGOMERY TRANSFER STATION, LLC

N.E. LAND FILL, LLC

NORTHEASTERN ENVIRONMENTAL, LLC

NORTHEASTERN EXPLORATION, INC.

NORTHERN A-1 INDUSTRIAL SERVICES, L.L.C.

OPELIKA TRANSFER STATION, LLC

OTIS ROAD LANDFILL, LLC

PAULS VALLEY LANDFILL, LLC

PDC SERVICES, INC.

PEORIA CITY/COUNTY LANDFILL, INC.

PH LAND, LLC

RED ROCK DISPOSAL, LLC

RENEWABLE ENERGY - EAGLE POINT, LLC

ROCK 'N BAR D, LLC

SAFEGUARD LANDFILL MANAGEMENT, LLC

SAMPSON COUNTY DISPOSAL, LLC

SEVEN MILE CREEK LANDFILL, LLC

SMYRNA TRANSFER STATION, LLC

SOIL SAFE OF CALIFORNIA, INC.

SOIL SAFE, INC.

SOONER WASTE, L.L.C.

SOUTHEASTERN DISPOSAL, LLC

SPRINT RECYCLING CENTER – NORTHEAST, LLC

STONE’S THROW LANDFILL, LLC

SUNSHINE RECYCLING, INC.

SWD SPECIALTIES, LLC

TALLASSEE WASTE DISPOSAL CENTER, INC.

[Signature Page to Indenture]

TAZEWELL COUNTY LANDFILL, INC.

TOWN & COUNTRY DISPOSAL SOLID WASTE TRANSFER STATION, LLC

TOWN & COUNTRY RECYCLING, LLC

TOWN AND COUNTRY DISPOSAL OF WESTERN MISSOURI, LLC

TRANSWASTE SERVICES, LLC

TRIPLE-S COMPOST, LLC

V.F. WASTE SERVICES, LLC

WAKE COUNTY DISPOSAL, LLC

WAKE RECLAMATION, LLC

WASTE CORPORATION OF ARKANSAS, LLC

WASTE CORPORATION OF KANSAS, LLC

WASTE CORPORATION OF MISSOURI, LLC

WASTE CORPORATION OF TENNESSEE, LLC

WASTE INDUSTRIES ATLANTA, LLC

WASTE INDUSTRIES OF TENNESSEE, LLC

WASTE INDUSTRIES USA, LLC

WASTE INDUSTRIES, LLC

WASTE SERVICES OF DECATUR, LLC

WCA - KANSAS CITY TRANSFER, LLC

WCA GP LLC

WCA MANAGEMENT GENERAL, INC.

WCA MANAGEMENT LIMITED, INC.

WCA OF ALABAMA, L.L.C.

WCA OF CENTRAL FLORIDA, INC.

WCA OF CHICKASHA, LLC

WCA OF OKLAHOMA, LLC

WCA TEXAS MANAGEMENT GENERAL, INC.

WCA WASTE CORPORATION

WCA WASTE SYSTEMS, INC.

WELCOME ALL TRANSFER STATION, LLC

WEXFORD COUNTY LANDFILL, LLC

WEXFORD WATER TECHNOLOGIES, LLC

WI BURNT POPLAR TRANSFER, LLC

WI HIGH POINT LANDFILL, LLC

WI SHILOH LANDFILL, LLC

WILMINGTON LANDCO, LLC

WOOD ISLAND WASTE MANAGEMENT, INC.

WRANGLER HOLDCO CORP.

WRH GAINESVILLE HOLDINGS, LLC

WRH GAINESVILLE, LLC

WRH ORANGE CITY, LLC

ZION LANDFILL, INC.

[Signature Page to Indenture]

GFL FLORIDA HOLDING COMPANY LLC
BUNN EXCAVATING, INC.
HOOSIER LANDFILL, INC.
BUNN BOX, LLC
each as Guarantor

By:	/s/ Patrick Dovigi
Patrick Dovigi
President

[Signature Page to Indenture]

GFL ENVIRONMENTAL USA INC.
as Guarantor

By:	/s/ Patrick Dovigi
Patrick Dovigi
President

[Signature Page to Indenture]

1877984 ONTARIO INC.
MID CANADA ENVIRONMENTAL SERVICES LTD.
GFL MARITIMES INC.
1248544 ONTARIO LTD.
2481638 ONTARIO INC.
2779572 ONTARIO INC.
2779573 ONTARIO INC.
2779574 ONTARIO INC.
2289587 ALBERTA ULC
ACCUWORX INC.
SMITHRITE EQUIPMENT PAINTING & REPAIR LTD.
2313159 ALBERTA ULC
2353961 ALBERTA ULC
2354010 ALBERTA ULC
TERRATEC ENVIRONMENTAL LTD.
GFL UTILITY SERVICES INC.
CENTRE DE TRI D’ARGENTEUIL INC.
GFL ENVIRONMENTAL 2023 INC.
GREENISLE ENVIRONMENTAL INC.
NORTH ROAD HOLDINGS LTD.
SUPERIOR SANITATION SERVICES LTD.
each as Guarantor

By:	/s/ Patrick Dovigi
Patrick Dovigi
President

I have the authority to bind each of the above-listed corporations.

[Signature Page to Indenture]

NORTH ANDREWS EMPLOYMENT PARK, LLC
SOUTH ANDREWS EMPLOYMENT PARK, LLC
each as Guarantor

By:	/s/ Patrick Dovigi
Patrick Dovigi
Manager

[Signature Page to Indenture]

SPRINT FORT BEND COUNTY LANDFILL, L.P.
SPRINT MONTGOMERY COUNTY LANDFILL, LP
SPRINT WASTE OF TEXAS, LP
SPRINT WASTE SERVICES LP
each as Guarantor

By:	WCA GP, LLC, its General Partner

By:	/s/ Patrick Dovigi
Patrick Dovigi
President

[Signature Page to Indenture]

GFL SLIM JIM 5, L.P.
GFL US 7, L.P.
GFL WRANGLERS US, L.P.
GFL US 9, L.P.
each as Guarantor

By:	2779573 Ontario, Inc., its General Partner

By:	/s/ Patrick Dovigi
Patrick Dovigi
President

I have the authority to bind the above-listed corporation.

[Signature Page to Indenture]

WASTE CORPORATION OF TEXAS, L.P.
FORT BEND REGIONAL LANDFILL, L.P.
RUFFINO HILLS TRANSFER STATION, L.P.
WCA MANAGEMENT COMPANY, LP
each as Guarantor

By:	WCA Texas Management General Inc., its General Partner

By:	/s/ Patrick Dovigi
Patrick Dovigi
President

[Signature Page to Indenture]

TOTTENHAM AIRFIELD CORPORATION INC.
MOUNT ALBERT PIT INC.
each as Guarantor

By:	/s/ John Bailey
John Bailey
President and Secretary

I have the authority to bind each of the above-listed corporations.

[Signature Page to Indenture]

COMPUTERSHARE TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Jerry Urbanek
Name: Jerry Urbanek
Title: Trust Officer

COMPUTERSHARE TRUST COMPANY, N.A., as Notes Collateral Agent

By:	/s/ Jerry Urbanek
Name: Jerry Urbanek
Title: Trust Officer

[Signature Page to Indenture]

SCHEDULE I

MATERIAL REAL PROPERTY

1.	5 Brydon Drive, Toronto, ON

2.	1070 Toy Avenue, Pickering, ON

3.	560 Seaman Street, Stoney Creek, ON

4.	39-41 Fenmar Drive, Toronto, ON

5.	8409 15 St. NW, Edmonton, AB

6.	6200 Elmridge, 6237, 6301, 6329 and 6363 Sims Drive, Sterling Heights, Michigan

7.	10690 W. Six Mile Road, Northville, MI

8.	W124 S10629 S. 124th Street, Muskego, WI

9.	N7296 County Rd V, WI 53032

EXHIBIT A

[FACE OF NOTE]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the ERISA Legend]

[Insert the Canadian Legend, if applicable pursuant to the provisions of the Indenture]

GFL ENVIRONMENTAL INC.

[RULE 144A][REGULATION S] [GLOBAL] NOTE
Representing [up to]
US$[___________]
6.750% SENIOR SECURED NOTES DUE 2031

CUSIP NO [36168QAQ7]1

[C39217AQ4]2

No.	Initial Principal Amount US$

GFL ENVIRONMENTAL INC., a corporation organized under the laws of the Province of Ontario, promises to pay to               , or registered assigns, the principal sum of                 U.S. dollars on January 15, 2031 [, or such other principal amount as is indicated on the attached schedule]3.

Interest Payment Dates: January 15 and July 15, commencing January 15, 2024.

Record Dates: January 1 and July 1.

Additional provisions of this Note are set forth on the other side of this Note.

1 For Securities sold in reliance on Rule 144A.
2 For Securities sold in reliance on Regulation S.
3 For Global Securities

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:               , 20

GFL ENVIRONMENTAL INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:      , 20

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

[BACK OF NOTE]
GFL ENVIRONMENTAL INC.
6.750% SENIOR SECURED NOTES DUE 2031

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.            Interest. GFL Environmental Inc., a corporation organized under the laws of the Province of Ontario (such Person, and its respective successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the outstanding principal amount of this Note at the rate of 6.750% per annum from December 6, 20231 until maturity. The Issuer will pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”); provided, that the first Interest Payment Date will be January 15, 2024. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest will accrue from such next succeeding Interest Payment Date. The Issuer will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate then in effect; it will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate as on overdue principal. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Solely for purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which interest is calculated under a Note for any period in any calendar year (the “Calculation Period”) is equivalent to the rate payable under a Note in respect of the Calculation Period multiplied by a fraction the numerator of which is the actual number of days in such calendar year and the denominator of which is the actual number of days in the Calculation Period.

2.            Method of Payment. The Issuer will pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to Defaulted Interest. The Notes will be payable as to principal, premium, if any, and interest by, in the case of Notes represented by the Global Notes, wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or its nominee and, in the case of Definitive Notes, wire transfer of immediately available funds to the accounts specified by the Holders of the Notes or, if no such account is specified, by mailing a check to each such Holder at its address set forth in the register of Holders. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Holders must surrender their Notes to the Paying Agent to collect payments of principal and premium, if any.

1 In the case of Notes issued on the Issue Date.

3.            Paying Agent and Registrar. Initially, Computershare Trust Company, N.A. will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without prior notice to any Holder, and the Issuer or any of its Subsidiaries may act as Paying Agent or Registrar, all in accordance with the Indenture.

4.            Indenture. The Issuer issued the Notes under an Indenture, dated as of December 6, 2023 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the Guarantors and Computershare Trust Company, N.A., as the Trustee and Notes Collateral Agent. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling (to the extent permitted by law). The Notes are secured obligations of the Issuer. The Issuer initially has issued US$1,000,000,000 in aggregate principal amount of Notes. The Issuer may issue Additional Notes under the Indenture, subject to Section 4.3 of the Indenture.

5.            Optional Redemption.

(a)            On or after January 15, 2027, the Issuer may, on any one or more occasions, redeem all or a part of the Notes at any time or from time to time, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, on the Notes redeemed, to, but excluding, the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to the Redemption Date), if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage
2027	103.375%
2028	101.688%
2029 and thereafter	100.000%

(b)            At any time prior to January 15, 2027, the Issuer may on any one or more occasions redeem up to an aggregate of 40% of the aggregate principal amount of Notes (including, for greater certainty, any Additional Notes) then outstanding under the Indenture at a Redemption Price (as calculated by the Issuer) equal to (i) 106.750% of the aggregate principal amount thereof, with an amount equal to or less than the net cash proceeds from one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer plus (ii) accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided that: (1) at least 50% of the aggregate principal amount of the Notes originally issued under the Indenture on the Issue Date remain outstanding immediately after the occurrence of such redemption (but excluding any Additional Notes issued under the Indenture after the Issue Date); and (2) each such redemption occurs within 180 days of the date of the closing of any such Equity Offering.

(c)            In addition, at any time prior to January 15, 2027, the Issuer may on any one or more occasions redeem all or a part of the Notes at a Redemption Price equal to the sum of: (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium at the Redemption Date, plus (iii) accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date).

(d)            If, as a result of:

(1)	any amendment to, or change in, the laws or treaties (or regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction which is announced and becomes effective on or after the Issue Date (or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date); or

(2)	any amendment to, or change in, the existing official position or the introduction of an official position regarding the application, interpretation, administration or assessing practices of any such laws, regulations or rulings of any Relevant Taxing Jurisdiction, or a judicial decision rendered by a court of competent jurisdiction (whether or not made, taken or reached with respect to the Issuer or any of the Guarantors) which is announced and becomes effective on or after the Issue Date (or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date), the Issuer or any Guarantor has become or will become obligated to pay, on the next date on which any amount would be payable with respect to the Notes or a Note Guarantee, as applicable, Additional Amounts or indemnification payments as described under Section 4.21 of the Indenture with respect to the Relevant Taxing Jurisdiction, which payment the Issuer or the Guarantor cannot avoid with the use of reasonable measures available to it (including making payment through a paying agent located in another jurisdiction), then the Issuer may, at its option, redeem all but not less than all of the Notes, upon not more than 60 days’ notice prior to the earliest date on which the Issuer or a Guarantor, as applicable, would be required to pay such Additional Amounts or indemnification payments, at a redemption price of 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date. Prior to the giving of any notice of redemption described in Section 3.8 of the Indenture, the Issuer will deliver to the Trustee a written opinion of independent legal counsel to the Issuer or the Guarantor, as applicable, of recognized standing to the effect that the Issuer or the Guarantor, as applicable, has or will become obligated to pay such Additional Amounts or indemnification payments as a result of an amendment or change as set forth in Section 3.8 of the Indenture.

(e)            The Issuer may redeem all of the Notes that remain outstanding, at the Redemption Price and subject to the terms and conditions, set forth in Section 4.11(i) of the Indenture.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Except as set forth in paragraph 6, the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.            Mandatory Redemption.

Except as provided in the Indenture, the Issuer shall not be required to make any mandatory or sinking fund payments with respect to the Notes.

7.            Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. The Issuer shall notify the Trustee and any Holder promptly of a change to the minimum denomination of any Notes. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar or the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any tax or similar charge or other fee required by law and payable in connection therewith or permitted by the Indenture. The Issuer is not required to exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer is not required to exchange or register the transfer of any Notes for a period of 15 days before the day of any selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

8.            Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes. Only registered Holders shall have rights hereunder.

9.            Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes and the Collateral Documents may be amended or supplemented with the written consent of the Holders of at least a majority in outstanding principal amount of the Notes, and any existing Default or compliance with any provision of the Indenture, the Notes, the Note Guarantees or the Collateral Documents may be waived with the written consent of the Holders of at least a majority in outstanding principal amount of the Notes. Without the consent of any Holder of a Note, the Indenture, the Notes, the Note Guarantees or the Collateral Documents may be amended or supplemented with respect to certain matters specified in the Indenture.

10.            Defaults. If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared (or will become) due and payable in the manner and with the effect provided in the Indenture.

11.            Defeasance. The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Issuer on this Note and (ii) certain restrictive covenants and the related Events of Default, subject to compliance by the Issuer with certain conditions set forth in the Indenture, which provisions apply to this Note.

12.            Note Guarantees. The Issuer’s obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

13.            Authentication. This Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an Authenticating Agent.

14.            Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (=tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

15.            Governing Law. THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES ARE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16.            CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or similar numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.** Requests may be made to:

GFL Environmental Inc.
100 New Park Place, Suite 500
Vaughan, Ontario L4K 0H9
Canada
Attention: Patrick Dovigi

17.            Security. The Notes and the Note Guarantees will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Collateral Documents. The Trustee and the Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Notes Secured Parties, in each case pursuant to the Collateral Documents and the First Lien Intercreditor Agreement. Each Holder, by accepting this Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the foreclosure and release of Collateral) and the First Lien Intercreditor Agreement, each as may be in effect or may be amended from time to time in accordance with their terms and the Indenture, and authorizes and directs the Notes Collateral Agent to enter into the Collateral Documents and the First Lien Intercreditor Agreement on the Issue Date, and the Collateral Documents at any time after the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith.

*Delete	for Additional Securities.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I)	or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I. D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint___________________________________________________________

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:**__________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.7 or Section 4.11 of the Indenture, check the appropriate box below:

☐      Section 4.7      ☐      Section 4.11

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.7 or Section 4.11 of the Indenture, state the amount you elect to have purchased:

$______________

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

If Note is held through a custodian, name of the custodian through which the Note is held:

Name of Beneficial Holder: ___________________________________________

DTC Custodian’s Name: _____________________________________________

DTC Custodian’s Participant Number:_______________

Custodian Contact Name: ______________________________________
Address:
Phone Number:
Email Address:

Signature Guarantee:** __________

*	Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program acceptable to the Trustee).

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is US$___________. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following such Decrease or Increase	Signature of Authorized Officer of Trustee or Notes Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

GFL Environmental Inc.
100 New Park Place, Suite 500
Vaughan, Ontario L4K 0H9

Canada

Computershare Trust Company, N.A.
6200 S. Quebec Street

Greenwood Village, CO 80111
Attention: Corporate Trust Department – GFL

Re: GFL Environmental Inc. 6.750% Senior Secured Notes due 2031

CUSIP

Reference is hereby made to the Indenture, dated as of December 6, 2023 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among GFL Environmental Inc. (the “Issuer”), the guarantors named therein and Computershare Trust Company, N.A., as trustee and as notes collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Note[s] or beneficial interest in such Note[s] in the principal amount of $             (the “Transfer”), to           (the “Transferee”). In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.      ☐      Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.      ☐      Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the Transfer is being made prior to the expiration of the Restricted Period, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.      ☐      Check if Transferee will take delivery of a beneficial interest in a Restricted Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act (other than Rule 144A or Regulation S) and any applicable blue sky securities laws of any state of the United States.

4.      ☐      Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)      ☐      Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)      ☐      Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)      ☐      Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:

Title:

Dated:

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

GFL Environmental Inc.
100 New Park Place, Suite 500
Vaughan, Ontario L4K 0H9
Canada

Computershare Trust Company, N.A.
6200 S. Quebec Street

Greenwood Village, CO 80111
Attention: Corporate Trust Department – GFL

Re: GFL Environmental Inc. 6.750% Senior Secured Notes due 2031

CUSIP

Reference is hereby made to the Indenture, dated as of December 6, 2023 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among GFL Environmental Inc. (the “Issuer”), the guarantors named therein and Computershare Trust Company, N.A., as trustee and as notes collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to exchange the Note[s] or beneficial interest in such Note[s] specified herein, in the principal amount of $                   (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.            Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)      ☐      Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)      ☐      Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)      ☐      Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)      ☐      Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.            Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)      ☐      Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)      ☐      Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:

Title:

Dated:

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [           ], 20__, among [Name of Subsequent Guarantor(s)] (the “New Guarantor”), a subsidiary of GFL Environmental Inc., a corporation organized under the laws of the Province of Ontario [or its permitted successor] (the “Issuer”), the Issuer and Computershare Trust Company, N.A., a national banking association, as trustee under the Indenture referred to herein (the “Trustee”) and as notes collateral agent under the Indenture referred to herein (the “Notes Collateral Agent”). The New Guarantor and the existing Guarantors are sometimes referred to collectively herein as the “Guarantors,” or individually as a “Guarantor.”

W I T N E S S E T H

WHEREAS, the Issuer and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of December 6, 2023, among the Issuer, the Guarantors named therein and the Trustee (as further amended, supplemented or otherwise modified from time to time, the “Indenture”), relating to the 6.750% Senior Secured Notes due 2031 (the “Notes”) of the Issuer;

WHEREAS, Section 4.9 of the Indenture in certain circumstances requires the Issuer to cause a Restricted Subsidiary (i) to become a Guarantor by executing a supplemental indenture and (ii) to deliver an Officer’s Certificate and Opinion of Counsel to the Trustee as provided in such Section; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer and the Trustee and Notes Collateral Agent are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;

NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.            Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.            Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantees and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantees.

3.            Execution and Delivery. The New Guarantor agrees that its Note Guarantee shall remain in full force and effect notwithstanding the absence of an endorsement of any notation of such Note Guarantee on any Note.

4.            Governing Law. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES ARE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6.            Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.            The Trustee and the Notes Collateral Agent. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or the Notes Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and Notes Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Notes Collateral Agent, as applicable, with respect hereto.

8.            Benefits Acknowledged. The New Guarantor’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. The New Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Note Guarantee are knowingly made in contemplation of such benefits.

9.            Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:      , 20__

[NEW GUARANTOR]

By:
Name:
Title:

GFL ENVIRONMENTAL INC.

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee and Notes Collateral Agent

Authorized Signatory

D-4